                                                                    Exhibit 99.8






















                  -----------------------------------------

                          THIRD AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                      EOP OPERATING LIMITED PARTNERSHIP

                  -----------------------------------------



                                                      Dated as of July 2,2001

                              TABLE OF CONTENTS

ARTICLE I DEFINED TERMS............................................................2
ARTICLE II ORGANIZATIONAL MATTERS..................................................17
     Section 2.1   Organization....................................................17
     Section 2.2   Name............................................................17
     Section 2.3   Registered Office and Agent; Principal Office...................17
     Section 2.4   Term............................................................17
ARTICLE III PURPOSE................................................................18
     Section 3.1   Purpose and Business............................................18
     Section 3.2   Powers..........................................................18
ARTICLE IV CAPITAL CONTRIBUTIONS AND ISSUANCES Of PARTNERSHIP INTERESTS............18
     Section 4.1   Capital Contributions of the Partners...........................18
     Section 4.2   Issuances of Partnership Interests..............................19
     Section 4.3   No Preemptive Rights............................................21
     Section 4.4   Other Contribution Provisions...................................21
     Section 4.5   No Interest on Capital..........................................21
     Section 4.6   Separate Agreements.............................................21
ARTICLE V DISTRIBUTIONS............................................................21
     Section 5.1   Requirement and Characterization of Distributions...............21
     Section 5.2   Amounts Withheld................................................25
     Section 5.3   Distributions Upon Liquidation..................................25
     Section 5.4   Revisions to Reflect Issuance of Partnership Interests..........25
ARTICLE VI ALLOCATIONS.............................................................25
     Section 6.1   Allocations For Capital Account Purposes........................25
     Section 6.2   Revisions to Allocations to Reflect Issuance of Partnership
            Interests..............................................................28
ARTICLE VII MANAGEMENT AND OPERATIONS OF BUSINESS..................................28
     Section 7.1   Management......................................................28
     Section 7.2   Certificate of Limited Partnership..............................33
     Section 7.3   Title to Partnership Assets.....................................33
     Section 7.4   Reimbursement of the General Partner............................33
     Section 7.5   Outside Activities of the General Partner; Relationship of
            Shares to Partnership Units; Funding Debt..............................36
     Section 7.6   Transactions with Affiliates....................................38
     Section 7.7   Indemnification.................................................38
     Section 7.8   Liability of the General Partner................................40
     Section 7.9   Other Matters Concerning the General Partner....................41
     Section 7.10  Reliance by Third Parties.......................................43
     Section 7.11  Restrictions on General Partner's Authority.....................43
     Section 7.12  Loans by Third Parties..........................................44

ARTICLE VIII RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS............................45
     Section 8.1   Limitation of Liability.........................................45
     Section 8.2   Management of Business..........................................45
     Section 8.3   Outside Activities of Limited Partners..........................45
     Section 8.4   Return of Capital...............................................45
     Section 8.5   Rights of Limited Partners Relating to the Partnership..........46
     Section 8.6   Redemption Right................................................48
ARTICLE IX BOOKS, RECORDS, ACCOUNTING AND REPORTS..................................50
     Section 9.1   Records and Accounting..........................................50
     Section 9.2   Fiscal Year.....................................................51
     Section 9.3   Reports.........................................................51
ARTICLE X TAX MATTERS..............................................................51
     Section 10.1  Preparation of Tax Returns......................................51
     Section 10.2  Tax Elections...................................................51
     Section 10.3  Tax Matters Partner.............................................52
     Section 10.4  Organizational Expenses.........................................53
     Section 10.5  Withholding.....................................................53
ARTICLE XI TRANSFERS AND WITHDRAWALS...............................................54
     Section 11.1  Transfer........................................................54
     Section 11.2  Transfers of Partnership Interests of General Partner...........54
     Section 11.3  Limited Partners' Rights to Transfer............................55
     Section 11.4  Substituted Limited Partners....................................57
     Section 11.5  Assignees.......................................................58
     Section 11.6  General Provisions..............................................59
ARTICLE XII ADMISSION OF PARTNERS..................................................61
     Section 12.1  Admission of a Successor General Partner........................61
     Section 12.2  Admission of Additional Limited Partners........................61
     Section 12.3  Amendment of Agreement and Certificate of Limited Partnership...62
ARTICLE XIII DISSOLUTION AND LIQUIDATION...........................................62
     Section 13.1  Dissolution.....................................................62
     Section 13.2  Winding Up......................................................63
     Section 13.3  Compliance with Timing Requirements of Regulations;
            Restoration of Deficit Capital Accounts................................64
     Section 13.4  Rights of Limited Partners......................................66
     Section 13.5  Notice of Dissolution...........................................66
     Section 13.6  Cancellation of Certificate of Limited Partnership..............66
     Section 13.7  Reasonable Time for Winding Up..................................67
     Section 13.8  Waiver of Partition.............................................67
     Section 13.9  Liability of Liquidator.........................................67
ARTICLE XIV AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS...........................67
     Section 14.1  Amendments......................................................67
     Section 14.2  Meetings of the Partners........................................69

ARTICLE XV GENERAL PROVISIONS......................................................70
     Section 15.1  Addresses and Notice............................................70
     Section 15.2  Titles and Captions.............................................70
     Section 15.3  Pronouns and Plurals............................................70
     Section 15.4  Further Action..................................................70
     Section 15.5  Binding Effect..................................................70
     Section 15.6  Creditors.......................................................71
     Section 15.7  Waiver..........................................................71
     Section 15.8  Counterparts....................................................71
     Section 15.9  Applicable Law..................................................71
     Section 15.10 Invalidity of Provisions........................................71
     Section 15.11 Power of Attorney...............................................71
     Section 15.12 Entire Agreement................................................73
     Section 15.13 No Rights as Shareholders.......................................73
     Section 15.14 Limitation to Preserve REIT Status..............................73

                                  EXHIBIT A
                           FORM OF PARTNER REGISTRY

                                  EXHIBIT B
                         CAPITAL ACCOUNT MAINTENANCE

                                  EXHIBIT C
                           SPECIAL ALLOCATION RULES

                                  EXHIBIT D
                             NOTICE OF REDEMPTION

                                  EXHIBIT E
                   PROTECTED PARTNERS AND PROTECTED AMOUNTS

                                 EXHIBIT E-1
                               (CAP Agreement)

                                 EXHIBIT E-2
                               (1120 Agreement)

                                 EXHIBIT E-3
                          (Wright Runstad Agreement)

                                 EXHIBIT E-4
                            (Galbreath Agreement)

                                 EXHIBIT E-5
                         (Palo Alto Square Agreement)

                                 EXHIBIT E-6
                           (Cornerstone Agreement)

                                 EXHIBIT E-7
             (ECH-North Loop/Theater District Parking Agreement)

                                 EXHIBIT E-8
           (Seattle World Trade Center -- East Building Agreement)

                                 EXHIBIT E-9
                             (Spieker Agreement)

                                 ATTACHMENT A
                          (Series A Preferred Units)

                                 ATTACHMENT B
                          (Series B Preferred Units)

                                 ATTACHMENT C
                          (Series C Preferred Units)

                                 ATTACHMENT D
                          (Series D Preferred Units)

                                 ATTACHMENT E
                          (Series E Preferred Units)

                                 ATTACHMENT F
                          (Series F Preferred Units)

                          THIRD AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                      EOP OPERATING LIMITED PARTNERSHIP


               THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of July 2, 2001, is entered into by and among Equity Office Properties Trust, a Maryland real estate investment trust, as the General Partner, and the Persons whose names are set forth on the Partner Registry (as hereinafter defined) as Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

               WHEREAS, Equity Office Properties Trust, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, an Illinois limited Partnership, and certain other persons named therein entered into an Agreement of Limited Partnership of EOP Operating Limited Partnership dated as of July 3, 1997, pursuant to which the Partnership was formed (the "Original Partnership Agreement");

               WHEREAS, the General Partner and the other Partners in the Partnership entered into eleven amendments to the Original Partnership Agreement (the "Prior Amendments") and 20 addenda to the Original Partnership Agreement effecting the admission of Additional Limited Partners to the Partnership, the withdrawal of certain Partners from the Partnership, and, in some cases, certain amendments to provisions of the Original Partnership Agreement made in connection therewith (the "Prior Addenda");

               WHEREAS, the General Partner and the other Partners in the Partnership entered into the First Amended and Restated Agreement of Limited Partnership, dated as of May 1, 2000, to incorporate the Original Partnership Agreement, the Prior Amendments, and the Prior Addenda (the "First Amended and Restated Agreement"); and

               WHEREAS, in connection with the merger of Cornerstone Properties Limited Partnership, the General Partner and the other Partners in the Partnership entered into amendments to the First Amended and Restated Agreement of Limited Partnership by entering into the Second Amended and Restated Agreement of Limited Partnership, dated as of June 19, 2000 (the "Second Amended and Restated Agreement");

               WHEREAS, the General Partner and the other Partners in the Partnership entered into five amendments to the Second Amended and Restated Agreement;

               WHEREAS, the Partnership redeemed the Series D 7% Cumulative Convertible Preferred Units;

               WHEREAS, in connection with the merger of Spieker Properties, L.P. ("Spieker Partnership") with and into the Partnership (the "Spieker Merger") on July 2, 2001, the Partnership issued Class A units to holders of common units of partnership interest of Spieker Partnership and issued new Series D Preferred Units, Series E Preferred Units and Series F Preferred Units (all as hereinafter defined) to the holder of certain preferred partnership interests in Spieker Partnership;

               WHEREAS, in connection with the Spieker Merger, the General Partner and the other Partners in the Partnership now desire to amend the Second Amended and Restated Agreement and reflect the issuance of the Series D Preferred Units, Series E Preferred Units and Series F Preferred Units, certain agreements between the Partnership and certain Partners that received Class A Units of the Partnership in the Spieker Merger, and certain other matters by entering into this Third Amended and Restated Agreement of Limited Partnership;

               NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Second Amended and Restated Agreement of Limited Partnership in its entirety and agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:

                                  ARTICLE I
                                DEFINED TERMS

               The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

               "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

               "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

               "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

               "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

               "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.

               "Adjustment Date" has the meaning set forth in Section 4.2.B.

               "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and
(iii) above. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Aggregate Protected Amount" means the aggregate balances of the Protected Amounts, if any, of all Protected Partners, as determined on the date in question.

               "Agreed Value" means (i) in the case of any Contributed Property, the 704(c) Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, as the same is reflected in the books and records of the Partnership; and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.

               "Agreement" means this Third Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

                "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

               "Available Cash" means, with respect to any period for which such calculation is being made:

               (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

               (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

                      (i) all interest, principal and other debt payments made during such period by the Partnership,

                      (ii) all cash expenditures (including capital expenditures) made by the Partnership during such period,

                      (iii) investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and

                      (iv) the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

               Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

               "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

               "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to close.

               "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B.

               "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to
Section 4.1 or 4.2.

               "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners' Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

               "Cash Amount" means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.

               "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

               "Class A" has the meaning set forth in Section 5.1.C.

               "Class A Share" has the meaning set forth in Section 5.1.C.

               "Class A Unit" means any Partnership Unit that is not specifically designated by the General Partner as being of another specified class of Partnership Units.

               "Class B" has the meaning set forth in Section 5.1.C.

               "Class B Share" has the meaning set forth in Section 5.1.C.

               "Class B Unit" means a Partnership Unit that is specifically designated by the General Partner as being a Class B Unit.

               "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

               "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2.

               "Consent of the Outside Limited Partners" means the Consent of Limited Partners (excluding for this purpose any Limited Partnership Interests held by the General Partner, any Person of which the General Partner owns or controls more than fifty percent (50%) of the voting interests and any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the General Partner) holding Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interest of all Limited Partners who are not excluded for the purposes hereof.

               "Consolidation" means (i) the transactions whereby the Partnership acquired interests in certain office properties owned by the Opportunity Partnerships and certain asset management and property management businesses that provided services to those properties and to other office properties, in exchange for Partnership Units, and (ii) the merger of the ZML Investors, Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real Estate Opportunity Partners III Trust and Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust with and into Equity Office Properties Trust, all as described in a Joint Proxy Statement/Offering Memorandum dated March 25, 1997.

               "Contributed Property" means each property or other asset contributed to the Partnership, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.

               "Conversion Factor" means 1.0; provided that, if the General Partner Entity (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that if an entity shall cease to be the General Partner Entity (the "Predecessor Entity") and another entity shall become the General Partner Entity (the "Successor Entity"), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which is the Value of one Share of the Predecessor Entity, determined as of the date when the Successor Entity becomes the General Partner Entity, and the denominator of which is the Value of one Share of the Successor Entity, determined as of that same date. (For purposes of the second proviso in the preceding sentence, if any shareholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the General Partner Entity, the numerator in the fraction described above for determining the adjustment to the Conversion Factor (that is, the Value of one Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value (as determined in good faith by the General Partner) of any securities and other consideration that the holder of one Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares).) Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

               "Convertible Funding Debt" has the meaning set forth in Section 7.5.F.

               "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

               "Declaration of Trust" means the Articles of Amendment and Restatement of Declaration of Trust of Equity Office Properties Trust filed in the State of Maryland on July 9, 1997, as amended or restated from time to time.

               "Deemed Partnership Interest Value" means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interest of such class multiplied by the applicable Partner's Percentage Interest of such class.

               "Deemed Value of the Partnership Interest" means, as of any date with respect to any class of Partnership Interests, (a) if the common shares of beneficial interest (or other comparable equity interests) of the General Partner Entity are Publicly Traded (i) the total number of shares of beneficial interest (or other comparable equity interest) of the General Partner Entity corresponding to such class of Partnership Interest (as provided for in Section 4.2.B) issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Value of a share of such beneficial interest (or other comparable equity interest) on such date divided by (ii) the Percentage Interests of the General Partner, held directly or indirectly through another entity, in such class of Partnership Interests on such date, and (b) otherwise, the aggregate Value of such class of Partnership Interests determined as set forth in the fourth and fifth sentences of the definition of Value. For purposes of clause (a) of the preceding sentence, "Value" means the average of the daily market price of such corresponding shares of beneficial interest (or other comparable equity interests) of the General Partner Entity for such number of consecutive trading days or the Business Day immediately preceding the date with respect to which Value must be determined (which number of days or the Business Day shall be determined by the General Partner in its sole discretion), with the market price for each such trading day being the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. Notwithstanding any of the foregoing, with respect to any class or series of Partnership Interests that is entitled to a preference as compared to the class of Partnership Interests corresponding to common shares of beneficial interests (or other comparable equity interests) of the General Partner Entity, "Value" means the stated liquidation preference or value of such class or series of Partnership Interests provided in the instrument establishing such class or series of Partnership Interests (unless otherwise provided in such instrument).

               "Depreciation" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

               "Distribution Period" has the meaning set forth in Section
5.1.C.

               "Effective Date" means the date of the closing of the Consolidation.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Partner" means either any (a) Limited Partner or (b) holder of shares of beneficial interest in the General Partner that received such Shares in the mergers of ZML Investors, Inc., ZML Investors II, Inc., Zell/Merrill Lynch Real Estate Opportunity Partners III Trust, and Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust into the General Partner, and which Limited Partner or shareholder is either (i) an employee benefit plan subject to Title I of ERISA or section 4975 of the Code, or (ii) a nominee for or a trust established pursuant to such employee benefit plan, or (iii) which is an entity whose underlying assets include assets of such employee benefit plan by reason of such plan's investment in such entity.

               "ERISA Plan" means an "employee benefit plan" as that term is defined in 29 U.S.C. Section 1002(3), and which is not exempt from regulation under ERISA by virtue of 29 U.S.C. Section 1003(b).

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Fair Value" shall have the meaning described in Section 7.09.E(iv).

               "Funding Debt" means the incurrence of any Debt by or on behalf of the General Partner Entity for the purpose of providing funds to the Partnership.

               "General Partner" means Equity Office Properties Trust, a Maryland real estate investment trust, or its successor, as general partner of the Partnership.

               "General Partner Entity" means the General Partner; provided, however, that if (i) the common shares of beneficial interest (or other comparable equity interests) of the General Partner are at any time not Publicly Traded and (ii) the common shares of beneficial interest (or other comparable equity interests) of an entity that owns, directly or indirectly, fifty percent (50%) or more of the common shares of beneficial interest (or other comparable equity interests) of the General Partner are Publicly Traded, the term "General Partner Entity" shall refer to such entity whose common shares of beneficial interest (or other comparable equity securities) are Publicly Traded. If both requirements set forth in clauses (i) and (ii) above are not satisfied, then the term "General Partner Entity" shall mean the General Partner.

               "General Partnership Interest" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partnership Interest may be expressed as a number of Partnership Units.

               "General Partner Payment" has the meaning set forth in Section
15.14 hereof.

               "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

               "Immediate Family" means, with respect to any natural Person, such natural Person's spouse, parents, descendants, nephews, nieces, brothers, and sisters.

               "Incapacity" or "Incapacitated" means, (i) as to any individual who is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership, (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety
(90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

               "Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner, (B) a Limited Partner, or
(C) a trustee, director or officer of the Partnership, or the General Partner and (ii) such other Persons (including Affiliates of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

               "Limited Partner" means any Person named as a Limited Partner in the Partner Registry or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

               "Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

               "Liquidating Event" has the meaning set forth in Section 13.1.

               "Liquidator" has the meaning set forth in Section 13.2.A.

               "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

               "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

               "New Securities" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under any Share Option Plan, or (ii) any Debt issued by the General Partner Entity that provides any of the rights described in clause (i).

               "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

               "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

               "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

               "Notice of Redemption" means a Notice of Redemption substantially in the form of Exhibit D.

               "Opportunity Partnerships" means, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III, and Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV.

               "Partner" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

               "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

               "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

               "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

               "Partner Registry" means the Partner Registry maintained by the General Partner in the books and records of the Partnership in substantially the form of the Partner Registry attached hereto as Exhibit A and in accordance with Section 7.1.A(21).

               "Partnership" means the limited partnership formed under the Act upon the terms and conditions set forth in the Original Partnership Agreement and continued pursuant to this Agreement, or any successor to such limited partnership.

               "Partnership Interest" means a Limited Partnership Interest or a General Partnership Interest and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

               "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

               "Partnership Record Date" means the record date established by the General Partner either (i) for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner Entity for a distribution to its shareholders of some or all of its portion of such distribution, or (ii) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section 14.2 hereof.

               "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2, and includes Class A Units, Class B Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, and any other classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in the Partner Registry.

               "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

               "Percentage Interest" means, as to a Partner holding a class of Partnership Interests, its interest in such class, determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in the Partner Registry multiplied by the aggregate Percentage Interest allocable to such class of Partnership Interests. If the Partnership shall at any time have outstanding more than one class of Partnership Interests, the Percentage Interest attributable to each class of Partnership Interests shall be determined as set forth in Section 4.2.B.

               "Person" means a natural person, partnership (whether general or limited), trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or any representative capacity.

               "Predecessor Entity" has the meaning set forth in the definition of "Conversion Factor" herein.

               "Protected Amount" means the amount specified on Exhibit E with respect to any Protected Partner, as such Exhibit may be amended from time to time.

               "Protected Partner" means a Partner designated as a Protected Partner on Exhibit E, as such Exhibit may be amended from time to time, which Protected Partner is obligated to make certain contributions, not in excess of such Protected Partner's Protected Amount, to the Partnership with respect to any deficit balance in such Partner's Capital Account upon the occurrence of certain events. A Protected Partner who is obligated to make any such contribution only upon liquidation of the Partnership shall be designated on Exhibit E as a Part I Protected Partner and a Protected Partner who is obligated to make any such contribution to the Partnership either upon liquidation of the Partnership or upon liquidation of such Protected Partner's Partnership Interest shall be designated on Exhibit E as a Part II Protected Partner.

                "Publicly Traded" means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the NASDAQ National Market, or any successor to any of the foregoing.

               "Qualified REIT Subsidiary" means any Subsidiary of the General Partner that is a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

               "Qualified Transferee" means an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.

               "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized either as ordinary income or as "unrecaptured Section 1250 gain" (as defined in Section 1(h)(7) of the Code because it represents the recapture of deductions previously taken with respect to such property or asset.

               "Recourse Liabilities" means the amount of liabilities owed by the Partnership (other than Nonrecourse Liabilities and liabilities to which Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).

               "Redeeming Partner" has the meaning set forth in Section 8.6.A.

               "Redemption Amount" means either the Cash Amount or the Shares Amount, as determined by the General Partner, in its sole and absolute discretion; provided that if the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount. A Redeeming Partner shall have no right, without the General Partner's consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.

               "Redemption Right" has the meaning set forth in Section 8.6.A.

               "Regulations" means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               "REIT" means a real estate investment trust under Section 856 of the Code.

               "REIT Requirements" has the meaning set forth in Section 5.1.A.

               "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

               "Safe Harbor" has the meaning set forth in Section 11.6.F.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Series A Preferred Shares" means the 8.98% Series A Cumulative Redeemable Preferred Shares of Equity Office Properties Trust issued in connection with the merger of Beacon Properties Corporation into Equity Office Properties Trust on December 19, 1997.

               "Series A Preferred Units" means the series of Partnership Units representing units of Limited Partnership Interest designated as the 8.98% Series A Cumulative Redeemable Preferred Units with the designations, preferences and other rights set forth in Attachment A hereto.

               "Series B Preferred Shares" means the 5.25% Series B Convertible, Cumulative Preferred Shares of the Company, with the preferences, conversion and other rights, voting powers , restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of shares as described in the Articles Supplementary to the Declaration of Trust filed with the State Department of Assessments and Taxation of Maryland on February 19, 1998, establishing the series of preferred shares, designated Series B Preferred Shares.

               "Series B Preferred Units" means the series of Partnership Units representing units of Limited Partnership Interest designated as the 5.25% B Convertible, Cumulative Preferred Units, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualification and terms and conditions of redemption of units set forth in Attachment B hereto.

               "Series C Preferred Shares" means the 8 5/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company issued and sold in the underwritten public offering made pursuant to the Company's effective shelf registration statement on Form S-3 (Reg. No. 333-58729), its prospectus dated July 22, 1998, and its related prospectus supplement dated December 1, 1998.

               "Series C Preferred Units" means the series of Partnership Units representing units of Limited Partnership Interest designated as the 8 5/8% Series C Cumulative Redeemable Preferred Units, with the designations, preferences and other rights set forth in Attachment C hereto.

                "Series D Preferred Units" means the series of Partnership Units representing units of Limited Partnership Interest designated as the Series D Cumulative Redeemable Preferred Units, with the designations, preferences and other rights set forth in Attachment D hereto.

               "Series E Preferred Units" means the series of Partnership Units representing units of Limited Partnership Interest designated as the Series E Cumulative Redeemable Preferred Units, with the designations, preferences and other rights set forth in Attachment E hereto.

                "Series F Preferred Units" means the series of Partnership Units representing units of Limited Partnership Interest designated as the Series F Cumulative Redeemable Preferred Units, with the designations, preferences and other rights set forth in Attachment F hereto.

                "704(c) Value" of any Contributed Property means the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as they may adopt; provided, however, subject to Exhibit B, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market values.

               "Share" means a share of beneficial interest (or other comparable equity interest) of the General Partner Entity. Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust (or, if the General Partner is not the General Partner Entity, the organizational documents of the General Partner Entity). If there is more than one class or series of Shares, the term "Shares" shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made. When used with reference to Class A Units, the term "Shares" refers to common shares of beneficial interest (or other comparable equity interest) of the General Partner Entity.

               "Share Option Plan" means any equity incentive plan of the General Partner, the General Partner Entity, the Partnership and/or any Affiliate of the Partnership.

                "Shares Amount" means a number of Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner times the Conversion Factor; provided that, if the General Partner Entity issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the "rights"), then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive.

                "Specified Redemption Date" means the tenth Business Day after receipt by the General Partner of a Notice of Redemption; provided that, if the Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth Business Day after receipt by the General Partner of a Notice of Redemption.

               "Subsidiary" means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

               "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

               "Successor Entity" has the meaning set forth in the definition of "Conversion Factor" herein.

               "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership for cash or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership for cash.

               "Termination Transaction" has the meaning set forth in Section 11.2.B.

               "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.

               "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.

               "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

               "Value" means, with respect to any outstanding Shares of the General Partner Entity that are Publicly Traded, the average of the daily market price for the ten consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Shares of the General Partner Entity are Publicly Traded and the Shares Amount includes rights that a holder of Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Shares of the General Partner Entity are not Publicly Traded, the Value of the Shares Amount per Partnership Unit offered for redemption (which will be the Cash Amount per Partnership Unit offered for redemption payable pursuant to Section 8.6.A) means the amount that a holder of one Partnership Unit would receive if each of the assets of the Partnership were to be sold for its fair market value on the Specified Redemption Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such Value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms' length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership's minority interest in any property or any illiquidity of the Partnership's interest in any property). In connection with determining the Deemed Value of the Partnership Interest for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering or an arm's length private placement of shares of beneficial interest (or other comparable equity interest) of the General Partner, the Value of such shares shall be the public offering or arm's length private placement price per share of such class of beneficial interest (or other comparable equity interest) sold.

                                  ARTICLE II
                            ORGANIZATIONAL MATTERS


SECTION 2.1       ORGANIZATION

               The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Original Agreement, as amended by the Prior Amendments, the Prior Addenda, the First Amended and Restated Agreement, and the Second Amended and Restated Agreement. The Partners hereby agree to continue the business of the Partnership on the terms set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.


SECTION 2.2       NAME

               The name of the Partnership is EOP Operating Limited Partnership. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of any of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.


SECTION 2.3       REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE

               The address of the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Trust Company. The principal office of the Partnership shall be Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.


SECTION 2.4       TERM

               The term of the Partnership commenced on November 1, 1996, and shall continue until December 31, 2095, unless it is dissolved sooner pursuant to the provisions of Article XIII or as otherwise provided by law.

                                 ARTICLE III
                                   PURPOSE


SECTION 3.1       PURPOSE AND BUSINESS

               The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner Entity at all times to be classified as a REIT, unless the General Partner Entity ceases to qualify or is not qualified as a REIT for any reason or reasons not related to the business conducted by the Partnership,
(ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, the Partners acknowledge that the status of the General Partner Entity as a REIT inures to the benefit of all the Partners and not solely to the General Partner Entity or its Affiliates.


SECTION 3.2       POWERS

               The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner Entity to continue to qualify as a REIT, (ii) could subject the General Partner Entity to any taxes under Section 857 or
Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over either the General Partner or the General Partner Entity or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                  ARTICLE IV
                     CAPITAL CONTRIBUTIONS AND ISSUANCES
                            OF PARTNERSHIP INTERESTS


SECTION 4.1       CAPITAL CONTRIBUTIONS OF THE PARTNERS

               Prior to the execution of this Agreement, the Partners have made the Capital Contributions as set forth in the Partner Registry. The Partners own Partnership Units in the amounts set forth in the Partner Registry and have Percentage Interests in the

Partnership as set forth in the Partner Registry, which number of Partnership Units and Percentage Interest shall be adjusted in the Partner Registry from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner's Percentage Interest occurring after the date hereof in accordance with the terms of this Agreement. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in the Partner Registry. A number of Partnership Units held by the General Partner equal to one percent (1%) of the aggregate number of Partnership Units owned by the General Partner shall be deemed to be the General Partner Partnership Units and shall be the General Partnership Interest of the General Partner. All other Partnership Units held by the General Partner shall be deemed to be Limited Partnership Interests and shall be held by the General Partner in its capacity as a Limited Partner in the Partnership. Except as provided in Sections 7.5, 10.5, and 13.3 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). Except as otherwise set forth in Section
13.3 hereof, no Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.


SECTION 4.2       ISSUANCES OF PARTNERSHIP INTERESTS

               A. General. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) Partnership Units or other Partnership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined, subject to applicable Delaware law, by the General Partner in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such Partnership Units or other Partnership Interests shall be issued to the General Partner unless either (a) the Partnership Interests are issued in connection with the grant, award or issuance of Shares or other equity interests in the General Partner having designations, preferences and other rights such that the economic interests attributable to such Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Partnership Interests issued to the General Partner in accordance with this Section 4.2.A or (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class. If the Partnership issues Partnership Interests pursuant to this
Section 4.2.A, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.4, Section 6.2 and Section 8.6) as it deems necessary to reflect the issuance of such Partnership Interests.

               B. Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for Partnership Units and so long as the Partnership shall have outstanding more than one class of Partnership Interests, the Percentage Interest related thereto shall be equal to a fraction, the numerator of which is equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, contributed with respect to such additional Partnership Units and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests for all outstanding classes (computed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an "Adjustment Date")) plus (ii) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Partnership Units. The Percentage Interest of each other Partner holding Partnership Interests not making a full pro rata Capital Contribution shall be adjusted to a fraction the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Limited Partner (computed as of the Business Day immediately preceding the Adjustment Date) plus (ii) the amount of additional Capital Contributions (such amount being equal to the amount of cash, if any, plus the Agreed Value of Contributed Property, if any, so contributed), if any, made by such Partner to the Partnership in respect of such Partnership Interest as of such Adjustment Date and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of all outstanding classes (computed as of the Business Day immediately preceding such Adjustment Date) plus (ii) the aggregate amount of the additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such additional Partnership Interests. For purposes of calculating a Partner's Percentage Interest pursuant to this
Section 4.2.B, cash Capital Contributions by the General Partner will be deemed to equal the cash contributed by the General Partner plus (a) in the case of cash contributions funded by an offering of any equity interests in or other securities of the General Partner, the offering costs attributable to the cash contributed to the Partnership, and (b) in the case of Partnership Units issued pursuant to Section 7.5.E, an amount equal to the difference between the Value of the Shares sold pursuant to any Share Option Plan and the net proceeds of such sale.

               C. Classes of Partnership Units. Subject to Section 4.2.A above and Section 4.2.D below, the Partnership shall have two classes of Partnership Units entitled "Class A Units" and "Class B Units." Either Class A Units or Class B Units, at the election of the General Partner, in its sole and absolute discretion, may be issued to newly admitted Partners in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or other assets or consideration; provided that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Class A Unit. Each Class B Unit shall be converted automatically into a Class A Unit on the day immediately following the Partnership Record Date for the Distribution Period (as defined in Section 5.1.C) in which such Class B Unit was issued, without the requirement for any action by either the Partnership or the Partner holding the Class B Unit.

               D. Preferred Units Outstanding. Pursuant to Section 4.2.A, the Partnership has heretofore established and issued Series A Preferred Units, Series B Preferred Units, and Series C Preferred Units, and the Partnership is establishing and issuing the Series D Preferred Units, the Series E Preferred Units and the Series F Preferred Units in connection with the adoption of this Agreement. The terms and conditions of the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, the Series D Preferred Units, the Series E Preferred Units, and the Series F Preferred Units are set forth in Attachment A, Attachment B, Attachment C, Attachment D, Attachment E, and Attachment F, respectively, attached hereto and made part hereof.


SECTION 4.3       NO PREEMPTIVE RIGHTS

               Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.


SECTION 4.4       OTHER CONTRIBUTION PROVISIONS

               If any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership.


SECTION 4.5       NO INTEREST ON CAPITAL

               No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.


SECTION 4.6       SEPARATE AGREEMENTS

               In connection with the issuance of Partnership Units to certain Additional Limited Partners, the Partnership has entered into separate agreements that set forth additional rights and obligations of such Additional Limited Partners and additional terms and conditions of such Additional Limited Partner's Partnership Interests. Such agreements are described in Exhibits E-1 through E-9 attached hereto and made part hereof.

                                  ARTICLE V
                                DISTRIBUTIONS


SECTION 5.1       REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS

               A. General. The General Partner shall distribute at least quarterly an amount equal to one hundred percent (100%) of Available Cash generated by the

Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period as provided in Sections 5.1.B, 5.1.C and 5.1.D. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit for a quarter or shorter period if such Partner is entitled to receive a distribution with respect to a Share for which such Partnership Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein, in Attachment A, Attachment B, Attachment C, Attachment D, Attachment E, and Attachment F hereto, with respect to Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, and Series F Preferred Units, respectively, or in an agreement at the time a new class or series of Partnership Interests is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner Entity as a REIT, to distribute Available Cash (a) to Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided, that, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated, and (b) to the General Partner in an amount sufficient to enable the General Partner Entity to make distributions to its shareholders that will enable the General Partner Entity to (1) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the "REIT Requirements"), and (2) avoid any federal income or excise tax liability.

               B. Method. (i) Each holder of Partnership Interests that is entitled to any preference in distribution (including, without limitation, the preferences in distribution set forth in Attachment A, Attachment B, Attachment C, Attachment D, Attachment E, and Attachment F hereto with respect to Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, and Series F Preferred Units, respectively) shall be entitled to a distribution in accordance with the rights of any such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date); and

               (ii) To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i), with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date).

               C. Distributions When Class B Units Are Outstanding. If for any quarter or shorter period with respect to which a distribution is to be made (a "Distribution Period") Class B Units are outstanding on the Partnership Record Date for such Distribution Period, the General Partner shall allocate the Available Cash with respect to such Distribution Period available for distribution with respect to the Class A Units and

Class B Units collectively between the Partners who are holders of Class A Units ("Class A") and the Partners who are holders of Class B Units ("Class B") as follows:

                                    (1) Class A shall receive that portion of
                      the Available Cash (the "Class A Share") determined by multiplying the amount of Available Cash by the following fraction:



                                               A x Y
                                      ------------------------
                                          (A x Y)+(B x X)


                                    (2) Class B shall receive that portion of
                      the Available Cash (the "Class B Share") determined by multiplying the amount of Available Cash by the following fraction:



                                               B x X
                                      ------------------------
                                          (A x Y)+(B x X)


                                    (3) For purposes of the foregoing
                      formulas, (i) "A" equals the number of Class A Units outstanding on the Partnership Record Date for such Distribution Period; (ii) "B" equals the number of Class B Units outstanding on the Partnership Record Date for such Distribution Period; (iii) "Y" equals the number of days in the Distribution Period; and (iv) "X" equals the number of days in the Distribution Period for which the Class B Units were issued and outstanding.

               The Class A Share shall be distributed among Partners holding Class A Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class A Units held by each Partner on such Partnership Record Date; provided that in no event may a Partner receive a distribution of Available Cash with respect to a Class A Unit if a Partner is entitled to receive a distribution out of such Available Cash with respect to a Share for which such Class A Unit has been redeemed or exchanged. The Class B Shares shall be distributed among the Partners holding Class B Units on the Partnership Record Date for the Distribution Period in accordance with the number of

Class B Units held by each Partner on such Partnership Record Date. In no event shall any Class B Units be entitled to receive any distribution of Available Cash for any Distribution Period ending prior to the date on which such Class B Units are issued.

               D. Distributions When Class B Units Have Been Issued on Different Dates. If Class B Units which have been issued on different dates are outstanding on the Partnership Record Date for any Distribution Period, then the Class B Units issued on each particular date shall be treated as a separate series of Partnership Units for purposes of making the allocation of Available Cash for such Distribution Period among the holders of Partnership Units (and the formula for making such allocation, and the definitions of variables used therein, shall be modified accordingly). Thus, for example, if two series of Class B Units are outstanding on the Partnership Record Date for any Distribution Period, the allocation formula for each series, "Series B1" and "Series B2" would be as follows:

                                    (1) Series B1 shall receive that portion
                      of the Available Cash determined by multiplying the amount of Available Cash by the following fraction:



                                                B1 x X1
                                    --------------------------------
                                      (A x Y)+(B1 x X1)+(B2 x X2)


                                    (2) Series B2 shall receive that portion
                      of the Available Cash determined by multiplying the amount of Available Cash by the following fraction:



                                                B2 x X2
                                    --------------------------------
                                      (A x Y)+(B1 x X1)+(B2 x X2)


                                    (3) For purposes of the foregoing formulas
                      the definitions set forth in Section 5.1.C.3 remain the same except that (i) "B1" equals the number of Partnership Units in Series B1 outstanding on the Partnership Record Date for such Distribution Period;
                      (ii) "B2" equals the number of Partnership Units in Series B2 outstanding on the Partnership Record Date for such Distribution Period;

                      (iii) "X1" equals the number of days in the Distribution Period for which the Partnership Units in Series B1 were issued and outstanding; and (iv) "X2" equals the number of days in the Distribution Period for which the Partnership Units in Series B2 were issued and outstanding.

               E. Minimum Distributions if Shares Not Publicly Traded. In addition (and without regard to the amount of Available Cash), if the Shares of the General Partner Entity are not Publicly Traded, the General Partner shall make cash distributions with respect to the Class A Units at least annually for each taxable year of the Partnership beginning prior to the fifteenth (15th) anniversary of the Effective Date in an aggregate amount with respect to each such taxable year at least equal to 95% of the Partnership's taxable income for such year allocable to the Class A Units, with such distributions to be made not later than 60 days after the end of such year.


SECTION 5.2       AMOUNTS WITHHELD

               All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.


SECTION 5.3       DISTRIBUTIONS UPON LIQUIDATION

               Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2.


SECTION 5.4       REVISIONS TO REFLECT ISSUANCE OF PARTNERSHIP INTERESTS

               If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article V and the Partner Registry as it deems necessary to reflect the issuance of such additional Partnership Interests without the requirements for any other consents or approvals.

                                  ARTICLE VI
                                 ALLOCATIONS


SECTION 6.1       ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES

               For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit
B) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

               A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C of the Partnership Agreement, Net Income shall be allocated:

                      (1) first, to the General Partner to the extent that cumulative Net Losses previously allocated the General Partner pursuant to Section 6.1.B(6) exceed cumulative Net Income previously allocated to the General Partner pursuant to this clause (1);

                      (2) second, to each Protected Partner until the cumulative Net Income allocated such Protected Partner under this clause (2) equals the cumulative Net Losses allocated such Protected Partner under Section 6.1.B(5) (and, within the class of Protected Partners, pro rata in proportion to their respective percentages of the cumulative Net Losses allocated all Protected Partners pursuant to Section 6.1.B(5) hereof);

                      (3) third, to the General Partner until the cumulative Net Income allocated under this clause (3) equals the cumulative Net Losses allocated the General Partner under Section 6.1.B(4);

                      (4) fourth, to the holders of any Partnership Interests that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (4) equals the cumulative Net Losses allocated to such Partners under Section 6.1.B(3);

                      (5) fifth, to the holders of any Partnership Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Partnership Interests until each such Partnership Interest has been allocated, on a cumulative basis pursuant to this clause (5), Net Income equal to the amount of distributions received which are attributable to the preference of such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); and

                      (6) finally, with respect to Partnership Interests that are not entitled to any preference in the allocation of Net Income, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

               B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses shall be allocated:

                      (1) first, to the holders of Partnership Interests, in proportion to their share of the Net Income previously allocated pursuant to Section 6.1.A(6), to the extent that any prior allocations of Net Income to such Partners pursuant to Section 6.1.A(6) exceed, on a cumulative basis, distributions with respect to such Partnership Interests pursuant to clause (ii) of Section 5.1.B;

                      (2) second, with respect to classes of Partnership Interests that are not entitled to any preference in distribution upon distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided that Net Losses shall not be allocated to any Partner pursuant to this Section 6.1.B(2) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (i) by not including in the Partners' Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to
                      Section 13.3 and (ii) in the case of a Partner who also holds classes of Partnership Interests that are entitled to any preferences in distribution upon liquidation, by subtracting from such Partners' Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);

                      (3) third, with respect to classes of Partnership Interests that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made; provided that Net Losses shall not be allocated to any Partner pursuant to this Section 6.1.B(3) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Partners' Adjusted Capital Accounts any amount that a Partner is obligated to contribute to the Partnership with respect to any deficit in its Capital Account pursuant to Section 13.3) at the end of such taxable year (or portion thereof);

                      (4) fourth, to the General Partner in an amount equal to the excess of (a) the amount of the Partnership Recourse Liabilities over (b) the Aggregate Protected Amount;

                      (5) fifth, to and among the Protected Partners, in proportion to their respective Protected Amounts, until such time as the Protected Partners as a group have been allocated cumulative Net Losses pursuant to this clause
                      (5) equal to the Aggregate Protected Amount; and

                      (6)    thereafter, to the General Partner.

               C. Allocation of Nonrecourse Debt. For purposes of Regulation Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the General Partner by taking into account facts and circumstances relating to each Partner's respective interest in the profits of the Partnership. For this purpose, the General Partner will have discretion in any fiscal year to allocate such excess Nonrecourse Liabilities among the Partners in any manner permitted under Code Section 752 and the Regulations thereunder.

               D. Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.


SECTION 6.2       REVISIONS TO ALLOCATIONS TO REFLECT ISSUANCE OF PARTNERSHIP
                  INTERESTS

               If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article VI and the Partner Registry as it deems necessary to reflect the terms of the issuance of such Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

                                 ARTICLE VII
                    MANAGEMENT AND OPERATIONS OF BUSINESS


SECTION 7.1       MANAGEMENT

               A. Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.11, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

                      (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as are required under Section 5.1.E or will permit the General Partner Entity (so long as the General Partner Entity qualifies as REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner Entity to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations the General Partner deems necessary for the conduct of the activities of the Partnership;

                      (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                      (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper;

                      (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner, its Subsidiaries and the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

                      (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

                      (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

                      (7)    the mortgage, pledge, encumbrance or
                             hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;

                      (8) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                      (9) the holding, managing, investing and reinvesting of cash and other assets of the Partnership;

                      (10) the collection and receipt of revenues and income of the Partnership;

                      (11) the selection, designation of powers, authority and duties and the dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

                      (12) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

                      (13) the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided that, as long as the General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

                      (14) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                      (15) the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

                      (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

                      (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

                      (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

                      (19) the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

                      (20) the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner's exercise of its Redemption Right under Section 8.6; and

                      (21) the maintenance of the Partner Registry to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise.

               B.     No Approval by Limited Partners. Except as provided in
Section 7.11, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

               C. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

               D. Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Partnership under Section 13.

               E. No Obligations to Consider Tax Consequences of Limited Partners. In exercising their authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by any of them. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith and pursuant to its authority under this Agreement.


SECTION 7.2       CERTIFICATE OF LIMITED PARTNERSHIP

               The General Partner has previously filed the Certificate with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.


SECTION 7.3       TITLE TO PARTNERSHIP ASSETS

               Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.


SECTION 7.4       REIMBURSEMENT OF THE GENERAL PARTNER

               A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as the general partner of the Partnership.

               B. Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's organization, the ownership of its assets and its operations.
The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, expenses related to the operations of the General Partner and to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership, such as auditing expenses and filing fees); provided that the amount of any such reimbursement shall be reduced by (i) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A (which interest is considered to belong to the Partnership and shall be paid over to the Partnership to the extent not applied to reimburse the General Partner for expenses hereunder); and
(ii) any amount derived by the General Partner from any investments permitted in
Section 7.5.A. The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. If certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3.C and as a result of indemnification pursuant to Section 7.7. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

         C. Partnership Interest Issuance Expenses. The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance of Partnership Interests, Shares, Debt of the Partnership or the General Partner or rights, options, warrants or convertible or exchangeable securities pursuant to
Article IV (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

         D. Purchases of Shares by the General Partner. If the General Partner exercises its rights under the Declaration of Trust to purchase Shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by the General Partner, any employee equity purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for those Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursable to the General Partner, subject to the conditions that: (i) if those Shares subsequently are to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for those Shares (provided that a transfer of Shares for Partnership Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole Partnership Unit) held by the General Partner equal to the product attained by multiplying the number of those Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

         E. Reimbursement not a Distribution. If and to the extent any reimbursement made pursuant to this Section 7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners' Capital Accounts.

         F. Funding for Certain Capital Transactions. In the event that the General Partner shall undertake to acquire (whether by merger, consolidation, purchase, or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by the General Partner (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties), (i) the Partnership shall advance to the General Partner the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the General Partner through an issuance of Shares described in Section 4.2 or pursuant to a transaction described in Section 7.5.B, (ii) the General Partner shall immediately, upon consummation of such acquisition, transfer to the Partnership (or cause to be transferred to the Partnership), in full and complete satisfaction of such advance and as required by Section 7.5, the assets or equity interests of such Person acquired by the General Partner in such acquisition, and (iii) pursuant to and in accordance with Section 4.2 and Section 7.5.B, the Partnership shall issue to the General Partner Partnership Interests and/or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or Convertible Funding Debt, as the case may be, issued by the General Partner in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting the foregoing, in the event that the General Partner engages in a transaction in which (x) the General Partner (or a wholly owned direct or indirect Subsidiary of the General Partner) merges with another entity (referred to as the "Parent Entity") that is organized in the "UPREIT format" (i.e., where the Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity (referred to as an "Operating Entity")) and the General Partner survives such merger, (y) such Operating Entity merges with or is otherwise acquired by the Partnership in exchange in whole or in part for Partnership Interests, and (z) the General Partner is required or elects to pay part of the consideration in connection with such merger involving the Parent Entity in the form of cash and part of the consideration in the form of Shares, the Partnership shall distribute to the General Partner with respect to its existing Partnership Interest an amount of cash sufficient to complete such transaction and the General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole number) held by the General Partner equal to the product attained by multiplying the number of additional Shares of the General Partner that the General Partner would have issued to the Parent Entity or the owners of the Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.


SECTION 7.5 OUTSIDE ACTIVITIES OF THE GENERAL PARTNER; RELATIONSHIP OF SHARES TO PARTNERSHIP UNITS; FUNDING DEBT

         A. General. Without the Consent of the Outside Limited Partners, the General Partner shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as General Partner or Limited Partner and the management of the business of the Partnership and such activities as are incidental thereto. Without the Consent of the Outside Limited Partners, the assets of the General Partner shall be limited to Partnership Interests and permitted debt obligations of the Partnership (as contemplated by Section 7.5.F), so that Shares and Partnership Units are completely fungible except as otherwise specifically provided herein; provided that the General Partner shall be permitted to hold such bank accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the Partnership to permit the General Partner to carry out its responsibilities under this Agreement shall be considered to belong to the Partnership and the interest earned thereon shall, subject to
Section 7.4.B, be applied for the benefit of the Partnership); and, provided further that, the General Partner shall be permitted to acquire, directly or through a Qualified REIT Subsidiary or limited liability company, up to a one percent (1%) interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Partnership. The General Partner and any of its Affiliates may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

         B. Repurchase of Shares. If the General Partner exercises its rights under the Declaration of Trust to purchase Shares or otherwise elects to purchase from its shareholders Shares in connection with a share repurchase or similar program or for the purpose of delivering such shares to satisfy an obligation under any dividend reinvestment or share purchase program adopted by the General Partner, any employee share purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, then the General Partner shall cause the Partnership to purchase from the General Partner that number of Partnership Units of the appropriate class equal to the product obtained by multiplying the number of Shares purchased by the General Partner times a fraction, the numerator of which is one and the denominator of which is the Conversion Factor, on the same terms and for the same aggregate price that the General Partner purchased such Shares.

         C. Forfeiture of Shares. If the Partnership or the General Partner acquires Shares as a result of the forfeiture of such Shares under a restricted or similar share plan, then the General Partner shall cause the Partnership to cancel that number of Partnership Units equal to the number of Shares so acquired, and, if the Partnership acquired such Shares, it shall transfer such Shares to the General Partner for cancellation.

         D. Issuances of Shares. After the Effective Date, the General Partner shall not grant, award, or issue any additional Shares (other than Shares issued pursuant to Section 8.6 hereof, pursuant to a dividend or distribution (including any share split) of Shares to all of its shareholders), or in connection with any acquisition permitted by Section 7.5.A hereof of up to a one percent (1%) interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Partnership), other equity securities of the General Partner, New Securities or Convertible Funding Debt unless (i) the General Partner shall cause, pursuant to Section 4.2.A hereof, the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) the General Partner transfers to the Partnership, as an additional Capital Contribution, the proceeds from the grant, award, or issuance of such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be. Without limiting the foregoing, the General Partner is expressly authorized to issue additional Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the General Partner is expressly authorized, pursuant to Section 4.2.A hereof, to cause the Partnership to issue to the General Partner corresponding Partnership Interests, as long as (a) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of Shares, either by employees or shareholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Shares, either at the time of issuance or at the time of exercise) and (b) the General Partner transfers all proceeds from any such issuance or exercise to the Partnership as an additional Capital Contribution.

         E. Share Option Plan. If at any time or from time to time, the General Partner sells Shares pursuant to any Share Option Plan, the General Partner shall transfer the net proceeds of the sale of such Shares to the Partnership as an additional Capital Contribution in exchange for an amount of additional Partnership Units equal to the number of Shares so sold divided by the Conversion Factor.

         F. Funding Debt. The General Partner may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Shares or otherwise constitutes a class of New Securities ("Convertible Funding Debt"), subject to the condition that the General Partner lend to the Partnership the net proceeds of such Funding Debt; provided that Convertible Funding Debt shall be issued pursuant to Section 7.5.D above; and, provided further that, the General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner's ability to remain qualified as a REIT. If the General Partner enters into any Funding Debt, the loan to the Partnership shall be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as are applicable with respect to or incurred in connection with such Funding Debt.


SECTION  7.6  TRANSACTIONS WITH AFFILIATES

         A. Transactions with Certain Affiliates. Except as expressly permitted by this Agreement, the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Partner or any Affiliate of the Partnership that is not also a Subsidiary of the Partnership, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

         B. Conflict Avoidance. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and General Partner on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

         C. Benefit Plans Sponsored by the Partnership. The General Partner in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them.


SECTION 7.7   INDEMNIFICATION

         A. General. The Partnership shall indemnify each Indemnitee to the fullest extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Partnership or the General Partner or the operation of, or the ownership of property by, the Partnership or the General Partner as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

         B. Advancement of Expenses. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

         C.       No Limitation of Rights. The indemnification provided by this
Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

         D. Insurance. The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         E. Benefit Plan Fiduciary. For purposes of this Section 7.7, (i) excise taxes assessed on an Indemnitee, of for which the Indemnitee is otherwise found liable, with respect to an ERISA Plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.7, and (iii) actions taken or omitted by the Indemnitee with respect to an ERISA Plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of such ERISA Plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

         F. No Personal Liability for Limited Partners. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         G. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         H. Benefit. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         I. Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

         J. Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the General Partner shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the General Partner is obligated to indemnify the Partnership under any other agreement between the General Partner and the Partnership.


SECTION 7.8   LIABILITY OF THE GENERAL PARTNER

         A. General. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission unless the General Partner acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

         B. No Obligation to Consider Separate Interests of Limited Partners or Shareholders. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

         C. Actions of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         D. Effect of Amendment. Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.


SECTION 7.9   OTHER MATTERS CONCERNING THE GENERAL PARTNER

         A. Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         B. Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         C. Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         D. Actions to Maintain REIT Status or Avoid Taxation of the General Partner Entity. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner Entity to qualify as a REIT or (ii) to allow the General

Partner Entity to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

         E. Actions to Maintain REOC Status. If and so long as the Partnership Interests of "benefit plan investors" is "significant" (as such terms, or terms succeeding thereto with the same objective, are used in 29 C.F.R. Section 2510.3-101(f) (such regulation or successor regulation being known as the "Plan Assets Regulation")), or if necessary so that the underlying assets of the General Partner will not be "plan assets" (as such term is defined in the Plan Assets Regulations) of any ERISA Partner, then the General Partner shall conduct the affairs of the Partnership in such manner so that the Partnership shall qualify as a "real estate operating company" ("REOC"), as that term is used in the Plan Assets Regulations, and so that the assets of the Partnership will not be plan assets of any ERISA Partner.

                  (i) If the General Partner, pursuant to this Section 7.09.E, intends to conduct the affairs of the Partnership as a REOC, the General Partner shall deliver to each ERISA Partner an opinion of counsel reasonably acceptable to each ERISA Partner and upon which such ERISA Partner may rely with respect to the Partnership's REOC status as of the "initial valuation date" and, if requested in writing by an ERISA Partner, as of each "annual valuation period" (as those terms, or terms succeeding thereto with the same objective, are defined in the Plan Assets Regulation). Such opinion of counsel shall state,
(A) as to the opinion respecting the "initial valuation date," that the Partnership shall qualify as a REOC for the period beginning on such "initial valuation date" and ending on the last day of the first "annual valuation period," and (B) as to each annual opinion respecting each "annual valuation period," that the Partnership shall qualify as a REOC for the 12-month period following the last day of such "annual valuation period." Such opinion of counsel may rely upon, among other things, a certificate of the General Partner as to the exercise of management rights with respect to one or more investments (other than short-term investments pending long-term commitment or distribution to investors) during the appropriate period and as to a description of such investments, and also shall state whether the Partnership has included in a certification to the opinion a statement to the effect that on such "initial valuation date" or during such "annual valuation period" at least 50 percent of Partnership assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, were invested in real estate investments as described in the Plan Assets Regulation.

                  (ii) If the opinion described in this subsection is not provided in the affirmative, or if any ERISA Partner shall obtain and deliver to the General Partner an opinion of counsel to such ERISA Partner (which opinion shall be reasonably satisfactory to the General Partner) that there is a reasonable probability that either the Partnership was not or will not be a REOC for a period in which either (i) participation by benefit plan investors in the Partnership is significant or (ii) REOC status is necessary so that the underlying assets of the General Partner will not be plan assets and the General Partner does not obtain an opinion to the contrary reasonably acceptable to each such ERISA Partner within fifteen (15) days of its receipt of the opinion delivered by the ERISA Partner (it being understood that the existence or reaffirmation of the opinion delivered by the ERISA Partner to the General Partner shall not constitute the sole basis of any ERISA

Partner's determination that the opinion delivered within fifteen days by the General Partner is not reasonably satisfactory), then the General Partner is hereby authorized and empowered to take such actions as it deems necessary and appropriate to mitigate, prevent, or cure such adverse consequences as might result to an ERISA Partner from the underlying assets of the Partnership being assets of an ERISA Partner or the underlying assets of the General Partner being assets of any ERISA Partner.


SECTION 7.10  RELIANCE BY THIRD PARTIES

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


SECTION 7.11  RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY

         A. Consent Required. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of (i) all Partners adversely affected or (ii) such lower percentage of the Limited Partnership Interests as may be specifically provided for under a provision of this Agreement or the Act.

         B.       Sale of All Assets of the Partnership. Except as provided in
Article XIII, the General Partner may not, directly or indirectly, cause the Partnership to sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger (including a triangular merger), consolidation or other combination with any other Persons)
(i) if such merger, sale or other transaction is in connection with a Termination Transaction permitted under Section 11.2.B hereof, without the Consent of the Partners holding at least a majority of the then outstanding Partnership Units (including any Partnership Units held by the General Partner), or (ii) otherwise, without the Consent of the Outside Limited Partners.

         C. Communications Act Investors. Unless otherwise approved in writing by each affected Communications Act Investor (hereinafter defined), the General Partner may not, directly or indirectly, cause the Partnership to invest in any Property or otherwise take any action that (i) would result in the Communications Act Investor being placed in a position whereby it would have or be deemed to have the right to act for any third party in selecting or dealing with any interexchange carrier (which, for purposes hereof, shall include satellite telecommunication service) in providing long distance service between local access and transport areas which originates in any State within the region in which the affected Communications Act Investor (or the operating company affiliate thereof) provides wireline telephone local exchange service, (but in no event shall the foregoing be deemed to prohibit the Partnership from contracting with a third party to perform such functions on a discretionary basis as part of its property management duties where such activity is a necessary adjunct to an investment and such activities, in the aggregate, are not significant in relation to the Partnership's business activities taken as a whole), or (ii) would cause a significant percentage of the Partnership's gross income from any Property to be attributable to either the provision or resale of long distance service between local access and transport areas which originates in any State within the region in which the affected Communications Act Investor (or the operating company affiliate thereof) provides wireline telephone local exchange service, or the manufacture of telecommunications, customer premises or related equipment. In addition, the Partnership will not engage in any telecommunications activities other than those that may be ancillary to the ownership or operation of its investments or make an investment in a cable television system that would violate the cable-telephone cross-ownership restriction in the Communications Act of 1934, as amended, with regard to the local exchange service area of a Communications Act Investor (or the operating company affiliate thereof). Notwithstanding the foregoing, the Partnership is not precluded from engaging in any telecommunications business or cable business unless such business is found to place the Communications Act Investor in violation of law. The General Partner shall have a period of 120 days following a finding by a court or regulatory body that such a violation exists to use its reasonable best efforts to prevent or eliminate such violation, including, but not limited to, correction of the condition giving rise to the violation, amendment to this Agreement or sale of the relevant property or the interest of the Communications Act Investor therein. A "Communications Act Investor" is a Partner or shareholder of the General Partner that has notified the General Partner that it is subject to the Communications Act of 1934, as amended.


SECTION 7.12  LOANS BY THIRD PARTIES

         The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property) with any Person upon such terms as the General Partner determines appropriate.

                                  ARTICLE VIII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS


SECTION 8.1   LIMITATION OF LIABILITY

         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or under the Act.


SECTION 8.2   MANAGEMENT OF BUSINESS

         No Limited Partner or Assignee (other than the General Partner, any of its Affiliates, or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.


SECTION 8.3   OUTSIDE ACTIVITIES OF LIMITED PARTNERS

         Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.C hereof and to any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner) or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.


SECTION 8.4   RETURN OF CAPITAL

         Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A) or, except to the extent provided by Exhibit C or as permitted by Sections 4.2.A, 5.1.B(i), 6.1.A(ii) and 6.1.B(i), or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.


SECTION 8.5   RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP

         A. General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.D, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

                  (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by either the General Partner Entity or the Partnership pursuant to the Exchange Act;

                  (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                  (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

                  (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                  (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

         B. Notice of Conversion Factor. The Partnership shall notify each Limited Partner upon request of the then current Conversion Factor and any changes that have been made thereto.

         C. Notice of Extraordinary Transaction of the General Partner Entity. The General Partner Entity shall not make any extraordinary distributions of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar extraordinary transaction without notifying the Limited Partners of its intention to make such distribution or effect such merger, sale or other extraordinary transaction at least twenty (20) Business Days prior to the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) business days before consummation of such merger, sale or other extraordinary transaction); provided, however, that the General Partner, in its sole discretion, may shorten the required notice period of not less than twenty (20) business days prior to the record date to determine the shareholders eligible to vote upon a merger transaction (but not any of the other transactions covered by this Section 8.5.C.) to a period of not less than ten (10) calendar days (thereby continuing to afford the holders of Units the opportunity to redeem Units under Section 8.6 on or prior to the record date for the shareholder vote on the merger transaction) so long as (i) the General Partner Entity will be the surviving entity in such merger transaction, (ii) immediately following the merger transaction, Persons who held voting securities of the General Partner Entity immediately prior to such merger transaction will hold, solely by reason of the ownership of voting securities of the General Partner Entity immediately prior to the merger transaction, voting securities of the General Partner Entity representing not less than fifty-one percent (51%) of the total combined voting power of all outstanding voting securities of the General Partner Entity after such merger, and (iii) in the event that in connection with such merger transaction the Partnership will merge with another entity, the Partnership will be the surviving entity in such merger. This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Partners or (ii) to require a Consent on the part of any one or more of the Limited Partners to a transaction that does not otherwise require Consent under this Agreement. Each Limited Partner agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the General Partner Entity has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether to exercise the Redemption Right; provided, however, that a Limited Partner may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

         D.       Confidentiality. Notwithstanding any other provision of this
Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determine in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.


SECTION 8.6   REDEMPTION RIGHT

         A. General. (i) Subject to Section 8.6.C, at any time on or after the first anniversary date of the issuance of a Partnership Unit to a Limited Partner pursuant to Article IV hereof (which one-year period shall commence upon the issuance of such Partnership Unit regardless of whether such Partnership Unit is designated upon issuance as a Class A Unit, a Class B Unit or otherwise and shall include the period of time from the date such Partnership Unit is issued to such Limited Partner as other than a Class A Unit until the date such Partnership Unit is converted automatically to a Class A Unit pursuant to Section 4.2.C hereof), or on or after such date prior to the expiration of such one-year period as the General Partner, in its sole and absolute discretion, designates with respect to any or all Class A Units then outstanding, the holder of a Partnership Unit (if other than the General Partner or the General Partner Entity or any Subsidiary of either the General Partner or the General Partner Entity) shall have the right (the "Redemption Right") to require the Partnership to redeem such Partnership Unit, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"). A Limited Partner may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Units that it owns, as selected by the Limited Partner, provided that a Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units unless such Redeeming Partner then holds less than one thousand (1,000) Partnership Units, in which event such Redeeming Partner must exercise the Redemption Right for all of the Partnership Units held by such Redeeming Partner.

                  (ii) The Redeeming Partner shall have no right with respect to any Partnership Units so redeemed to receive any distributions paid after the Specified Redemption Date with respect to such Partnership Units.

                  (iii) The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

                  (iv) If the General Partner Entity provides notice to the Limited Partners, pursuant to Section 8.5.C hereof, the Redemption Right shall be exercisable, without regard to whether the Partnership Units have been outstanding for any specified period, during the period commencing on the date on which the General Partner Entity provides such notice and ending on the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty (20) business days before the consummation of such merger, sale or other extraordinary transaction). If this subparagraph (iv) applies, the Specified Redemption Date is the date on which the Partnership and the General Partner receive notice of exercise of the Redemption Right, rather than ten (10) Business Days after receipt of the notice of redemption.

         B. General Partner Assumption of Right. (i) If a Limited Partner has delivered a Notice of Redemption, the General Partner may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of Shares set forth in the Declaration of Trust), elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the Shares Amount, as the General Partner determines in its sole and absolute discretion (provided that payment of the

Redemption Amount in the form of Shares shall be in Shares registered for resale under Section 12 of the Exchange Act and listed for trading on the exchange or national market on which the Shares are Publicly Traded and, provided further that, if the Shares are not Publicly Traded at the time a Redeeming Partner exercises its Redemption Right, the Redemption Amount shall be paid only in the form of the Cash Amount unless the Redeeming Partner, in its sole and absolute discretion, consents to payment of the Redemption Amount in the form of the Shares Amount), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Unless the General Partner, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. If the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 8.6B and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner shall, for federal income tax purposes, treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the General Partner. Nothing contained in this Section 8.6.B shall imply any right of the General Partner to require any Limited Partner to exercise the Redemption Right afforded to such Limited Partner pursuant to Section 8.6.A.

                  (ii) If the General Partner determines to pay the Redeeming Partner the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Partner in exchange for the Redeeming Partner's Partnership Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, the Redeeming Partner shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Partner.

                  (iii) Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

         C. Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if (but only as long as) the delivery of Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Declaration of Trust or (ii) would be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the General Partner would in fact assume and satisfy the Redemption Right).

         D. No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

         E. Additional Partnership Interests. If the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests).

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS


SECTION 9.1   RECORDS AND ACCOUNTING

         The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.


SECTION 9.2   FISCAL YEAR

         The fiscal year of the Partnership shall be the calendar year.


SECTION 9.3   REPORTS

         A. Annual Reports. As soon as practicable, but in no event later than the date on which the General Partner Entity mails its annual report to its shareholders, the General Partner Entity shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Partnership Year, containing financial statements of the Partnership, or of the General Partner Entity if such statements are prepared solely on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner Entity.

         B. Quarterly Reports. If and to the extent that the General Partner Entity mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on such reports are mailed, the General Partner Entity shall cause to be mailed to each Limited Partner a report containing unaudited financial statements, as of the last day of such calendar quarter, of the Partnership, or of the General Partner Entity if such statements are prepared solely on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                    ARTICLE X
                                   TAX MATTERS


SECTION 10.1  PREPARATION OF TAX RETURNS

         The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.


SECTION 10.2  TAX ELECTIONS

         Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.


SECTION 10.3  TAX MATTERS PARTNER

         A. General. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners.

         B. Powers. The tax matters partner is authorized, but not required:

                  (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a

                           Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in
                           Section 6223(b)(2) of the Code);

                  (2) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                  (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                  (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                  (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                  (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

         C. Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and/or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.


SECTION 10.4  ORGANIZATIONAL EXPENSES

         The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.


SECTION 10.5  WITHHOLDING

         Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. If a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate under the laws of the State of Illinois) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the

Partnership or the General Partner shall request to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI
                            TRANSFERS AND WITHDRAWALS


SECTION 11.1  TRANSFER

         A. Definition. The term "transfer," when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any redemption or repurchase of Partnership Units by the Partnership from a Partner or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6 or otherwise. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

         B. General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.


SECTION 11.2  TRANSFERS OF PARTNERSHIP INTERESTS OF GENERAL PARTNER

         A. Except for transfers of Partnership Units to the Partnership as provided in Section 7.5 or Section 8.6, the General Partner may not transfer any of its Partnership Interest (including both its General Partnership Interest and its Limited Partnership Interest) except in connection with a transaction described in Section 11.2.B or as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as the General Partner except in connection with a transaction described in Section 11.2.B.

         B. The General Partner shall not engage in any merger (including a triangular merger), consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Termination Transaction"), unless the Termination Transaction has been approved by the Consent of the Partners holding at least a majority of the then outstanding Partnership Units (including any Partnership Units held by the General Partner) and in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor multiplied by the greatest amount of cash, securities or other property paid to a holder of Shares corresponding to such Partnership Unit in consideration of one such Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided that if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive without any right of Consent set forth above in this subsection B, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.


SECTION 11.3  LIMITED PARTNERS' RIGHTS TO TRANSFER

         A. General. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6, a Limited Partner (other than the General Partner) may transfer with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner's rights as a Limited Partner, provided that prior written notice of such proposed transfer is delivered to the General Partner. Notwithstanding the foregoing, any Limited Partner may, at any time, without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner,
(ii) transfer all or any portion of its Partnership Interest to an Affiliate, another original Limited Partner or to an Immediate Family member, subject to the provisions of Section 11.6, (iii) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 11.6, and (iv) subject to the provisions of Section 11.6, pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit. Each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses (i) - (iv) of the proviso of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the provisions of Section 11.6 and the satisfaction of each of the following conditions (in addition to the right of each such Limited Partner or Assignee to continue to make any such transfer permitted by clauses (i) - (iv) of such proviso without satisfying either of the following conditions):

         (a) GENERAL PARTNER RIGHT OF FIRST REFUSAL. The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have ten (10) days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) days after giving notice of such election. If it does not so elect, the transferring Partner may transfer such Partnership Units to a third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this
                  Section 11.3.

         (b) QUALIFIED TRANSFEREE. Any transfer of a Partnership Interest shall be made only to Qualified Transferees.

         It is a condition to any transfer otherwise permitted hereunder (excluding Pledges of a Partnership Interest, but including any transfer of the pledged Partnership Interest, whether to the secured party or otherwise, pursuant to the secured party's exercise of its remedies under such Pledge or the related loan or extension of credit) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Declaration of Trust. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substitute Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

         B. Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

         C. No Transfers Violating Securities Laws. The General Partner may prohibit any transfer of Partnership Units by a Limited Partner unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Partnership) to such Limited Partner that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the Partnership Unit or, at the option of the Partnership, an opinion of legal counsel to the Partnership to the same effect.

         D. No Transfers Affecting Tax Status of Partnership. No transfer of Partnership Units by a Limited Partner (including a redemption or exchange pursuant to

Section 8.6) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners other than the General Partner or the General Partner Entity or any Subsidiary of the General Partner or the General Partner Entity or pursuant to a transaction expressly permitted under Section 7.11.B or
Section 11.2), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner Entity to continue to qualify as a REIT or would subject the General Partner Entity to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code (provided that this clause (iii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation).

         E. No Transfers to Holders of Nonrecourse Liabilities. No Pledge or transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability unless (i) the General Partner is provided notice thereof and (ii) the lender enters into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.


SECTION 11.4  SUBSTITUTED LIMITED PARTNERS

         A. Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner. The General Partner hereby grants its consent to the admission as a Substituted Limited Partner to any bona fide financial institution that loans money or otherwise extends credit to a holder of Units and thereafter becomes the owner of such Units pursuant to the exercise by such financial institution of its rights under a Pledge of such Units granted in connection with such loan or extension of credit.

         B. Rights of Substituted Limited Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited

Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement (including, without limitation, the provisions of Section 15.11) and such other documents or instruments as may be required to effect the admission.

         C. Partner Registry. Upon the admission of a Substituted Limited Partner, the General Partner shall include the name, address, Capital Account, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner on the Partner Registry and eliminate or adjust, if necessary, the name, address, Capital Account, number of Partnership Units and Percentage Interest of the predecessor of such Substituted Limited Partner on the Partner Registry.


SECTION 11.5  ASSIGNEES

         If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.6, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). If any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.


SECTION 11.6  GENERAL PROVISIONS

         A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6.

         B. Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

         C. Timing of Transfers. Transfers pursuant to this Article XI may only be made upon three business days prior notice, unless the General Partner otherwise agrees.

         D. Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.6, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash attributable to any Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

         E. Additional Restrictions. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.6) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.2); (v) if in the opinion of counsel to the Partnership, such transfer would cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11.B or Section 11.2); (vi) if such transfer would cause the Partnership Interests of "benefit plan investors" to become "significant," as those terms are used in Section 7.9.E., or would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.1-101;
(viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) if such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of
Section 7704 of the Code or such transfer causes the Partnership to become a "publicly traded partnership," as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided that this clause (ix) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation); (x) if such transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (xi) such transfer could adversely affect the ability of the General Partner Entity to remain qualified as a REIT; or (xii) if in the opinion of legal counsel for the transferring Partner (which opinion and counsel shall be reasonably satisfactory to the Partnership) or legal counsel for the Partnership, such transfer would adversely affect the ability of the General Partner Entity to qualify as a REIT or subject the General Partner Entity to any taxes under Section 857 or Section 4981 of the Code.

         F. Avoidance of "Publicly Traded Partnership" Status. The General Partner shall monitor the transfers of interests in the Partnership to determine
(i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code) (the "Safe Harbors"). The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met; provided, however, that the foregoing shall not authorize the General Partner to limit or restrict in any manner the right of any holder of a Partnership Unit to exercise the Redemption Right in accordance with the terms of Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation.

                                   ARTICLE XII
                              ADMISSION OF PARTNERS


SECTION 12.1  ADMISSION OF A SUCCESSOR GENERAL PARTNER

         A successor to all of the General Partner's General Partnership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such successor shall carry on the business of the Partnership without dissolution. In such case, the admission shall be subject to such successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

SECTION 12.2  ADMISSION OF ADDITIONAL LIMITED PARTNERS

         A. General. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner's sole and absolute discretion. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement, including without limitation, under Section 4.1.C, or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in
Section 15.11 and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

         B. Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.


SECTION 12.3  AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

         For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 15.11 hereof.

                                  ARTICLE XIII
                           DISSOLUTION AND LIQUIDATION


SECTION 13.1  DISSOLUTION

                  The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

                           (i)      the expiration of its term as provided in
Section 2.4 hereof;

                           (ii)     an event of withdrawal of the General
Partner, as defined in the Act (other than an event of bankruptcy), unless within ninety (90) days after the withdrawal a "majority in interest" (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

                           (iii)    through December 31, 2046, an election to
dissolve the Partnership made by the General Partner with the consent of Limited Partners who hold ninety percent (90%) of the outstanding Units held by Limited Partners (including Units held by the General Partner);

                           (iv)     an election to dissolve the Partnership made
by the General Partner, in its sole and absolute discretion after December 31, 2046;

                           (v)      entry of a decree of judicial dissolution of
the Partnership pursuant to the provisions of the Act;

                           (vi)     the sale of all or substantially all of the
assets and properties of the Partnership for cash or for marketable securities;
or

                           (vii)    a final and non-appealable judgment is
entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment a "majority in interest" (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

         As used in this Article XIII, a "majority in interest" shall refer to Partners (excluding the General Partner) who hold more than fifty percent (50%) of the outstanding Percentage Interests not held by the General Partner.

SECTION 13.2  WINDING UP

         A. General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, if there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

                  (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                  (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

                  (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the Limited Partners;

                  (4) Fourth, to the holders of Partnership Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Partnership Interests, including without limitation, Series A Preferred Units, Series B Preferred Units, and Series C Preferred Units (and, within each such class or series, to each holder thereof pro rata based on the proportion of the total number of outstanding units of such class or series represented by such holder's units of such series or class); and

                  (5) The balance, if any, to the Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

         The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

         B.       Deferred Liquidation. Notwithstanding the provisions of
Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.


SECTION 13.3 COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS; RESTORATION OF DEFICIT CAPITAL ACCOUNTS

         A. Timing of Distributions. If the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations
Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

         B. Restoration of Deficit Capital Accounts Upon Liquidation of the Partnership. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever, except as otherwise set forth in this Section 13.3.B, or as otherwise expressly agreed in writing by the affected Partner and the Partnership after the date hereof. Notwithstanding the foregoing, (i) if the General Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Partnership Years or portions thereof, including the year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3); (ii) if a Protected Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Partnership Years or portions thereof, including the year during which such liquidation occurs), such Protected Partner shall be obligated to make a contribution to the Partnership with respect to any such deficit balance in such Protected Partner's Capital Account upon a liquidation of the Partnership in an amount equal to the lesser of such deficit balance or such Protected Partner's Protected Amount; and
(iii) the first sentence of this Section 13.3.B shall not apply with respect to any other Partner to the extent, but only to such extent, that such Partner previously has agreed in writing, with the consent of the General Partner, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Partnership (including, without limitations, those Partners who have undertaken "deficit restoration obligations" as defined in Exhibit E). No Limited Partner shall have any right to become a Protected Partner, to increase its Protected Amount, or otherwise agree to restore any portion of any deficit that may exist in its Capital Account, except, and only to the extent, provided in Exhibits E-1 through E-9 (or the agreements described therein), without the express written consent of the General Partners, in its sole and absolute discretion. Any contribution required of a Partner under this Section 13.3.B. shall be made on or before the later of (i) the end of the Partnership Year in which the interest is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. The proceeds of any contribution to the Partnership made by a Protected Partner with respect to a deficit in such Protected Partner's Capital Account balance shall be treated as a Capital Contribution by such Protected Partner and the proceeds thereof shall be treated as assets of the Partnership to be applied as set forth in Section 13.2.A.

         C. Restoration of Deficit Capital Accounts Upon a Liquidation of a Partner's Interest by Transfer. If a Protected Partner's interest in the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than in connection with a liquidation of the Partnership) which term shall include a redemption by the Partnership of such Protected Partner's interest upon exercise of the Redemption Right, and such Protected Partner is designated on Exhibit E as Part II Protected Partner, such Protected Partner shall be required to contribute cash to the Partnership equal to the lesser of (i) the amount required to increase its Capital Account balance as of such date to zero, or (ii) such Protected Partner's Protected Amount. For this purpose, (i) the Protected Partner's deficit Capital Account balance shall be determined by taking into account all contributions, distributions, and allocations for the portion of the Partnership Year ending on the date of the liquidation or redemption, and (ii) solely for purposes of determining such Protected Partner's Capital Account balance, the General Partner shall redetermine the Carrying Value of the Partnership's assets on such date based upon the principles set forth in Sections 1.D.(3) and (4) of Exhibit B hereto, and shall take into account the Protected Partner's allocable share of any Unrealized Gain or Unrealized Loss resulting from such redetermination in determining the balance of its Capital Account. The amount of any payment required hereunder shall be due and payable within the time period specified in the second to last sentence of Section 13.3.B.

         D. Effect of the Death of a Protected Partner. After the death of a Protected Partner who is an individual, the executor of the estate of such Protected Partner may elect to reduce (or eliminate) the Protected Amount of such Protected Partner. Such elections may be made by such executor by delivering to the General Partner within two hundred and seventy (270) days of the death of such Limited Partner, a written notice setting forth the maximum deficit balance in its Capital Account that such executor agrees to restore under this Section 13.3, if any. If such executor does not make a timely election pursuant to this Section 13.3 (whether or not the balance in the applicable Capital Account is negative at such time), then the Protected Partner's estate (and the beneficiaries thereof who receive distributions of Partnership Interests therefrom) shall be deemed a Protected Partner with a Protected Amount in the same amount as the deceased Protected Partner. Any Protected Partner which itself is a partnership may likewise elect, after the date of its partner's death to reduce (or eliminate) its Protected Amount by delivering a similar notice to the General Partner within the time period specified above, and in the absence of any such notice the Protected Amount of such Protected Partner shall not be reduced to reflect the death of any of its partners.


SECTION 13.4  RIGHTS OF LIMITED PARTNERS

         Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.


SECTION 13.5  NOTICE OF DISSOLUTION

         If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to
Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner).


SECTION 13.6  CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

         Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.


SECTION 13.7  REASONABLE TIME FOR WINDING UP

         A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

SECTION 13.8  WAIVER OF PARTITION

         Each Partner hereby waives any right to partition of the Partnership property.


SECTION 13.9  LIABILITY OF LIQUIDATOR

         The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7.

                                   ARTICLE XIV
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS


SECTION 14.1  AMENDMENTS

         A. General. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. Following such proposal (except an amendment pursuant to Section 14.1.B), the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partnership Interests held by the General Partner).

         B. Amendments Not Requiring Limited Partner Approval. Notwithstanding Section 14.1.A or 14.1.C, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                  (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                  (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                  (3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to
                           Article IV;

                  (4) to reflect a change that does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                  (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

         The General Partner shall notify the Limited Partners when any action under this Section 14.1.B is taken in the next regular communication to the Limited Partners; provided, however, that no notice need be given of any amendment of this Agreement to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement. For purposes of the immediately preceding sentence, notwithstanding any other means by which the General Partner may provide any such notice to the Limited Partners, such notice requirement shall be deemed to have been satisfied upon the filing with the Securities and Exchange Commission by the Partnership of any amendment to this Agreement permitted under this Section 14.1.B as an exhibit to (i) a registration statement filed by the Partnership under the Securities Act or (ii) any report or other document filed by the Partnership under the Exchange Act.

         C. Amendments Requiring Limited Partner Approval (Excluding the General Partner). Notwithstanding Section 14.1.A, without the Consent of the Outside Limited Partners, the General Partner shall not amend Section 4.2.A,
Section 5.1.E, Section 7.1.A (second sentence only), Section 7.5, Section 7.6,
Section 7.8, Section 7.11.B, Section 11.2, Section 13.1 (other than Section 13.1(iii) which can be amended only with a Consent of 90% of the Partnership Units (including Partnership Units held by the General Partner)), the last sentence of Section 11.4.A (provided that no such amendment shall in any event adversely affect the rights of any lender who made a loan or who extended credit and received in connection therewith a Pledge of Units prior to the date such amendment is adopted unless, and only to the extent such lender consents thereto), this Section 14.1.C or Section 14.2.

         D. Other Amendments Requiring Certain Limited Partner Approval. Notwithstanding anything in this Section 14.1 to the contrary, this Agreement shall not be amended with respect to any Partner adversely affected without the Consent of such Partner, or any Assignee who is a bona fide financial institution that loans money or otherwise extends credit to a holder of Units, adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) amend Section 7.11.A, (iv) amend
Article V or Article VI (except as permitted pursuant to Sections 4.2, 5.1.E, 5.4, 6.2 and 14.1(B)(3)), (v) amend Section 8.6 or any defined terms set forth in Article I that relate to the Redemption Right (except as permitted in Section 8.6.E), or (vi) amend Sections 11.3 or 11.5, or any additional restrictions from
Section 11.6.E or amend Sections 14.1.B(4) or

14.1.D. This Section 14.1.D does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all Partners adversely affected.


SECTION 14.2  MEETINGS OF THE PARTNERS

         A. General. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

         B. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

         C. Proxy. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice thereof.

         D. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deem appropriate.

                                   ARTICLE XV
                               GENERAL PROVISIONS


SECTION 15.1  ADDRESSES AND NOTICE

         Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in the Partner Registry or such other address as the Partners shall notify the General Partner in writing.


SECTION 15.2  TITLES AND CAPTIONS

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" "Sections" and "Exhibits" are to Articles, Sections and Exhibits of this Agreement.


SECTION 15.3  PRONOUNS AND PLURALS

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.


SECTION 15.4  FURTHER ACTION

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.


SECTION 15.5  BINDING EFFECT

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.


SECTION 15.6  CREDITORS

         Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 15.7  WAIVER

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.


SECTION 15.8  COUNTERPARTS

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.


SECTION 15.9  APPLICABLE LAW

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.


SECTION 15.10 INVALIDITY OF PROVISIONS

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.


SECTION 15.11 POWER OF ATTORNEY

         A. General. Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                  (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (b) all instruments that the General Partner or any Liquidator deem appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation,
                           (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                  (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

         Nothing contained in this Section 15.11 shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

         B. Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION 15.12 ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.


SECTION 15.13 NO RIGHTS AS SHAREHOLDERS

         Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the General Partner, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of trustees of the General Partner or any other matter.


SECTION 15.14 LIMITATION TO PRESERVE REIT STATUS

         To the extent that any amount paid or credited to the General Partner or any of its officers, trustees, employees or agents pursuant to Section 7.4 or
Section 7.7 would constitute gross income to the General Partner for purposes of
Section 856(c)(2) or 856(c)(3) of the Code (a "General Partner Payment") then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payment for any fiscal year shall not exceed the lesser of:

                  (i) an amount equal to the excess, if any, of (a) 4.20% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
(A) though (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

                  (ii) an amount equal to the excess, if any of (a) 25% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
(A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments); provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner's ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided further, that (i) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Partnership Year, such payments shall be applied to the earliest Partnership Year first.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          GENERAL PARTNER:


                                          EQUITY OFFICE PROPERTIES TRUST


                                          By: /s/ STANLEY M. STEVENS
                                             -----------------------------------
                                          Name: Stanley M. Stevens
                                               ---------------------------------
                                          Title: Executive Vice President, Chief
                                                --------------------------------
                                                 Legal Counsel and Secretary


                                          LIMITED PARTNERS:

                                          By:   Equity Office Properties Trust,
                                                as Attorney-in-Fact for the
                                                Limited Partners


                                          By: /s/ STANLEY M. STEVENS
                                             -----------------------------------
                                          Name: Stanley M. Stevens
                                               ---------------------------------
                                          Title: Executive Vice President, Chief
                                                --------------------------------
                                                 Legal Counsel and Secretary


                                          For purposes of Section 8.6 hereof:
                                          EQUITY OFFICE PROPERTIES TRUST


                                          By: /s/ STANLEY M. STEVENS
                                             -----------------------------------
                                          Name: Stanley M. Stevens
                                               ---------------------------------
                                          Title: Executive Vice President, Chief
                                                --------------------------------
                                                 Legal Counsel and Secretary

                                    EXHIBIT A

                            FORM OF PARTNER REGISTRY



                                                                      CLASS A AND CLASS B UNITS
                                                                      -------------------------

                                                      -----------------      INITIAL CAPITAL         PERCENTAGE
NAME AND ADDRESS OF PARTNER                           PARTNERSHIP UNITS          ACCOUNT            INTEREST (1)
---------------------------                           -----------------      ---------------        ------------

GENERAL PARTNER:
---------------
Equity Office Properties Trust
Two North Riverside Plaza
Suite 2100
Chicago, Illinois  60606





LIMITED PARTNERS:
----------------
TOTAL CLASS A AND CLASS B UNITS                                                                      100.00000%
                                                                                                     ==========


                                                                       SERIES A PREFERRED UNITS
                                                                       ------------------------
                                                                                 INITIAL
                                                                                 CAPITAL              PERCENTAGE
NAME AND ADDRESS OF PARTNER                         PARTNERSHIP UNITS            ACCOUNT             INTEREST (1)
---------------------------                         -----------------            -------             ------------




TOTAL SERIES A PREFERRED UNITS                                                                        100.00000%
                                                                                                      ==========

                                                                       SERIES B PREFERRED UNITS
                                                                       ------------------------
                                                                                 INITIAL
                                                                                 CAPITAL              PERCENTAGE
NAME AND ADDRESS OF PARTNER                         PARTNERSHIP UNITS            ACCOUNT             INTEREST (1)
---------------------------                         -----------------            -------             ------------




TOTAL SERIES B PREFERRED UNITS                                                                        100.00000%
                                                                                                      ==========



                                                                       SERIES C PREFERRED UNITS
                                                                       ------------------------
                                                                                 INITIAL
                                                                                 CAPITAL              PERCENTAGE
NAME AND ADDRESS OF PARTNER                         PARTNERSHIP UNITS            ACCOUNT             INTEREST (1)
---------------------------                         -----------------            -------             ------------



TOTAL SERIES C PREFERRED UNITS                                                                        100.00000%
                                                                                                      ==========


                                                                       SERIES D PREFERRED UNITS
                                                                       ------------------------
                                                                                 INITIAL
                                                                                 CAPITAL              PERCENTAGE
NAME AND ADDRESS OF PARTNER                         PARTNERSHIP UNITS            ACCOUNT             INTEREST (1)
---------------------------                         -----------------            -------             ------------




TOTAL SERIES D PREFERRED UNITS                                                                        100.00000%
                                                                                                      ==========

                                                                       SERIES E PREFERRED UNITS
                                                                       ------------------------
                                                                                 INITIAL
                                                                                 CAPITAL             PERCENTAGE
NAME AND ADDRESS OF PARTNER                         PARTNERSHIP UNITS            ACCOUNT             INTEREST (1)
---------------------------                         -----------------            -------             ------------




TOTAL SERIES E PREFERRED UNITS                                                                        100.00000%
                                                                                                      ==========

                                                                       SERIES F PREFERRED UNITS
                                                                       ------------------------
                                                                                 INITIAL
                                                                                 CAPITAL              PERCENTAGE
NAME AND ADDRESS OF PARTNER                         PARTNERSHIP UNITS            ACCOUNT             INTEREST (1)
---------------------------                         -----------------        -----------------       ------------




TOTAL SERIES F PREFERRED UNITS                                                                        100.00000%
                                                                                                      ==========


NOTES:

(1) For purposes of this calculation, the Class A Units and Class B Units are treated as one class. Of the aggregate Partnership Interests currently outstanding, the percentage of each class and series are as follows:
                  Class A and B Units (collectively)            %
                  Series A Preferred Units                      %
                  Series B Preferred Units                      %
                  Series C Preferred Units                      %
                  Series D Preferred Units                      %
                  Series E Preferred Units                      %
                  Series F Preferred Units
                                                          100.00%

                                    EXHIBIT B

                           CAPITAL ACCOUNT MAINTENANCE


1.   Capital Accounts of the Partners

     A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C thereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C thereof.

     B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a) (1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to
               Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv)(m)(4).

          (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

          (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

          (6) Any items specially allocated under Section 2 of Exhibit C to the Agreement hereof shall not be taken into account.

     C. A transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

     D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to
               Section 6.1 of the Agreement.

          (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations
               Section 1.704-l(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

          (3) In accordance with Regulations Section 1.704- l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

          (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

     E. The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to
Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).


2.   No Interest

     No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

3.   No Withdrawal

     No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, V, VII and XIII of the Agreement.

                                    EXHIBIT C

                            SPECIAL ALLOCATION RULES


1.   Special Allocation Rules.

     Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

     A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to
Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

     B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section
6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.

     C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or
1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Partnership Year, such Partner has an Adjusted Capital Account Deficit, items of

Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a "qualified income offset" under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     D. Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

     E. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

     F. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

     G. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent Exhibit E-1 with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.


2.   Allocations for Tax Purposes

     A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

          (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit C); and

               (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

          (2)  (a)  In the case of an Adjusted Property, such items shall

                    (i) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

                    (ii) second, in the event such property was originally a
               Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

               (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

          (3) all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     C. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall, subject to the following, have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners; provided that, to the extent that the General Partner has agreed to use a particular method with respect to a

Contributed Property, the General Partner shall be bound by such agreement (including, without limitation, the agreements set forth in Exhibit E hereto) pursuant to the terms thereof. With respect to the Contributed Property transferred to the Partnership in connection with the Consolidation and the BRE/Worldwide L.L.C. purchase, the Partnership shall elect to use the "traditional method" set forth in Treasury Regulation Section 1.704-3(b).

                                    EXHIBIT D

                              NOTICE OF REDEMPTION


                  The undersigned hereby irrevocably (i) redeems _________ Partnership Units in EOP Operating Limited Partnership in accordance with the terms of the Agreement of Limited Partnership of EOP Operating Limited Partnership, as amended, and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and
(iii) directs that the Cash Amount or Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned
(a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.


      Dated:                       Name of Limited Partner:
            ---------------                                ---------------------




                                                  ------------------------------
                                                  (Signature of Limited Partner)



                                                  ------------------------------
                                                  (Street Address)



                                                  ------------------------------
                                                  (City)     (State)  (Zip Code)



                            Signature Guaranteed by:
                                                  ------------------------------




                  IF SHARES ARE TO BE ISSUED, ISSUE TO:

                  Name:
                       --------------------------------------------------
                  Social Security or tax identifying number:
                                                            --------------------

                                    EXHIBIT E

                    PROTECTED PARTNERS AND PROTECTED AMOUNTS

PART I PROTECTED PARTNERS                   PROTECTED AMOUNT





PART II PROTECTED PARTNERS





(1) Protected Amount is the Deficit Obligation or Indemnity Obligation, as applicable, as provided in the First Prior Amendment to the Original Partnership Agreement, as set forth in Exhibit E-1.

(2) Protected Amount is the Deficit Obligation or Indemnity Obligation, as applicable, as provided in the Second Prior Amendment to the Original Partnership Agreement, as set forth in Exhibit E-2.

(3) Protected Amount is the DRO Amount or any applicable Partner Contribution Amount, as defined in the Third Prior Amendment to the Original Partnership Agreement, as set forth in Exhibit E-3.

(4) Protected Amount is the Deficit Obligation as defined in the Prior Addendum, dated April 21, 1998, to the Original Partnership Agreement, as set forth in Exhibit E-4.

(5) Protected Amount is as defined in the Tenth Prior Amendment to the Original Partnership Agreement, as set forth in Exhibit E-5.

(6)  Protected Amount is as provided for in Exhibit E-6.

(7)  Protected Amount is as provided for in Exhibit E-7.

(8)  Protected Amount is as provided for in Exhibit E-8.

(9)  Protected Amount is as provided for in Exhibit E-9.

                                   EXHIBIT E-1

                                 (CAP AGREEMENT)

          BACKGROUND

          On September 2, 1997, pursuant to a closing under that certain Agreement for Contribution of Real Estate and Related Property dated as of August 1, 1997, by and among the Partnership, the General Partner, Columbus America Properties, L.L.C. ("CAP"), and certain members of CAP (the "Contribution Agreement"), CAP received 1,690,000 Class A Units, subject to adjustment as provided in the Contribution Agreement, (referred to as the "CAP Units"), in exchange for the office properties known as Texaco Center, LL&E Tower and 601 Tchoupitoulas Garage (collectively, the "CAP Properties"). In connection with the issuance of the CAP Units, the First Prior Amendment to the Original Partnership Agreement was executed, which set forth specific agreements regarding certain additional rights and obligations of CAP and which was later amended by the Sixth Prior Amendment to the Original Partnership Agreement. Such specific agreements are described below.

          All capitalized terms used in this Exhibit E-1 and not otherwise defined have the meanings assigned in the Agreement.

SPECIFIC AGREEMENTS

          1. Notwithstanding any other provision in the Agreement to the contrary and in addition to (and not in lieu thereof) any and all other rights of CAP under the Agreement:

               (i) The holders of the CAP Units shall have the right at any time and from time to time, to exchange all or any number of such CAP Units at the request of such holder for Shares in the form required in Section 8.6.B(i) of the Agreement, but subject in all respects to the terms of a certain Registration Rights Agreement dated as of September 2, 1997, by and among the General Partner, CAP and the other signatories thereto; and

               (ii) CAP shall have the right, exercisable upon written notice to Partnership at any time and from time to time before the earlier to occur of (a) September 3, 2000, or (b) the date that CAP shall have either transferred or converted all of its CAP Units into Shares, to require the Partnership or the General Partner to acquire all, or any portion or portions, of the CAP Units at $29.00 per CAP Unit. The price for such CAP Units shall be paid by the Partnership or the General Partner in immediately available funds not less than five (5) days after receipt of such notice from CAP. The CAP Units shall be conveyed to the Partnership or the General Partner, as applicable, free and clear of all liens and encumbrances, other than those liens and encumbrances, if any, in favor of General Partner or Partnership. At the closing of the acquisition of the CAP Units by the Partnership or the General Partner, the parties shall execute instruments of assignment and conveyance in the form attached to the First Prior Amendment at "Exhibit B" and an amendment to the Agreement evidencing the assignment of the CAP Units to the

Partnership, or the General Partner, as applicable, and the withdrawal of CAP as a Limited Partner of the Partnership.

          2. Notwithstanding any other provision of the First Prior Amendment (as amended by the Sixth Prior Amendment) or the Agreement to the contrary, upon liquidation of the Partnership, CAP shall be required to contribute to the Partnership the deficit balance in its Capital Account computed in accordance with Section 1.752-2(b)(1) and (2) of the Regulations, provided, however, that such contribution obligation shall not exceed $84,350,000 (the "Deficit Obligation"). CAP specifically waives any right of contribution or subrogation with respect to such Deficit Obligation and neither the General Partner nor any other Partner or other Person shall be required to reimburse CAP for such contribution. Irrespective of the balance in the Capital Account of CAP, CAP agrees to indemnify the Partnership and the General Partner to the extent that the recourse obligations of the Partnership exceed the assets of the Partnership available to satisfy such recourse obligations. This indemnity obligation is intended to protect and hold the Partnership and the General Partner harmless for such recourse obligations without regard to obligations imposed on the General Partner under applicable state law or other contract provisions. This indemnity obligation shall be limited to $84,350,000 (the "Indemnity Obligation"). CAP hereby specifically waives any right of contribution from or subrogation against the General Partner or any other Partner and neither the Partnership nor any other Partner shall be required to contribute to or otherwise reimburse CAP with respect to such indemnity. Upon payment of such indemnity, CAP's Capital Account shall be credited with such payment only to the extent of any deficit in such Capital Account. Amounts paid to the Partnership pursuant to the Deficit Obligation or the Indemnity Obligation shall be used to satisfy the recourse obligations of the Partnership.

          CAP's Deficit Obligation and Indemnity Obligation shall not in the aggregate exceed $84,350,000 (subject to reduction as provided herein). In addition, the Deficit Obligation and the Indemnity Obligation shall be forever reduced to $6,350,000 immediately upon the first placing, after acquisition of the CAP Properties by the Partnership, of a non-recourse third party mortgage on the CAP Properties securing a third party non-recourse loan to the Partnership in an amount not less than $78,000,000.

          Upon the sale, redemption, conversion or other disposition of the CAP Units, the Deficit Obligation and the Indemnity Obligation of CAP under this provision shall terminate proportionately with the number of CAP Units sold, redeemed, converted or otherwise disposed of; provided, however, that a transferee of CAP may, in its sole discretion, assume the Deficit Obligation and/or the Indemnity Obligation of CAP and, in such event, the Deficit Obligation and the Indemnity Obligation shall be the obligations solely of such transferee (but CAP's obligation shall in all events be proportionately terminated as of the date of any such disposition of its interest in the Partnership). Nothing in this paragraph 2 shall in any way affect the sale, exchange, or conversion rights of CAP under the Agreement or under the First and Sixth Prior Amendments.



                                     E-1 - 2

                                   EXHIBIT E-2

                                (1120 AGREEMENT)

          BACKGROUND

          On October 16, 1997, pursuant to a closing under that certain Contribution Agreement dated September 4, 1997, as amended, by and between the Partnership and 1120 20th Street Associates ("1120") (the "Contribution Agreement"), 1120 received 1,645,885 Class A Units, subject to adjustment as provided in the Contribution Agreement, (referred to as the "1120 Units") in exchange for the office property known as One Lafayette Centre, 1120 20th Street, N.W., Washington, D.C. (the "1120 Property"). In connection with the issuance of the 1120 Units, the Second Prior Amendment to the Original Partnership Agreement, which set forth specific agreements regarding certain additional rights and obligations of 1120, was executed. Such specific agreements are described below.

          All capitalized terms used in this Exhibit E-2 and not otherwise defined herein have the meanings assigned in the Agreement.

          SPECIFIC AGREEMENTS

          Notwithstanding any other provision of the Agreement to the contrary, upon liquidation of the Partnership, 1120 shall be required to contribute to the Partnership the deficit balance in its Capital Account computed in accordance with Sections 1.752-2(b)(1) and (2) of the Regulations; provided, however, that such contribution obligation shall not exceed $14,000,000 (the "Deficit Obligation"). 1120 specifically waives any right of contribution or subrogation with respect to such Deficit Obligation and neither the General Partner nor any other Partner or other Person shall be required to reimburse 1120 for such contribution. Irrespective of the balance in the Capital Account of 1120, 1120 agrees to indemnify the Partnership and the General Partner to the extent that the recourse obligations of the Partnership exceed the assets of the Partnership available to satisfy such recourse obligations. This indemnity obligation is intended to protect and hold the Partnership and the General Partner harmless for such recourse obligations without regard to obligations imposed on the General Partner under applicable state law or other contract provisions. This indemnity obligation shall be limited to $14,000,000 (the "Indemnity Obligation"). 1120 specifically waives any right of contribution from or subrogation against the General Partner or any other Partner and neither the Partnership nor any other Partner shall be required to contribute to or otherwise reimburse 1120 with respect to such indemnity. Upon payment of such indemnity, 1120's Capital Amount shall be credited with such payment only to the extent of any deficit in such Capital Account. Amounts paid to the Partnership pursuant to the Deficit Obligation or the Indemnity Obligation shall be used to satisfy the recourse obligations of the Partnership.

          Upon the sale, redemption, conversion or other disposition of the 1120 Units, the Deficit Obligation and the Indemnity Obligation of 1120 under this provision shall terminate; provided, however, a transferee of 1120 may, in its sole discretion, assume the Deficit Obligation and/or the Indemnity Obligation of 1120 and, in such event, the Deficit

Obligation and the Indemnity Obligation shall be the obligation solely of such transferee (but 1120's obligation shall in all events be terminated as of the date of any disposition of its interest in the Partnership). Nothing herein shall in any way effect the sale, exchange or conversion rights of 1120 under the Agreement or under the Second Prior Amendment.


                                     E-2 - 2

                                   EXHIBIT E-3

                           (WRIGHT RUNSTAD AGREEMENT)


BACKGROUND

          On December 16, 1997, (i) pursuant to a closing under that certain Contribution Agreement dated December 16, 1997, by and between the Partnership, WRAM (as defined below), WRH (as defined below) and certain other parties (the "Contribution Agreement") (a) Wright Runstad Asset Management L.P., a Washington limited partnership ("WRAM"), received 446,890 Class B Units in exchange for certain partnership interests ("Titleholder Interests") in Wright Runstad Properties L.P., a Delaware limited partnership (the "Titleholder") and (b) Wright Runstad Holdings L.P., a Washington limited partnership ("WRH"), received 2,168,810 Class B Units in exchange for certain Titleholder Interests; and (ii) pursuant to a closing under that certain Investment Agreement dated December 16, 1997, by and among the Partnership, Wright Runstad Associates Limited Partnership, a Washington limited partnership, ("WRALP"), H. Jon Runstad ("Runstad"), Douglas E. Norberg ("Norberg"), John F. Nordby ("Nordby"), and certain other parties (the "Investment Agreement"), Runstad, Norberg, and Nordby received, in the aggregate, 137,427 Class B Units in exchange for certain limited partnership interests in WRALP ("WRALP Interests"). WRAM and WRH are collectively referred to herein as the "Contributors." Runstad, Norberg, Nordby are collectively referred to herein as the "Principals." The Class B Units issued as described above are referred to herein as the WRP Units. Certain property owned by the Titleholder as described in the Contribution Agreement is referred to herein as the "WRP Property." In connection with the issuance of the WRP Units, the Third Prior Amendment to the Original Partnership Agreement, which set forth specific agreements regarding certain additional rights and obligations of the Contributors and the Principals, was executed. Such specific agreements are described below.


          All capitalized terms used in this Exhibit E-3 and not otherwise defined shall have the meanings assigned to them in the Agreement.

SPECIFIC AGREEMENTS

          1. Right to Assign. Notwithstanding any other provision of this Agreement or of the Third Prior Amendment, each Contributor shall have the right to assign all or any portion of its WRP Units, together with any and all other rights of such Contributor pursuant to the Third Prior Amendment and the Agreement, to one or more of the constituent partners or shareholders, members, partners, or beneficiaries of constituent partners of such Contributor on December 16, 1997, without the need for the consent of the General Partner or any Limited Partner and without being subject to the right of first refusal set forth in Section 11.3.A(a) of the Agreement, but in each case subject to the restrictions and conditions set forth in Sections 11.3.C, 11.3.D, 11.3.E, 11.6.E and 11.6.F of the Agreement. Upon the delivery of written notice of such an assignment to the General Partner, each assignee of WRP Units pursuant to the immediately preceding sentence shall be admitted to the Partnership as a Substituted Limited Partner owning the

WRP Units so assigned and having all of the rights of a Limited Partner under the Agreement and the Third Prior Amendment, subject only to such assignee executing and delivering to the Partnership an acceptance of all of the terms and conditions of the Agreement and such other documents or instruments as the General Partner may reasonably require to effect such admission, in accordance with Section 11.4.B of the Agreement. Each permitted assignee of any of the WRP Units issued to a Contributor pursuant to the Contribution Agreement that is admitted as a Substituted Limited Partner in accordance with this Section 1 or
Article XI of the Agreement, for so long as such Person owns any such WRP Units, is referred to herein as a "Contributor Limited Partner." Upon satisfaction of the condition described in the second sentence of this Section 1, the General Partner shall update the Partner Registry in the manner described in Section 11.4.C of the Agreement. For purposes of Section 8.6 of the Agreement, each Contributor Limited Partner which is a permitted assignee of a Contributor shall be entitled to exercise its right to require the Partnership to redeem all or any portion of the WRP Units assigned to it by such Contributor at any time.

          2.   Adjustments to Carrying Values.

               (a) Upon the admission of the Contributors and the Principals to the Partnership and upon the distribution by the Partnership of the Cash Amount to either Contributor or to any Principal or any Contributor Limited Partner pursuant to the exercise of the Redemption Right with respect to the WRP Units held by such Contributor, Principal or Contributor Limited Partner, the Carrying Values of the Assets of the Partnership shall be adjusted in accordance with the procedures described in Section 1.D of Exhibit B to the Agreement; provided, however, that in order to minimize the administrative burden associated with the adjustments required by this
     Section 2(a) in connection with the distribution of the Cash Amount to a Contributor, a Principal or a Contributor Limited Partner, the Partnership shall make the adjustments to the Carrying Values of the Partnership's Assets (and the resulting adjustments to the Capital Accounts of the Partners) only upon the happening of the most material event during the calendar year that is described in Section 1.D(2) of Exhibit B to the Agreement (the "Annual Adjustment"); and provided, further, that upon the distribution of the Cash Amount to a Contributor, a Principal or a Contributor Limited Partner or, at the option of the General Partner, upon the occurrence of any other event described in Section 1.D(2) of Exhibit B to the Agreement, that occurs during any year other than as of the date of the Annual Adjustment, the Partnership shall, at the time of such distribution, make adjustments to the Carrying Values of the Partnership's Assets in accordance with the procedures described in Section 1.D of Exhibit B to the Agreement for purposes of adjusting the Capital Account of such Contributor, such Principal or such Contributor Limited Partner who has exercised his Redemption Right or such other affected Partner, but no such adjustments shall be necessary at such time with respect to the Capital Account balances of Partners who remain Partners through the date of the Annual Adjustment or are otherwise not directly affected by any such other event.

               (b) Any determination of the fair market value of Partnership assets pursuant to Section 1.D of Exhibit B to the Agreement (for purposes of


                                     E-3 - 2
     calculating Unrealized Gain or Unrealized Loss), with respect to adjusting the Carrying Values of Partnership assets in connection with the exercise of Redemption Rights by a Contributor, any Principal or any Contributor Limited Partner shall be made by assuming that the aggregate fair market value of all Partnership assets is equal to the aggregate Cash Amount that would be distributed by the Partnership if all Partnership Units held by all Partners (including the General Partner) were redeemed in exchange for the Cash Amount with respect to each such Partnership Unit at such time, provided, however, such valuation methodology shall not be utilized for purposes of determining the fair market value of the Partnership's assets with respect to any such exercise of Redemption Rights in contemplation of an assignment by or reorganization of the Partnership for the benefit of creditors and any liquidation of the Partnership related thereto or following the filing by (or in contemplation of a filing) by the Partnership of a case under Title 11 of the U.S. Code.

          3. Allocations. Notwithstanding the provisions of Section 2.C of Exhibit C to the Agreement, for purposes of allocating items of income, gain, loss and deduction with respect to the WRP Property in the manner required by
Section 704(c) of the Code, the Partnership shall employ, and shall cause any entity controlled by the Partnership which holds title to any of the WRP Property to employ, the "traditional method" as set forth in Regulation Section 1.704-3(b).

          4.   Obligation to Restore Deficit Capital Account.

               (a) For purposes of this Section 4, the following terms shall have the meanings set forth below:

                         (i) "DRO Amount" means (A) with respect to WRAM, $10,873,678, (B) with respect to WRH, $63,014,285 and (C) with respect to each Scheduled Assignee, the amount set forth opposite such Scheduled Assignee's name on Schedule 1 hereto.

                         (ii) "Partner Contribution Agreement" means one or more agreements in favor of that certain partnership or those certain partnerships that are partners in WRH, which were executed concurrently with the Third Prior Amendment and have been assigned by such partnerships to WRH, pursuant to which a Second-Tier Partner has agreed to make certain capital contributions to WRH on the terms and subject to the conditions set forth in such Partner Contribution Agreement.

                        (iii) "Partner Contribution Amount" means, with respect to each Second-Tier Partner, the amount set forth opposite such Second-Tier Partner's name on Schedule 1 hereto, which amount is the amount of capital contributions agreed to be made by such Second-Tier Partner pursuant to the Partner Contribution Agreement to which he is a party.


                                     E-3 - 3

                         (iv) "Scheduled Assignee" means each permitted assignee of any of the WRP Units of either WRAM or WRH listed on Schedule 1 hereto and the successors and assigns of such Scheduled Assignee.

                         (v) "Second-Tier Partners" means those persons listed on Schedule 1 to the Third Prior Amendment who are partners in certain general partnerships that are partners in WRH and who have executed and delivered one or more Partner Contribution Agreements.

               (b) Notwithstanding any other provisions of the Agreement, upon liquidation of the Partnership or upon the liquidation of the Partnership Interest of a Contributor or a Scheduled Assignee, each Contributor or Scheduled Assignee whose interest is being liquidated shall contribute to the Partnership, in accordance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations, the deficit balance, if any, in its Capital Account, calculated after the allocation for such year of all items of Net Income, Net Losses, Gross Income and Unrealized Gain or Unrealized Loss allocated in accordance with Section 1.D of Exhibit B to the Agreement; provided, however, that in no event shall such contribution obligation for any Contributor or Scheduled Assignee exceed such Contributor's or Scheduled Assignee's DRO Amount. In addition, WRH assigned and conveyed to the Partnership, effective upon distribution of the WRP Units by WRH, all of WRH's rights under each Partner Contribution Agreement provided by a Second-Tier Partner; provided that in no event shall the contribution obligation pursuant to such Partner Contribution Agreement exceed such Second-Tier Partner's Partner Contribution Amount. The obligation pursuant to this Section 4(b) shall be for the benefit of the Partnership, the General Partner, the creditors of the Partnership or any other person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or the General Partner in its capacity as the general partner of the Partnership and shall be enforceable by such parties. Each Contributor and Scheduled Assignee unconditionally and irrevocably waives any subrogation, reimbursement or similar rights to which it might otherwise be entitled as the result of its performance with respect to the obligation created pursuant to Section 4(b), whether such rights arise with respect to the Partnership, another Partner, or a third party; provided, however, that the General Partner shall in all events be entitled to enforce the contribution obligation of a Contributor or Scheduled Assignee undertaken pursuant to Section 4(b).

               (c) Notwithstanding the foregoing, in the event that the General Partner, pursuant to Section 8.6.B of the Agreement, elects to assume directly and satisfy a Redemption Right exercised by a Contributor or a Scheduled Assignee (a "Tendering Limited Partner"), the General Partner shall assume the obligation of the Tendering Limited Partner pursuant to
     Section 4(b) above with respect to the WRP Units transferred to the General Partner by such Tendering Limited Partner; provided, however, that if the adjustment to the Carrying Values of Partnership Assets and the related adjustments to the Capital Accounts of the Partners pursuant to Section 2 hereof and Section 1.D of Exhibit B to the Agreement that would have been undertaken pursuant to Section 2 hereof had the

                                     E-3 - 4

     Partnership satisfied the Redemption Right exercised by such Tendering Limited Partner would have resulted in the Capital Account of the Tendering Limited Partner having a zero or positive balance, then, with respect to such WRP Units acquired from the Tendering Limited Partner, the General Partner shall have no obligation pursuant to Section 4(b) hereof with respect to a liquidation of the Partnership or a liquidation of the Partnership Interest reflected by such WRP Units that occurs more than twelve months following the acquisition of such WRP Units by the General Partner.

               (d) In the event that the liquidation of the Partnership Interest of a Tendering Limited Partner, other than in connection with the liquidation of the Partnership, would trigger an obligation pursuant to
     Section 4(b) hereof to contribute an amount to the Partnership, then the Net Income of the Partnership for the portion of such year ending on the Specified Redemption Date with respect to such Tendering Limited Partner shall be specially allocated to such Tendering Limited Partner in the amount necessary to eliminate the deficit balance in its Capital Account remaining after all other adjustments for such year (including any adjustments made pursuant to Section 1.D of Exhibit B to the Agreement).

          5. Maintenance of Recourse Debt. The Partnership shall maintain unsecured liabilities as to which the creditor has recourse to the General Partner, including any such unsecured recourse liabilities (as to which the creditor has recourse to the General Partner in its capacity as General Partner) of any other entity that is allocable to the Partnership, in an aggregate amount not less than the amount necessary such that: (a) prior to the distribution by WRAM and WRH of WRP Units issued to them pursuant to the Contribution Agreement, the amount of Partnership recourse liabilities allocated to each of WRAM and WRH shall be not less than its DRO Amount; and (b) following the distribution by WRAM and WRH of WRP Units issued to them pursuant to the Contribution Agreement, the amount of Partnership recourse liabilities allocated directly or indirectly to all Scheduled Assignees and Second-Tier Partners shall be not less than the sum of their respective DRO Amounts and Partner Contribution Amounts. In making such determination, the Partnership shall take into account any and all allocations of Partnership recourse liabilities to other Partners by reason of any guarantees, indemnities, restoration obligations or other, similar arrangements with respect to any such Partners, and the liability by reason of any such Partner's status as a general partner of the Partnership.

          6. Amendments. Notwithstanding any provision in the Agreement to the contrary, the provisions hereof and of the Third Prior Amendment may be waived or amended or otherwise modified with the prior written consent of holders of more than fifty percent (50%) of the WRP Units at the time outstanding and without the consent of any other Limited Partner.


                                     E-3 - 5

                                   SCHEDULE 1

                  SCHEDULED ASSIGNEES AND SECOND-TIER PARTNERS



                                                                                        DRO Amount/
                          Scheduled Assignees/                                      Partner Contribution
                          Second-Tier Partners                                             Amount
                          --------------------                                             ------
                  Runstad, H. Jon                                                                (4,254,441)
                  Grousemount Associates                                                         (1,770,549)
                  Norberg, Douglas E.                                                            (1,551,346)
                  Nordby, Jon F.                                                                   (593,282)
                  WRAM Inc.                                                                      (2,704,060)
                  Allsop Inc.                                                                    (2,608,769)
                  Atkin, Jeffrey                                                                    (65,221)
                  Bacon, David L.                                                                   (50,842)
                  Blumenthal, Herman                                                               (130,441)
                  Brinsley, John L.                                                                 (50,843)
                  Carr, Nancy                                                                       (64,912)
                  Cleveland T.E.                                                                    (65,222)
                  Crowl, John S.                                                                   (130,445)
                  Danz, Fredric A.                                                                 (608,394)
                  Dingfield, Barbara J.                                                          (1,329,940)
                  Fischer, Robert W.                                                                (50,845)
                  Flynn, Frank                                                                     (260,876)
                  Flynn, Michael T.                                                              (2,420,379)
                  Foster, Thomas B.                                                                (801,449)
                  Ganahl, Timothy H.                                                               (130,446)
                  Green, Mark S.                                                                   (130,443)
                  Griffin, J. Michael                                                              (130,444)
                  Grousemount Associates                                                         (7,372,126)
                  Hanson, Peter C.                                                                  (65,220)
                  Heeseman, Tex                                                                     (50,845)
                  Helsell Partnership                                                              (108,388)
                  Helsell, Robert M.                                                               (280,007)
                  Isham, Martha E.                                                                 (183,943)
                  Kosmos, George C. Jr.                                                            (282,280)
                  Leendersten, Howard V.                                                           (738,833)
                  Margulis, Valerie L.                                                             (426,318)
                  Morbeck, John P.                                                                 (130,445)
                  Newell, Christopher A.                                                           (295,017)
                  Nolan, James L.                                                                   (50,845)
                  Norberg, Douglas E.                                                            (3,518,589)
                  Nordby, Jon F.                                                                 (2,720,052)
                  Pappas, Theodore R.                                                              (130,445)
                  Parker, Victor E.                                                                (738,834)


                                     E-3 - 6

                  Penny, John D. Jr.                                                               (130,442)
                  Phelps, Margaret P.                                                              (256,141)
                  Pigott, James C. Family PS                                                       (608,393)
                  Rozner, Evelyne and Griffin, Matthew J.                                        (2,084,177)
                  Runstad, H. Jon                                                                (10,800,978)
                  Scheumann, Theiline P.                                                         (2,401,958)
                  Schuchart Partnership                                                          (9,286,144)
                  Schuchart, George S.                                                             (453,335)
                  Skinner, Jean Enerson                                                            (130,443)
                  Stansbury, M.E.                                                                   (65,220)
                  Stearns, Kathlyn                                                                 (295,017)
                  Stroum, Cynthia                                                                  (565,070)
                  Stuart, E. Hadley Jr.                                                          (1,825,169)
                  Stuart, Marian B.                                                              (1,216,770)
                  Taber, Andrew J.                                                                 (225,585)
                  Taylor, William C.                                                               (496,317)
                  Trainer, Stevens U.                                                            (1,033,889)
                  Wayte, Alan                                                                       (50,845)
                  Whalen, Jerome D.                                                                (190,605)
                  Windhover Associates                                                             (125,384)
                  Wright Runstad & Company                                                         (729,314)
                  Wyckoff, Ann P.                                                                (1,192,385)
                  Wyckoff, Paul                                                                     (54,446)
                  Wyckoff-Dickey, Sheila                                                            (43,181)
                  Wyman, David C.                                                                  (738,833)
                  Wyman, Polly R.                                                                  (434,094)
                  Ackerman G.N.                                                                      (3,723)
                  Ahearne T.                                                                         (2,241)
                  Aherne P.L.                                                                        (5,247)
                  Anderson D                                                                         (2,685)
                  Alston C.                                                                            (618)
                  Berg B.J.                                                                          (4,744)
                  Blanchard J.T.                                                                    (54,556)
                  Bohannon M.                                                                        (2,051)
                  Brandeberry M.E.                                                                  (17,141)
                  Bristol J.B.                                                                         (750)
                  Butler D.V.                                                                        (4,920)
                  Chapman F.L.                                                                      (41,845)
                  Clark B.                                                                           (2,716)
                  Coffey B.                                                                          (1,069)
                  Coulson E.R.                                                                       (4,464)
                  Cullen J.J.                                                                        (4,830)
                  Dean R.                                                                              (758)
                  Diercks R.J.                                                                      (63,006)
                  DIiJulio P.S.                                                                      (3,598)
                  Dixon T.E.                                                                         (1,736)
                  Ehrlichman P.S.                                                                   (21,820)


                                     E-3 - 7

                  Ellis W.H.                                                                         (3,525)
                  Erxleben W.C.                                                                      (1,755)
                  Filer T.J.                                                                         (2,006)
                  Fluhrer G.E.                                                                      (49,462)
                  Foreman L.L.                                                                       (2,914)
                  Foster T.B.                                                                      (139,362)
                  Gaffiney J.M.                                                                     (62,317)
                  Galloway J.                                                                        (1,129)
                  Gleaves C.                                                                         (3,066)
                  Graybeal L.E.                                                                      (2,638)
                  Hall, C.M.                                                                        (93,138)
                  Hendrickson J.                                                                     (3,209)
                  Hill G.R.                                                                          (4,135)
                  Howorth D.B.                                                                       (2,613)
                  Israel A.D.                                                                       (13,854)
                  Jackson D.E.                                                                       (3,120)
                  Keefe R.E.                                                                        (92,690)
                  Keehnel S.K.                                                                       (5,979)
                  Kennedy P.F.                                                                      (22,914)
                  Koslow A.                                                                            (759)
                  Lee L.N.                                                                           (2,365)
                  Loacker L.J.                                                                       (5,671)
                  Mack G.                                                                            (5,530)
                  Macleod J.W.                                                                       (2,749)
                  Magnano M.J.                                                                      (43,651)
                  Marcy D.E.                                                                         (2,531)
                  Martin L.C.                                                                        (3,080)
                  Matson D.D.                                                                      (116,291)
                  Mcconaughy B.A.                                                                    (4,758)
                  Mc Cullough J.C.                                                                     (267)
                  Mellem R.                                                                          (2,569)
                  Morrow A.J.                                                                        (3,440)
                  Murray M.K.                                                                       (14,101)
                  Myklebust R.A.                                                                     (1,123)
                  Nielsen M.J.                                                                         (180)
                  Noll J.B.                                                                         (25,934)
                  Nomellini C.P.                                                                    (57,947)
                  Palmer D.S.                                                                       (50,680)
                  Pepper L.H.                                                                       (42,303)
                  Prince D.R.                                                                        (4,289)
                  Redman A.M.                                                                       (41,769)
                  Rheaume W.J.                                                                       (2,778)
                  Rieke P.V.                                                                         (2,881)
                  Roberts K.E.                                                                       (6,033)
                  Runstad J.M.                                                                      (31,986)
                  Russell B.L.                                                                       (5,855)
                  Sandler M.D.                                                                       (6,704)


                                     E-3 - 8

                  Schweet L.S.                                                                       (1,200)
                  Seidel R.                                                                          (1,262)
                  Serkin B.P.                                                                        (1,794)
                  Silvey M.                                                                          (3,025)
                  Spitzer H.                                                                         (5,318)
                  Stansbury M.E.                                                                     (9,304)
                  Stone V.R.                                                                        (44,495)
                  Sweeney D.B.                                                                       (3,833)
                  Thieme D.                                                                          (2,631)
                  Tonkin W.G.                                                                        (4,370)
                  Utevsky D.                                                                         (5,089)
                  Vaska M.                                                                           (2,240)
                  Voorhees L.R.                                                                      (5,427)
                  Washburn J.T.                                                                      (2,868)
                  Whalen J.D.                                                                       (80,770)
                  Whiteley K.                                                                        (8,925)
                  Whitford J.P.                                                                     (15,963)
                  Wilson D.R.                                                                        (6,527)
                  Winberry P.B.                                                                      (2,609)
                  Winter D.S.                                                                        (3,114)
                  Wolfe C.R.                                                                         (1,417)
                  Wright C.W.                                                                        (3,295)
                  Total                                                                          (73,887,963)
                                                                                                  ==========




                                     E-3 - 9

                                   EXHIBIT E-4


                              (GALBREATH AGREEMENT)

                  BACKGROUND

                  On April 21, 1998, Galbreath-Denver Limited Partnership, an Ohio limited partnership ("Galbreath") and 1560 Broadway Partnership, a Colorado general partnership ("Broadway") (collectively the "Additional Limited Partners") each was issued 1,684 Class B Units (referred to as the "Galbreath and Broadway Units"). In connection with the issuance of the Galbreath and Broadway Units, a Prior Addendum dated as of April 21, 1998, to the Original Partnership Agreement, which set forth specific agreements regarding certain additional rights and obligations of the Additional Limited Partners, was executed. Such specific agreements are described below.

                  All capitalized terms used in this Exhibit E-4 and not otherwise defined shall have the meanings assigned in the Agreement.

                  SPECIFIC AGREEMENTS

                  Notwithstanding any other provision of the Agreement to the contrary, upon liquidation of the Partnership, each of the Additional Partners shall be required to contribute to the Partnership the deficit balance in such party's Capital Account computed in accordance with Sections 1.752-2(b)(1) and
(2) of the Regulations; provided, however, that such contribution obligation shall not exceed the amount by which the recourse obligations of the Partnership exceed the assets of the Partnership available to satisfy such recourse obligations and shall not exceed $4,154,000 with respect to Galbreath and the lesser of the deficit balance in Broadway's Capital Account in "owner" at the date of "closing" reduced by any income allocated to Broadway after the date of Closing or $10,500,000 with respect to Broadway (collectively, the "Deficit Obligation"). Each of the Additional Limited Partners specifically waives any right of contribution or subrogation with respect to such Deficit Obligation and neither the General Partner nor any other Partner or other Person shall be required to reimburse the Additional Limited Partners for such contributions. Upon payment of such Deficit Obligation, each Additional Limited Partner's Capital Account shall be credited with such payment. Amounts paid to the Partnership pursuant to the Deficit Obligation shall be used to satisfy the recourse obligations of the Partnership.

                  Upon the sale, redemption, conversion or other disposition of the Galbreath and Broadway Units received by any Additional Limited Partner, the Deficit Obligation of such Additional Limited Partner shall be reduced in an amount equal to the percentage of the Galbreath and Broadway Units owned by such Additional Limited Partner which were sold, redeemed, converted or otherwise disposed of by such Additional Limited Partner, and upon the sale, redemption, conversion or other disposition of all the Galbreath and Broadway Units received by any Additional Limited Partner, the Deficit Obligation shall be terminated with respect to such Additional Limited Partner. Nothing in this Exhibit E-4 shall in any way effect the sale, exchange or conversion rights of the Additional Limited Partners under the Agreement or this Exhibit E-4.

                  In the case of Galbreath only, certain partners of Galbreath shall execute and deliver to the Partnership, and the Partnership shall accept, a Guarantee in the form agreed to by such Galbreath partners and the Partnership.



                                     E-4 - 2

                                   EXHIBIT E-5

                          (PALO ALTO SQUARE AGREEMENT)

                  BACKGROUND

                  Pursuant to a closing under that certain Contribution Agreement dated September 28, 1999, by and between Palo Alto Square Limited Partnership, an Illinois limited partnership, ("Contributor") and the General Partner (the "Contribution Agreement"), Contributor was issued 1,012,623 Class B Units (referred to as the "Contributor Units") in exchange for certain real property interests described in the Contribution Agreement (the "Property"). Contributor has assigned the Contributor Units to the Equity Holders (as defined below). In connection with the issuance of Contributor Units, the Tenth Prior Amendment to the Original Partnership Agreement, which set forth specific agreements regarding certain additional rights and obligations of the Contributor and its constituent partners as set forth on Schedule 1 to such Tenth Prior Amendment (the "Equity Holders"), was executed. Such specific agreements are described below.

                  All capitalized terms used in this Exhibit E-5 and not otherwise defined shall have the meanings assigned in the Agreement.

SPECIFIC AGREEMENTS

                  1. Right to Assign. Notwithstanding any other provision of this Exhibit E-5 or of the Agreement, the Equity Holders shall have the right to assign all or any portion of their Contributor Units, together with any and all other rights of the Equity Holders pursuant to this Exhibit E-5 or the Agreement, to one or more of the constituent partners or shareholders, members, partners or beneficiaries of constituent partners of the Equity Holders as of October 1, 1999, whether direct or indirect, without the need for the consent of the General Partner or Limited Partners and without being subject to the right of first refusal set forth in Section 11.3.A(a) of the Agreement, but in each case subject to the restrictions and conditions set forth in Sections 11.3.C, 11.3.D, 11.3.E, 11.6.E and 11.6.F of the Agreement. Upon the delivery of written notice of such an assignment to the General Partner, each assignee of Contributor Units pursuant to the immediately preceding sentence shall be admitted to the Partnership as a Substituted Limited Partner owning the Contributor Units so assigned and having all of the rights of a Limited Partner under the Agreement and this Exhibit E-5, subject only to such assignee executing and delivering to the Partnership an acceptance of all of the terms and conditions of the Agreement and such other documents or instruments as the General Partner may reasonably require to effect such admission, in accordance with Section 11.4.B of the Agreement. Each permitted assignee of any of the Contributor Units, issued to the Contributor pursuant to the Contribution Agreement and subsequently transferred to the Equity Holders, that is admitted as a Substituted Limited Partner in accordance with this Section 1 or Article XI of the Agreement, for so long as such Person owns any such Contributor Units, is referred to in this Exhibit E-5 as an "Indirect Equity Holder." Upon satisfaction of the condition described in the second sentence of this Section 1, the General Partner shall update the Partner Registry in the manner described in Section 11.4.C of the Agreement. For purposes of Section 8.6 of the Agreement, each Equity Holder and Indirect

Equity Holder shall be entitled to exercise its right to require the Partnership to redeem all or any portion of the Contributor Units assigned to it by an Equity Holder at any time on or after October 1, 1999.

                    2. Adjustments to Carrying Values. (a) The Carrying Values of the Assets of the Partnership shall be adjusted in accordance with the procedures described in Section 1.D of Exhibit B to the Agreement; provided, however, that in order to minimize the administrative burden associated with the adjustments required by this Section 2(a) in connection with the distribution of the Cash Amount to an Equity Holder or an Indirect Equity Holder, the Partnership shall make the adjustments to the Carrying Values of the Partnership's assets (and the resulting adjustments to the Capital Accounts of the Partners) only upon the happening of the most material event during the calendar year that is described in Section 1.D(2) of Exhibit B to the Agreement (the "Annual Adjustment") and; provided further that upon the distribution of the Cash Amount to an Equity Holder or an Indirect Equity Holder or, at the option of the General Partner, upon the occurrence of any other event described in Section 1.D(2) of Exhibit B to the Agreement, that occurs during any year other than as of the date of the Annual Adjustment, the Partnership shall, at the time of such distribution, make adjustments to the Carrying Values of the Partnership's assets in accordance with the procedures described in Section 1.D of Exhibit B to the Agreement for purposes of adjusting the Capital Account of an Equity Holder, or such Indirect Equity Holder who has exercised his Redemption Right or such other affected Partner, but no such adjustments shall be necessary at such time with respect to the Capital Account balances of Partners who remain Partners through the date of the Annual Adjustment or are otherwise not directly affected by any such other event.

                           (b)      Any determination of the fair market value
of Partnership assets pursuant to Section 1.D of Exhibit B to the Agreement (for purposes of calculating Unrealized Gain or, Unrealized Loss), with respect to adjusting the Carrying Values of Partnership assets in connection with the exercise of Redemption Rights by an Equity Holder or any Indirect Equity Holder shall be made by assuming that the aggregate fair market value of all Partnership assets is equal to the aggregate Cash Amount that would be distributed by the Partnership if all Partnership Units held by all Partners (including the General Partner) were redeemed in exchange for the Cash Amount with respect to each such Partnership Unit at such time, provided, however, such valuation methodology shall not be utilized for purposes of determining the fair market value of the Partnership's assets with respect to any such exercise of Redemption Rights in contemplation of an assignment by or reorganization of the Partnership for the benefit of creditors and any liquidation of the Partnership related thereto or following the filing by (or in contemplation of a filing) by the Partnership of a case under Title 11 of the U.S. Code.

                    3. Allocations. Notwithstanding the provisions of Section 2.C of Exhibit C to the Agreement, for purposes of allocating, items of income, gain, loss and deduction with respect to the Property in the manner required by
Section 704(c) of the Code, the Partnership shall employ, and shall cause any entity controlled by the Partnership which holds title to any of the Property to employ the "traditional method" as set forth in Regulation Section 1.704-3(b).


                                     E-5 - 2

                    4. Obligation to Restore Deficit Capital Accounts. (a) For purposes of this Section 4, the following terms shall have the meanings set forth below:

                                            (i) "Protected Amount" means, with
                           respect to any Protected Partner, an amount equal to
                           (i) the taxable gain, if any, that would be realized by such Protected Partner if such Partner were to dispose of its Partnership Interests for no consideration other than the release or deemed release of liabilities of the Partnership assumed by or otherwise allocable to such Partner under Code
                           Section 752, as such hypothetical gain is determined from time to time, less (ii) such Partner's share of "qualified nonrecourse financing" as defined in Code
                           Section 465(b)(6) and the Regulations thereunder, as such share is determined from time to time in accordance with Regulations Section 1.752-3(a). The Protected Amount allocable to any Protected Partner may be modified from time to time by an amendment to the Agreement or by execution of a written instrument by and between such Protected Partner and the General Partner, acting on behalf of the Partnership and without the prior written consent of any other Partner (whether or not Protected Partners).

                                            (ii) "Protected Partner(s)" means
                           that or those Limited Partner(s) designated as Protected Partner(s) on Exhibit A attached to the Tenth Prior Amendment, as such designation may be modified from time to time by the General Partner, whether by express amendment to the Agreement or by execution of a written instrument by and between any Protected Partner(s) and the General Partner, acting on behalf of the Partnership and without the prior consent of other Limited Partners (whether or not Protected Partners). For purposes hereof, any successor, assignee, or transferee of Partnership Interests from a Protected Partner, which successor, assignee or transferee determines its basis in such Units by reference to the basis of the predecessor, assignor or transferor Protected Partner, shall be considered a Protected Partner.

                   (b) Notwithstanding any provision of the Partnership Agreement to the contrary (including, without limitation, the second sentence of Section 13.3 of the Partnership Agreement), upon liquidation of the Partnership or upon the liquidation of the Partnership Interest of a Protected Partner, such Protected Partner whose interest is being liquidated shall contribute to the Partnership in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2), the deficit balance, if any, in its Capital Account, calculated after the allocation for such year of all items of Net Income, Net Losses, Gross Income and Unrealized Gain or Unrealized Loss allocated in accordance with Section 6.1 of the Agreement, Section 1.D of Exhibit B to the Agreement, provided, however, that in no event shall such contribution obligation for any Protected Partner exceed such Protected Partner's Protected Amount. The obligation created pursuant to this Section 4(b) shall be for the benefit of the Partnership, the General Partner, the creditors of the Partnership or any other person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Partnership or the General Partner in its capacity as


                                     E-5 - 3
general partner of the Partnership and shall be enforceable by such parties. Each Protected Partner unconditionally and irrevocably waives any subrogation, reimbursement or similar rights to which it might otherwise be entitled as the result of its performance with respect to the obligation pursuant to this
Section 4(b), whether such rights arise with respect to the Partnership, another Partner of the Partnership or a third party; provided, however, that the General Partner shall in all events be entitled to enforce the contribution obligation of a Protected Partner undertaken pursuant to Section 4(b). Notwithstanding anything herein to the contrary, the obligation of a Protected Partner to contribute amounts pursuant to this paragraph shall continue in full force and effect in accordance with the terms hereof until one year following the transfer or other disposition by such Protected Partner of its Partnership Interests unless the Partnership and such Protected Partner agree otherwise. Unless expressly agreed by the Partnership and the affected holders of Contributor Units to the contrary in this or any other agreement, no holder of Contributor Units who is not a Protected Partner shall have any obligation to contribute amounts to the Partnership.

                  5. Amendments. Notwithstanding any provision in the Agreement to the contrary, the provisions of the Tenth Prior Amendment may be waived or amended or otherwise modified with the prior written consent of holders (being either the Equity Holders and/or the Indirect Equity Holders) of more than seventy-five percent (75%) of the Contributor Units at the time outstanding and without the consent of any other Limited Partner.



                                     E-5 - 4

                                   EXHIBIT E-6

                             (CORNERSTONE AGREEMENT)

                  BACKGROUND

                  In connection with the closing of the merger of Cornerstone Properties Limited Partnership ("Cornerstone Partnership") with and into the Partnership on June 19, 2000, (the "Cornerstone Merger") pursuant to the Agreement and Plan of Merger, dated as of February 11, 2000, as amended, among the General Partner, the Partnership, Cornerstone Properties Inc. and Cornerstone Partnership (the "Merger Agreement"), certain former limited partners of Cornerstone Partnership who became Limited Partners as a result of the Cornerstone Merger (referred to as "Former Cornerstone Limited Partners") have elected to become Protected Partners and, as a group, the Former Cornerstone Limited Partners have been given the right to increase their Protected Amount after the closing of the Cornerstone Merger, subject to a specified aggregate dollar limitation. In addition, the Partnership and Cornerstone Partnership entered into certain other agreements with respect to tax matters that affect the Former Cornerstone Limited Partners. The specific agreements between the Partnership and Cornerstone Partnership with respect to these various matters are described below.

                  All capitalized terms used and not otherwise defined in this Exhibit E-6 shall have the meanings assigned in the Agreement.

                  SPECIFIC AGREEMENTS

                  1. Election by Certain Former Cornerstone Limited Partners to Undertake Deficit Restoration Obligation. Each Former Cornerstone Limited Partner who, prior to the closing of the Cornerstone Merger, had entered into an agreement with Cornerstone Partnership to bear the economic risk of loss as to a portion of Cornerstone Partnership's recourse indebtedness by undertaking the obligation to restore a portion of its negative capital account balance upon liquidation of such Former Cornerstone Limited Partner's interest in Cornerstone Partnership was given the opportunity to become a Protected Partner with a Protected Amount in an amount equal to the maximum amount such Former Cornerstone Limited Partner was obligated to restore to Cornerstone Partnership immediately prior to the closing of the Cornerstone Merger; provided, however, that except as set forth in Paragraphs 2 and 3, below, no Former Cornerstone Limited Partner has the right to increase its Protected Amount following the Cornerstone Merger. The Former Cornerstone Limited Partners who have elected to become Protected Partners under such provision of the Merger Agreement, along with their specified Protected Amounts as of the closing of the Cornerstone Merger, are set forth on Schedule 1 to this Exhibit E-6. Each such election by a Former Cornerstone Limited Partner shall become effective upon the later of receipt thereof by the General Partner or the "effective time" of the merger of Cornerstone Partnership into the Partnership. Upon becoming effective, each such election by a Former Cornerstone Limited Partner pursuant to this Section 1 or any other provision of this Exhibit E-6 shall be irrevocable, cannot be reduced, and shall be binding upon successive transferees of the Former Cornerstone Limited Partners, except as provided in Section 13.3.D of the Agreement.

                  2. Election by Former Cornerstone Limited Partners to Increase Protected Amount. Notwithstanding the proviso in Paragraph 1, above, Former Cornerstone Limited Partners may, at any time following the Cornerstone Merger, elect to become Protected Partners and/or increase their Protected Amounts (as determined immediately prior to the Cornerstone Merger), as a group, by an aggregate amount of up to $50 million, reduced by the amount of any increases to the amounts that such former limited partners of Cornerstone Partnership were obligated to restore to Cornerstone Partnership that occurred during the period commencing on February 11, 2000, and ending at the closing of the Cornerstone Merger.

                  3. Effect of Other Agreements With Former Cornerstone Limited Partners. Pursuant to the Merger Agreement, the General Partner, the Partnership, Cornerstone Properties Inc. and Cornerstone Partnership entered into an Assignment and Assumption Agreement, dated as of June 19, 2000, pursuant to which the Partnership assumed certain obligations of Cornerstone Partnership made pursuant to certain tax protection agreements (the "Cornerstone Tax Protection Agreements") described on Schedule A to such Assignment and Assumption Agreement, a copy of which is attached as Schedule 2 to this Exhibit E-6. To the extent that the Cornerstone Tax Protection Agreements included a right to enter into deficit restoration obligations with respect to Cornerstone Partnership, such Former Cornerstone Limited Partners who are beneficiaries of such Cornerstone Tax Protection Agreements are Protected Partners and have Protected Amounts as provided in the Cornerstone Tax Protection Agreements. Notwithstanding the limitations in Paragraphs 1 and 2 above, the Protected Partners who are beneficiaries of the Cornerstone Tax Protection Agreements shall have the right to increase their Protected Amounts if and to the extent provided in the applicable Cornerstone Tax Protection Agreement and the amount of any such increase shall not be taken into account in applying the limitation in Paragraph 2. The Cornerstone Tax Protection Agreements pursuant to which certain Former Cornerstone Limited Partners have the right to become Protected Partners or to increase their specified Protected Amounts (subject to the limitations noted therein) are listed on Schedule 3 to this Exhibit E-6.

                  4. Request to Increase Amount of Deficit Restoration Obligation. The Partnership shall consider in good faith a request from a Former Cornerstone Limited Partner to become a Protected Partner and/or to increase its Protected Amount, as applicable, from time to time after the Cornerstone Merger if such Former Cornerstone Limited Partner shall provide information from its professional tax advisor satisfactory to the Partnership showing that, in the absence of such increased Protected Amount, such Limited Partner likely would not be allocated from the Partnership sufficient indebtedness under Section 752 of the Code and the at-risk provisions under Section 465 of the Code to avoid the recognition of gain (other than gain required to be recognized by reason of actual cash distributions from the Partnership). The Partnership and its professional tax advisors shall cooperate in good faith with such Former Cornerstone Limited Partner and its professional tax advisor to provide such information regarding the allocation of the Partnership liabilities and the nature of such liabilities as is reasonably necessary in order to determine the Former Cornerstone Limited Partner's adjusted tax basis in its Partnership Interest and at-risk amount. In deciding whether or not to grant such a request, the Partnership shall be entitled to take into account all factors related to the Partnership, including, without limitation, the existing and anticipated debt structure of


                                     E-6 - 2
the Partnership, the tax situations of all other Partners, including the General Partner (individually and as a group), and the effect that granting such a request might have on their tax situation, and the anticipated long-term business needs of the Partnership. The Partnership's only obligation with respect to any such request from a Former Cornerstone Limited Partner pursuant to this Paragraph 4 shall be to act in good faith. In the event the Partnership fails to act in good faith with respect to any such request, the exclusive remedy of the Former Cornerstone Limited Partner who made such request shall be an action for specific performance, with no entitlement to monetary damages.

                  5. Manner of Electing to Become a Protected Partner or To Increase Protected Amount. A Former Cornerstone Limited Partner who pursuant to the rights set forth under the other Paragraphs of this Exhibit E-6, wishes to become a Protected Partner or, if already a Protected Partner, to increase its Protected Amount, shall provide a written notice to the General Partner specifying the desired Protected Amount. If such election is made pursuant to Paragraph 2, such election shall become effective upon the receipt thereof by the General Partner unless (i) the General Partner determines that the limitation set forth in Paragraph 2 would be exceeded by reason of such election, or (ii) the General Partner reasonably determines, based on the advice of its tax advisors and after consulting with the Former Cornerstone Limited Partner and its tax advisors, that the amount specified in such Former Cornerstone Limited Partner's election substantially exceeds the amount necessary to cause such Former Cornerstone Limited Partner to be allocated sufficient Partnership liabilities under Section 752 of the Code (taking into account the effect of anticipated reductions in Partnership debt on such Former Cornerstone Limited Partner's allocable share of Partnership liabilities) to cover such Former Cornerstone Limited Partner's "negative tax capital account" and reasonably projected changes therein. If such election is pursuant to a Cornerstone Tax Protection Agreement, such election shall become effective upon the receipt thereof by the General Partner unless the General Partner reasonably determines, based on the advice of its tax advisors and after consulting with the Former Cornerstone Limited Partner and its tax advisor, that such Former Cornerstone Limited Partner does not have the right to undertake such election without the consent of the General Partner. If such election is not pursuant to Paragraph 2 or a Cornerstone Tax Protection Agreement (or such is election does not become effective pursuant to the provisions of one of the two preceding sentences), such election shall be deemed to be a request pursuant to Paragraph 4 of this Exhibit E-6 and shall become effective only upon approval by the General Partner in accordance with the provisions of Paragraph 4. Upon becoming effective, such election shall be irrevocable, cannot be reduced, and shall be binding upon successive transferees of the Former Cornerstone Limited Partner except as provided in Section 13.3.D of the Agreement.

                  6. No Obligation of the Partnership to Maintain Recourse Debt. Notwithstanding any obligations of the Partnership referred to in this Exhibit E-6, the Partnership shall not be obligated to maintain any level of indebtedness that qualifies as a Recourse Liability or Partner Nonrecourse Debt in excess of the amounts otherwise specifically required to be maintained under the Cornerstone Tax Protection Agreements assumed by the Partnership pursuant to the Merger Agreement.

                  7. Amendments of Exhibit E; Designation as Part II Protected Partners. All Protected Partners and their respective Protected Amounts as provided in this Exhibit


                                     E-6 - 3

E-6 shall be reflected on Exhibit E, which shall be amended from time to time as necessary to reflect any additional Protected Partners and/or increases in Protected Amounts made pursuant to paragraphs 2, 3, or 4, above. Former Cornerstone Partnership Limited Partners who are or become Protected Partners pursuant to the provisions of this Exhibit E-6 shall be designated on Exhibit E as Part II Protected Partners; provided, however, that any Former Cornerstone Limited Partner who is only obligated to restore a deficit in its capital account upon liquidation of the Partnership pursuant to a Cornerstone Tax Protection Agreement shall be designated on Exhibit E as a Part I Protected Partner.

                  8. Section 704(c) Method. Notwithstanding Paragraph 2.C. of Exhibit C, the Partnership shall use the "traditional method" under Regulations
Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to each property in which Cornerstone Partnership owns a direct or indirect interest at the time of the Cornerstone Merger (the "Cornerstone Properties") to take into account the Book-Tax Disparities as of the effective time of the Cornerstone Merger with respect to the Cornerstone Properties, with no "curative allocations" to offset the effect of the "ceiling rule," except to the extent that the Partnership expressly would be required to use a different method under a Cornerstone Tax Protection Agreement assumed by the Partnership pursuant to the Merger Agreement. The 704(c) Values of the Cornerstone Properties shall be as determined by agreement between Cornerstone Partnership and the Partnership prior to the effective time of the Cornerstone Merger, or in the absence of such agreement, as determined by the General Partner using such reasonable method of valuation as it shall adopt.

                  9. Allocations of "Tier 3" Nonrecourse Liabilities Pursuant to Regulations Section 1.752-3(a)(3). Unless, and only to the extent, expressly provided otherwise in the Cornerstone Tax Protection Agreements assumed by the Partnership pursuant to the Merger Agreement, and notwithstanding Section 6.1.C. of the Agreement, the Partnership shall determine in its reasonable discretion the method to be used for allocating "excess nonrecourse liabilities" of the Partnership pursuant to Regulations Section 1.752-3(a)(3) following the Cornerstone Merger, provided that (i) the Partnership shall not use with respect to the Former Cornerstone Limited Partners a method that is less favorable than the method used by the Partnership with respect to the other Limited Partners of the Partnership who are not parties to an express agreement specifying a particular method to be used for such purposes, and (ii) in the case of a Former Cornerstone Limited Partner who, prior to the Cornerstone Merger, had been specially allocated a portion of a Cornerstone Partnership nonrecourse liability secured by a property with respect to which such Cornerstone Partner has a built-in gain under Section 704(c) of the Code to take into account such Former Cornerstone Limited Partner's share of such built-in gain that was not taken into account in making the allocation of such liability by Cornerstone Partnership under Regulations Section 1.752-3(a)(2), the Partnership shall continue such method of allocating such liability following the Cornerstone Merger.


                                     E-6 - 4

                                                                   SCHEDULE 1 TO
                                                                     EXHIBIT E-6

                       FORMER CORNERSTONE LIMITED PARTNERS
                  WHO HAVE ELECTED TO BECOME PROTECTED PARTNERS
                      PURSUANT TO SECTION 1 OF EXHIBIT E-6

----------------------------------------------------------------------------------------------------------------------------
              NAME OF FORMER CORNERSTONE LIMITED                            2/11/00                       6/19/00
                           PARTNER:                                  RECOURSE DEBT AMOUNT:           PROTECTED AMOUNT:
----------------------------------------------------------------------------------------------------------------------------
The Jean Johnson Trust                                                    $11,910.00                         -

----------------------------------------------------------------------------------------------------------------------------

Gilbert E. Bovet                                                               -                        $240,000.00
----------------------------------------------------------------------------------------------------------------------------

Webcor Investment Company                                                      -                        $250,000.00
----------------------------------------------------------------------------------------------------------------------------

Nora E. Wagner Declaration of Trust dated July 27, 1989                        -                         $6,500.00
----------------------------------------------------------------------------------------------------------------------------

Jill Benitez                                                               $2,800.00                     $2,800.00
----------------------------------------------------------------------------------------------------------------------------

Michael D. and Jean C. Couch                                              $25,000.00                     $25,000.00
----------------------------------------------------------------------------------------------------------------------------

Howard E. Wolf                                                            $58,023.00                     $60,000.00
----------------------------------------------------------------------------------------------------------------------------

The McMichael Living Trust u/a dated 12/88                                $35,000.00                     $65,000.00
----------------------------------------------------------------------------------------------------------------------------
The Rosser Brophy Edwards & Gloria Sedelmeyer Edwards
Revocable Trust UTA dated 12/18/91                                       $1,185,000.00                 $1,100,000.00
----------------------------------------------------------------------------------------------------------------------------

The Boyd Revocable Trust UTA dated 11/6/91                               $1,185,000.00                 $1,100,000.00
----------------------------------------------------------------------------------------------------------------------------

The Peggy H. Wheatcroft Trust UTA dated 3/22/84                           $575,000.00                   $575,000.00
----------------------------------------------------------------------------------------------------------------------------

Ronald G. Wheatcroft                                                      $625,000.00                   $600,000.00
----------------------------------------------------------------------------------------------------------------------------
The Mark T. & Elizabeth W. Gates Living Trust u/a dated
9/10/93                                                                  $6,800,000.00                 $6,200,000.00
----------------------------------------------------------------------------------------------------------------------------

James M. Pollock 1977 Revocable Trust                                     $55,000.00                     $17,000.00
----------------------------------------------------------------------------------------------------------------------------

The Lennon J. and Annie Farrell McAdams Trust                             $25,000.00                     $9,000.00
----------------------------------------------------------------------------------------------------------------------------

Webcor Builders, Inc.                                                    $1,750,000.00                 $1,950,000.00
----------------------------------------------------------------------------------------------------------------------------

The Jeffrey A. Morris Property Trust                                      $780,000.00                   $725,000.00
----------------------------------------------------------------------------------------------------------------------------

The Diane L. Morris Property Trust                                        $780,000.00                   $725,000.00
----------------------------------------------------------------------------------------------------------------------------

The James B. Morris Property Trust                                        $780,000.00                   $725,000.00
----------------------------------------------------------------------------------------------------------------------------

The John G. Morris Property Trust                                         $780,000.00                   $725,000.00
----------------------------------------------------------------------------------------------------------------------------

                                     E-6 - 5

----------------------------------------------------------------------------------------------------------------------------
              NAME OF FORMER CORNERSTONE LIMITED                            2/11/00                       6/19/00
                           PARTNER:                                  RECOURSE DEBT AMOUNT:           PROTECTED AMOUNT:
----------------------------------------------------------------------------------------------------------------------------
Ira Michael Heyman                                                        $25,000.00                     $57,000.00
----------------------------------------------------------------------------------------------------------------------------

The Spiegel Family Trust FBO Marilyn J. Spiegel                           $13,491.00                     $5,000.00
----------------------------------------------------------------------------------------------------------------------------

Hugh Banks                                                                $103,000.00                   $100,000.00
----------------------------------------------------------------------------------------------------------------------------

The Gypsy Hershey Horsted Trust u/t/a dated 1/4/89                        $103,000.00                   $103,000.00
----------------------------------------------------------------------------------------------------------------------------

The Reed and Margaret Funsten Primary Trust u/a 8/23/94                        -                         $72,000.00
----------------------------------------------------------------------------------------------------------------------------

Timothy S. Mayotte                                                        $75,000.00                         -
----------------------------------------------------------------------------------------------------------------------------

The Lavenstein Family Trust                                                    -                        $160,000.00
----------------------------------------------------------------------------------------------------------------------------

Paul Denison, Trustee u/t/a dated 4/6/76                                       -                       $1,000,000.00
----------------------------------------------------------------------------------------------------------------------------

Roland E. Brandel                                                              -                         $57,000.00
----------------------------------------------------------------------------------------------------------------------------

David E. Nelson                                                                -                         $60,000.00
----------------------------------------------------------------------------------------------------------------------------

Miller Ream                                                                    -                       $1,500,000.00
----------------------------------------------------------------------------------------------------------------------------

Robinson Family LLC                                                            -                        $500,000.00
----------------------------------------------------------------------------------------------------------------------------

The Meagan McNeill Wilson Trust u/t/a 2/1/84                                   -                         $76,000.00
----------------------------------------------------------------------------------------------------------------------------

The Eric Stanley Wilson Trust u/t/a 2/1/84                                     -                         $76,000.00
----------------------------------------------------------------------------------------------------------------------------

The Peter Metcalf Wilson Trust u/t/a 2/1/84                                    -                         $76,000.00
----------------------------------------------------------------------------------------------------------------------------

Bonnie W. Leyerzaph                                                            -                         $55,000.00
----------------------------------------------------------------------------------------------------------------------------

John W. Leyerzaph                                                              -                         $55,000.00
----------------------------------------------------------------------------------------------------------------------------

The Villano Family Trust u/t/a 1/4/86                                          -                         $50,000.00
----------------------------------------------------------------------------------------------------------------------------

The Wales Family Trust                                                         -                         $25,000.00
----------------------------------------------------------------------------------------------------------------------------

David R. Word                                                                  -                       $2,750,000.00
----------------------------------------------------------------------------------------------------------------------------

Roger C. and Carmen Stuhlmuller                                                -                        $104,000.00
----------------------------------------------------------------------------------------------------------------------------

Jim Arce                                                                       -                         $4,500.00
----------------------------------------------------------------------------------------------------------------------------

William Wilson III                                                       $3,000,00.00                  $9,000,000.00
----------------------------------------------------------------------------------------------------------------------------

TOTAL                                                                   $18,697,224.00                 $30,985,800.00
----------------------------------------------------------------------------------------------------------------------------


                                     E-6 - 6

                                                                   SCHEDULE 2 TO
                                                                     EXHIBIT E-6

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                           (Tax Protection Agreements)

                This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into on June 19, 2000, between Cornerstone Properties Inc., a Nevada corporation ("Cornerstone"), Cornerstone Properties Limited Partnership, a Delaware limited partnership ("Cornerstone Partnership"), Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"), and EOP Operating Limited Partnership, a Delaware limited partnership ("EOP Partnership").

                RECITALS

                WHEREAS, Cornerstone, Cornerstone Partnership, EOP and EOP Partnership are parties to the Agreement and Plan of Merger dated as of February 11, 2000, as amended (the "Merger Agreement"), pursuant to which (i) Cornerstone will merge with and into EOP and (ii) Cornerstone Partnership will merge with and into EOP Partnership;

                WHEREAS, Cornerstone Partnership and/or Cornerstone is a party to each of the agreements described on Schedule A attached hereto (collectively, the "Cornerstone Tax Protection Agreements");

                WHEREAS, in connection with the transactions contemplated by the Merger Agreement and as required by Section 5.14 of the Merger Agreement, Cornerstone Partnership and Cornerstone desire to assign to EOP Partnership and EOP any and all of Cornerstone Partnership's and Cornerstone's rights and interests under the Cornerstone Tax Protection Agreements (such rights and interests hereinafter referred to as the "Cornerstone Rights") in exchange for EOP Partnership's and EOP's assumption of any and all of Cornerstone Partnership's and Cornerstone's remaining obligations under the Cornerstone Tax Protection Agreements (such obligations hereinafter referred to as the "Cornerstone Obligations"); and

                WHEREAS, EOP Partnership and EOP desire to accept the Cornerstone Rights and to assume the Cornerstone Obligations;

                NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                AGREEMENT

                1. Assignment of Cornerstone Rights and Assumption of Cornerstone Obligations. Cornerstone Partnership and Cornerstone hereby assign to EOP Partnership



                                    E-6 - 7
and EOP the Cornerstone Rights, and EOP Partnership and EOP hereby accept the foregoing assignment and assume and agree to perform any and all of the Cornerstone Obligations.

                2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument.

                  [Remainder of Page Intentionally Left Blank]



                                    E-6 - 8

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                        CORNERSTONE PROPERTIES INC.



                                        By:
                                           -------------------------------------
                                        Name:         Kevin P. Mahoney
                                        Title:    Senior Vice President and
                                                    Chief Financial Officer

                                        CORNERSTONE PROPERTIES
                                        LIMITED PARTNERSHIP

                                        By:       Cornerstone Properties Inc.,
                                                      its general partner

                                        By:
                                           -------------------------------------
                                        Name:         Kevin P. Mahoney
                                        Title:    Senior Vice President and
                                                   Chief Financial Officer



                                    E-6 - 9

                                        EQUITY OFFICE PROPERTIES TRUST



                                        By:
                                           -------------------------------------
                                        Name:         Stanley M. Stevens
                                        Title:    Executive Vice President,
                                        Chief     Legal Counsel and Secretary

                                        EOP OPERATING LIMITED PARTNERSHIP

                                        By:  Equity Office Properties Trust,
                                             its general partner

                                             By:
                                                --------------------------------
                                             Name:       Stanley M. Stevens
                                             Title:  Executive Vice President,
                                             Chief   Legal Counsel and Secretary



                                    E-6 - 10

                                                                      Schedule A

                      CORNERSTONE TAX PROTECTION AGREEMENTS

                1. First Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of January 29, 1997 (related to Corporate 500, Phase I, and Corporate 500, Phase II).

                2. Second Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of April 28, 1998.

                3. Third Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of June 3, 1998 (related to 1299 Ocean Avenue, Santa Monica, California and 201 California Street, San Francisco, California), and related Tax Reimbursement Agreement, dated as of June 3, 1998, by and among Cornerstone Properties Limited Partnership, the New Partners named therein and William L. Tooley.

                4. Fifth Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of January 21, 2000 (related to 400 Capital Mall, Sacramento, California).

                5. Contribution Agreement and Agreement and Plan of Merger, dated as of June 22, 1998, as amended, by and among Cornerstone Properties Inc., Cornerstone Properties Limited Partnership, William Wilson & Associates and the entities listed on Schedule I thereto.

                6. Letter, dated September 21, 1998, from Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership to
O'Brien-Kreitzberg & Associates.

                7. Letter, dated September 11, 1998, from Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership to Bixby Ranch Company.

                8. Agreement to Contribute, dated as of April 28, 1998, by and between One Memorial Drive Limited Partnership, The Prudential Insurance Company of America, Cornerstone Properties Limited Partnership and One Memorial Cornerstone LLC.



                                    E-6 - 11

                                                                   SCHEDULE 3 TO
                                                                     EXHIBIT E-6

             CORNERSTONE TAX PROTECTION AGREEMENTS PURSUANT TO WHICH
                   CERTAIN FORMER CORNERSTONE LIMITED PARTNERS
                   HAVE THE RIGHT TO BECOME PROTECTED PARTNERS
                            SECTION 3 OF EXHIBIT E-6



1. Third Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of June 3, 1998 (related to 1299 Ocean Avenue, Santa Monica, California and 201 California Street, San Francisco, California), and related Tax Reimbursement Agreement, dated as of June 3, 1998, by and among Cornerstone Properties Limited Partnership, the New Partners named therein and William L. Tooley.


2. Contribution Agreement and Agreement and Plan of Merger, dated as of June 22, 1998, as amended, by and among Cornerstone Properties Inc., Cornerstone Properties Limited Partnership, William Wilson & Associates and the entities listed on Schedule I thereto.



                                    E-6 - 12

                                   EXHIBIT E-7

               (ECH-NORTH LOOP/THEATER DISTRICT PARKING AGREEMENT)


        BACKGROUND

        On August 21, 2000, in connection with the closing of the Contribution Agreement by and between North Loop-Tremont Partnership, an Illinois partnership, ("Contributor"), the Partnership, ECH-Chicago Parking Limited Partnership ("ECH"), and the Constituent partners of Contributor (the "Constituent Partners"), dated November 6, 1997 and the Settlement Agreement and Release of Claims by and between the Partnership, ECH, Contributor and the Constituent Partners, Contributor received 91,406 Class B units of limited Partnership Interest in the Partnership (the "ECHNLT Units") in exchange for its limited partnership interest in ECH-North Loop/Theater District Parking Limited Partnership. In connection with the issuance of the ECHNLT Units, the First Amendment to the Agreement (the "FIRST AMENDMENT") was executed adding this Exhibit E-7 to the Agreement, setting forth specific agreements regarding additional rights and obligations of the Contributor with respect to the ECHNLT Units. Such specific agreements are set forth below.

        All Capitalized terms used and not otherwise defined in this Exhibit E-7 have the meanings assigned in the Agreement.

        SPECIFIC AGREEMENTS

1. ADMISSION TO PARTNERSHIP. Contributor is hereby admitted to the Partnership as an Additional Limited Partner in accordance with Section
        12.2 of the Agreement and hereby agrees to become a party to the Agreement and to be bound by all of the terms, conditions and other provisions of the Agreement, including, but not limited to, the power of attorney set forth in Section 15.11 of the Agreement.

2. RIGHT TO ASSIGN. Notwithstanding any other provision of this Exhibit E-7, the Agreement or the First Amendment, Contributor shall have the right to assign at any time and from time to time all or any portion of its ECHNLT Units, together with any and all other rights of Contributor pursuant to this Exhibit E-7 or the Agreement, to one or more of the constituent partners or shareholders, members, partners or beneficiaries of constituent partners of Contributor on the date hereof, whether direct or indirect, without the need for the consent of the General Partner or any other General Partner or Limited Partner and without being subject to the right of first refusal set forth in Section 11.3.A(a) of the Agreement, but in each case subject to the restrictions and conditions set forth in Sections 11.3.C, 11.3.D, 11.3.E, 11.6.E and 11.6.F of the Agreement. Upon the delivery of written notice of such an assignment to the General Partner, each assignee of ECHNLT Units pursuant to the immediately preceding sentence shall be admitted to the Partnership as a Substituted Limited Partner owning the ECHNLT Units so assigned and having all of the rights of a Limited Partner under the Agreement, the First Amendment thereto and this Exhibit E-7, subject only to such assignee executing and delivering to the Partnership an acceptance of all of the terms and conditions of the Agreement and such other documents or instruments as the General Partner may reasonably require to effect such admission, in accordance with Section 11.4.B of the Agreement. Each permitted assignee of any of the ECHNLT Units issued to the Contributor pursuant to the Contribution Agreement that is admitted as a Substituted Limited Partner in accordance with this Section 2 or Article XI of the Agreement, for so long as such Person owns any such ECHNLT Units, is referred to in this Exhibit E-7 as an "INDIRECT EQUITY HOLDER." Upon satisfaction of the condition described in the second sentence of this Section 2, the General Partner shall update the Partner Registry in the manner described in Section 11.4.C of the Agreement. For purposes of Section
        8.6 of the Agreement, Contributor and each Indirect Equity Holder shall be entitled to exercise its right to require the Partnership to redeem all or any portion of the ECHNLT Units at any time on or after the first anniversary date of the issuance of the ECHNLT Units to Contributor.

3. PRE-CONTRIBUTION GAIN. Contributor shall be allocated gain in accordance with Section 704(c) of the Code upon the sale, transfer, conveyance or disposition, directly or indirectly, of either or both Properties (as such term is defined in the First Amendment) (such gain being hereinafter referred to as "PRE-CONTRIBUTION GAIN"). Notwithstanding anything contained in the Agreement to the contrary, the Pre-Contribution Gain allocable to Contributor pursuant to Section 704(c) of the Code in connection with any sale, transfer, conveyance or disposition, directly or indirectly, of the Properties shall be, in aggregate and as of the date hereof, $12,424,927 in respect of the TD Self Park (as such term is defined in the First Amendment) and $35,127,926 in respect of NLTC (as such term is defined in the First Amendment), as each such amount is hereafter reduced in accordance with the provisions of Section 704(c) of the Code and Exhibit C, Paragraph 2 of the Agreement. The provisions of Exhibit C, Paragraph 2 to the Agreement shall be applicable with respect to the allocation of income, gain, loss and deduction pursuant to Section 704(c) of the Code to Contributor.

4. ALLOCATIONS. Notwithstanding any contrary provision in the Agreement, for purposes of allocating items of income, gain, loss and deduction with respect to the Properties in the manner required by Section 704(c) of the Code, the Partnership shall employ, and shall cause any entity controlled by the Partnership which holds title to any of the Properties to employ, the "traditional method" as set forth in Regulation Section 1.704-3(b).

5.      OBLIGATION TO RESTORE DEFICIT CAPITAL ACCOUNTS. Contributor shall be a
        Part II Protected Partner pursuant to the Agreement for all relevant purposes. The Protected Amount allocable to Contributor pursuant to the Agreement shall be the amount designated on Schedule 1 to this Exhibit E-7 as the Protected Amount for Contributor. Notwithstanding anything contained in the Agreement to the contrary, any Indirect Equity Holder that is admitted as a Substitute Limited Partner pursuant to, and in accordance with, Section 2 to this Exhibit E-7 above



                                    E-7 - 2
        shall be admitted as a Part II Protected Partner if and only if all of the following conditions are satisfied: (i) such Indirect Equity Holder shall expressly assume, in writing, all of the liabilities and obligations of a Part II Protected Partner pursuant to the Agreement for the benefit of the General Partner and the Partnership (such written assumption agreement, an "ASSUMPTION AGREEMENT"); (ii) such Indirect Equity Holder shall designate its Protected Amount in the Assumption Agreement, which Protected Amount shall be approved by Contributor (or the applicable immediate predecessor-in-interest to such Indirect Equity Holder) in writing; and (iii) the aggregate Protected Amount, at any time, allocated to Contributor and any and all Indirect Equity Holders allocated a Protected Amount pursuant to this sentence shall not exceed the Protected Amount presently allocated to Contributor on Schedule 1 to this Exhibit E-7.



                                    E-7 - 3

                                                       SCHEDULE 1 TO EXHIBIT E-7



         PART II PROTECTED PARTNER                            PROTECTED AMOUNT
         -------------------------                            ----------------


       North Loop-Tremont Partnership                            $32,341,926



                                    E-7 - 4

                                   EXHIBIT E-8

             (SEATTLE WORLD TRADE CENTER -- EAST BUILDING AGREEMENT)



        BACKGROUND

        On September 8, 2000, in connection with the closing of the Contribution Agreement by and between WRC Trade Center LLC, a Washington limited liability company, ("Contributor") and EOP-WTC LLC, a Delaware limited liability company, ("Acquiror") dated July 7, 1998, Contributor received 227,011 Class B Units of limited Partnership Interest in the Partnership (the "WTC Units"), based on a price per Unit of $30.3688, in exchange for its interest in the "Project," as defined in the Contribution Agreement. In connection with the issuance of the WTC Units, the Second Amendment to the Agreement was executed adding this Exhibit E-8 to the Agreement, setting forth specific agreements regarding additional rights and obligations of the Equity Holders, who were assigned the WTC Units by the Contributor and the Intermediate Equity Holders as described more fully in the Second Amendment to the Agreement, with respect to the WTC Units. Such specific agreements are set forth below.

        All Capitalized terms used and not otherwise defined in this Exhibit E-8 have the meanings assigned in the Agreement or the Second Amendment, as applicable.

        SPECIFIC AGREEMENTS

1. ADMISSION TO PARTNERSHIP. The Contributor is admitted to the Partnership as an Additional Limited Partner in accordance with Section 12.2 of the Agreement and agrees to become a party to the Agreement and to be bound by all of the terms, conditions and other provisions of the Agreement, including, but not limited to, the power of attorney set forth in
        Section 15.11 of the Agreement. The General Partner has consented to the transfer of a portion of the WTC Units from the Contributor to the Intermediate Equity Holders, who have agreed to become parties to the Agreement and to be bound by all of the terms, conditions and other provisions of the Agreement, including, but not limited to, the power of attorney set forth in Section 15.11 of the Agreement. The General Partner has consented to the transfer the WTC Units from the Contributor and the Intermediate Equity Holders, as applicable, to the Equity Holders as reflected on Schedule 1 to the Second Amendment to the Agreement. Accordingly, the Equity Holders are admitted to the Partnership as Substituted Limited Partners in accordance with Section
        11.4 of the Agreement and agree to become parties to the Agreement and to be bound by all of the terms, conditions and other provisions of the Agreement, including, but not limited to, the power of attorney set forth in Section 15.11 of the Agreement. The Contributor and the Intermediate Equity Holders are no longer Limited Partners of the Partnership.

2. LOCK-UP PERIOD. For a period equal to one year following the Closing Date (the "Lock-Up Period"), none of the Equity Holders shall, in any way or to any extent, redeem (pursuant to the Agreement or otherwise), sell, transfer, assign, pledge or encumber or otherwise convey any or all of the WTC Units delivered to Contributor pursuant to the Contribution Agreement and subsequently assigned to such Equity Holders. Notwithstanding the foregoing, during and after the Lock-Up Period, an Equity Holder shall have the right to (i) pledge or encumber the WTC Units (or Conversion Shares, if applicable) to a financial institution or other commercial lender for the purpose of securing an extension of credit to such Equity Holder by such financial institution or other commercial lender and (ii) assign all or any portion of its WTC Units, together with any and all other rights and obligations of such Equity Holder pursuant to this Exhibit E-8 and the Agreement, to one or more of the constituent partners or shareholders, members, partners or beneficiaries the such Equity Holder on the date hereof, whether direct or indirect, without the need for the consent of the General Partner or any other Limited Partner and without being subject to the right of first refusal set forth in Section 11.3.A(a) of the Agreement, but in each case subject to the restrictions and conditions set forth in Sections 11.3.C, 11.3.D, 11.3.E, 11.6.E and 11.6.F of the Agreement and subject to the requirement that each such assignee receiving any of such WTC Units and/or Conversion Shares is an "Accredited Investor," as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended. Upon the delivery of written notice of such an assignment to the General Partner, each assignee of WTC Units pursuant to the immediately preceding sentence shall be admitted to the Partnership as a Substituted Limited Partner owning the WTC Units so assigned and having all of the rights of a Limited Partner under the Agreement, the Second Amendment thereto and this Exhibit E-8, subject only to such assignee executing and delivering to the Partnership an acceptance of all of the terms and conditions of the Agreement and such other documents or instruments as the General Partner may reasonably require to effect such admission, in accordance with Section 11.4.B of the Agreement. Each permitted assignee of any of the WTC Units, issued to the Contributor pursuant to the Contribution Agreement, that is admitted as a Substituted Limited Partner in accordance with this Section 2 or Article XI of the Agreement, for so long as such Person owns any such WTC Units, is referred to in this Exhibit E-8 as an "INDIRECT EQUITY HOLDER." Upon satisfaction of the condition described in the second sentence of this Section 2, the General Partner shall update the Partner Registry in the manner described in Section 11.4.C of the Agreement. For purposes of Section
        8.6 of the Agreement, each Indirect Equity Holder shall be entitled to exercise its right to require the Partnership to redeem all or any portion of the WTC Units assigned to it by the Contributor at any time on or after the first anniversary of the issuance of the WTC Units to Contributor pursuant to the closing under the Contribution Agreement.

3. SALE OF THE PROJECT. For a period of two years following the Closing Date, the Partnership and the General Partner shall not, without the prior written consent of the affected Equity Holder(s): (a) sell or otherwise dispose of the Project (other than through a deed in lieu of foreclosure, a foreclosure action, or an act of eminent domain) unless such sale or disposition qualifies for non-recognition of gain under the Code (for example, by means of exchanges contemplated under Code sections 351, 354, 355, 368, 721, 1031, or 1033), in such manner as the
        Code provides from time to time and the Equity Holders recognize no gain as a result thereof or (b) cause a voluntary distribution of property that would cause the Equity Holders to recognize



                                    E-8 - 2
        income or gain pursuant to the provisions of either or both of sections 704(c)(1)(B) and 737 of the Code.

4. ALLOCATIONS. Notwithstanding any contrary provision in the Agreement, for a period of two years following the Closing Date, for purposes of allocating items of income, gain, loss and deduction with respect to the Property in the manner required by Section 704(c) of the Code, the Partnership shall employ, and shall cause any entity controlled by the Partnership which holds title to any of the Property to employ, the "traditional method" without curative allocations as set forth in Regulation Section 1.704-3(b).

5. EQUITY HOLDERS TO PROVIDE INFORMATION. Each Equity Holder agrees that it shall deliver (or shall cause each of its partners, shareholders and members, as applicable, to deliver) to the General Partner or to any other party designated by the General Partner, any documentation that may be required under the Agreement or the Declaration of Trust of the General Partner and such other information as may reasonably be requested by the General Partner at such time as any WTC Units are exchanged for Shares of the General Partner (the "CONVERSION SHARES") pursuant to Section 8.6 of the Agreement.

6. OBLIGATION TO RESTORE DEFICIT CAPITAL ACCOUNTS. Each Equity Holder whose name appears on Schedule 1 to this Exhibit E-8 shall be a Part II Protected Partner pursuant to the Agreement for all relevant purposes. The Protected Amount allocable to each such Equity Holder pursuant to the Agreement shall be the amount so designated on Schedule 1 to this Exhibit E-8. The Protected Amount designated on Schedule 1 to this Exhibit E-8 reflects the aggregate Protected Amount allocable to each Equity Holder and, in the case of H. Jon Runstad, Douglas E. Norberg, and Jon F. Nordby, the prior Protected Amounts of each such Equity Holder set forth in Exhibit E-3 to the Agreement are replaced and superceded hereby.



                                    E-8 - 3

                                                       SCHEDULE 1 TO EXHIBIT E-8



--------------------------------------------------------------------------------
          PART II PROTECTED PARTNER                 PROTECTED AMOUNT
          -------------------------                 ----------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        H. Jon Runstad                                 $15,905,389i

--------------------------------------------------------------------------------
        Douglas E. Norberg                             $5,419,935ii

--------------------------------------------------------------------------------
        Jon F. Nordby                                  $3,538,334iii

--------------------------------------------------------------------------------
        Walter R. Ingram                                 $400,000

--------------------------------------------------------------------------------




------------------------

i Includes $15,055,389 Protected Amount previously set forth in Exhibit E-3.

ii Includes $5,069,935 Protected Amount previously set forth in Exhibit E-3.

iii Includes $3,313,334 Protected Amount previously set forth in Exhibit E-3.



                                    E-8 - 4

                                  EXHIBIT E-9

                              (SPIEKER AGREEMENT)

BACKGROUND

     In connection with the closing of the merger of Spieker Properties, L.P. ("Spieker Partnership") with the Partnership on July 2, 2001 pursuant to the Agreement and Plan of Merger, dated as of February 22, 2001, as amended, by and among the General Partner, the Partnership, Spieker Properties, Inc. ("Spieker") and Spieker Partnership (the "Merger Agreement") (the "Spieker Merger"), the Partnership is making certain undertakings to certain former limited partners of Spieker Partnership who became Limited Partners as a result of the Spieker Merger (the "Former Spieker Limited Partners"). The specific agreements between the Partnership and Spieker Partnership with respect to these various matters are described below.

SPECIFIC AGREEMENTS

     1. Definitions. All capitalized terms used and not otherwise defined in this Exhibit E-9 shall have the meaning set forth in the Partnership Agreement. As used herein, the following terms have the following meanings:

          Guaranteed Amount: Means, as to each Guarantee Partner, the amounts of the Guaranteed Debt guaranteed by such Guarantee Partner, as set forth on Schedule 4 to this Exhibit E-9.

          Guaranteed Debt: Means the Qualifying Debt guaranteed by the Guarantee Partners.

          Guarantee Opportunity: Shall have the meaning set forth in Paragraph 3(a).

          Guarantee Partners: Means the Former Spieker Limited Partners whose names are set forth on Schedule 4 to this Exhibit E-9.

          Guarantee Protection Period: Means the period commencing on the date of closing of the Spieker Merger and ending on the tenth (10th) anniversary thereof (or if the Guarantee Partner also is a Sale Restriction Partner, for the Protected Period for such Sale Restriction Partner, if longer).

          Guaranty Agreement: With respect to guarantees in existence as of February 17, 2001, the term Guaranty Agreement means the agreement dated as of October 13, 1997, as amended to the date of the Spieker Merger, by and among, inter alia, Spieker, Spieker Partnership, and the Guarantee Partners. With respect to any guarantee entered into pursuant to Section 3(a) hereof, the term Guaranty Agreement refers to a "bottom guarantee" to be entered into by and among Equity Office, EOP Partnership, and the Guarantee Partners substantially in the form of the agreements attached as
     Schedule 8-1 and Schedule 8-2 to this Exhibit E-9.

          Protected Units: Means only those Partnership Units issued to the Sale Restriction Partners in the Spieker Merger, or any Partnership Units thereafter issued by the Partnership to the Sale Restriction Partners in exchange for such Protected Units or solely with respect to such Protected Units. The term Protected Units shall not include any other Units hereafter acquired by a Sale Restriction Partner, whether from the Partnership or otherwise.

                                     E-9 - 1

          Protected Properties: Means those Properties set forth on Schedule 2 to this Exhibit E-9 and any other properties or assets acquired by the Partnership received as "substituted basis property" as defined in Section 7701(a)(42) of the Code with respect to such Protected Properties.(1)

          Protected Period: Means with respect to each Sale Restriction Partner, the period ending on the tenth (10th) anniversary of the closing of the Spieker Merger, provided, however, that the Protected Period with respect to each Sale Restriction Partner who enters into a Restriction Agreement in the form of Schedule 3 to this Exhibit E-9 at or prior to the closing of the Spieker Merger shall be increased by one year for each one year of the term of the Restriction Agreement applicable to such Sale Restriction Partner that has elapsed, provided further that in the event that a Sale Restriction Partner violates the terms of the Restriction Agreement (1) during the first two years of the term of the Restriction Agreement, the Protected Period applicable to such Sale Restriction Partner shall not include any portion of the term of the Restriction Agreement, and
     (2) at any time after the expiration of the first two years of the term of the Restriction Agreement, no portion of the term of the Restriction Agreement following the date of such violation shall be taken into account in determining the Protected Period applicable to such Sale Restriction Partner.(2)

          Qualifying Debt: Means indebtedness of the Partnership that is described in (i), (ii) or (iii) below:

             (i) In the case of indebtedness secured by any property or other asset of the Partnership and not recourse to all of the assets of the Partnership, it is the most senior indebtedness secured by that property or asset, and the property securing the indebtedness must have a fair market value, at the time that the Guarantee Opportunity is offered, at least equal to (a) 400% of the aggregate amount of the guarantees provided by Guarantee Partners hereunder, and (b) 133% of the aggregate amount of all indebtedness secured by such property.

             (ii) In the case of indebtedness that is recourse to all of the assets of the Partnership, the indebtedness is at all times the most senior indebtedness of the Partnership (but there shall not be a prohibition against other indebtedness that is pari passu with such indebtedness) and the face amount of the indebtedness outstanding is at all times at least equal to 200% of the aggregate amount of the guarantees provided hereunder.

             (iii) The indebtedness is guaranteed as of February 17, 2001, by the Guarantee Partners pursuant to the Guaranty Agreement.

     In addition, at no time can there be guarantees with respect to the same indebtedness that are not provided by other Guarantee Partners pursuant hereto that are prior to or pari passu with the guarantees provided by the Guarantee Partners pursuant hereto (but there shall be no prohibition on guarantees of other portions of such indebtedness); provided, however, that such prohibition shall not apply with respect to any other guarantees of such debt that are in effect with respect to any of the Guaranteed Debt described in clause (iii) above at the time of the closing of the Spieker Merger.

          Sale Restriction Partners: Means those Former Spieker Limited Partners set forth on Schedule 1 to this Exhibit E-9, and any Person who holds Protected Units who acquires such Protected Units from a Sale Restriction Partner in a transaction in which gain or loss is not recognized in whole or in part for federal income tax purposes and in which such transferee's adjusted basis, as determined for federal income tax purposes, is determined by reference to the adjusted basis of the Sale Restriction Partner in such Protected Units.(3)

---------------
(1) A property shall be a Protected Property only if such property (i) was acquired by Spieker Partnership in connection with Spieker's IPO in a contribution in which part or all of the gain with respect thereto was deferred pursuant to Section 721 of the Code, or (ii) was acquired by Spieker Partnership as "substituted basis property" as defined in Section 7701(a)(42) of the Code with respect to a property described in clause (i).

(2) As of July 2, 2001 restriction agreements have been entered into by Warren
E. Spieker, Jr., Dennis E. Singleton, John K. French, Bruce E. Hosford, Blake Family Trust, John G. Davenport, James C. Eddy, John A. Foster, Donald S. Jefferson, Vincent D. Mulroy, Richard L. Romney, Jill T. Schnugg, Peter H. Schnugg, John B. Souther, Jr., and Craig G. Vought.

(3) To be a Sale Restriction Partner, the Partner (i) cannot have redeemed any of its Spieker Partnership OP Units after February 17, 2001, and (ii) must have tendered all Spieker Options held on February 17, 2001 to Equity Office as contemplated by Section 5.8(c) of the Merger Agreement.


                                    E-9 - 2

          Spieker Properties: Means those Properties owned by Spieker Partnership at the time of the Spieker Merger, including, without limitation, the Protected Properties.

     2. Restrictions on Dispositions of Protected Properties.

          (a) The Partnership agrees for the benefit of each Sale Restriction Partner, for the term of the Protected Period applicable to such Sale Restriction Partner, not to directly or indirectly sell, exchange, or otherwise dispose of any Protected Property.

          (b) Notwithstanding the restriction set forth in Paragraph 2(a), the Partnership may dispose of a Protected Property if such disposition qualifies as a like-kind exchange under Section 1031 of the Code, or an involuntary conversion under Section 1033 of the Code, or other transaction (including, but not limited to, a contribution of property to any entity that qualifies for the nonrecognition of gain under Section 721 or Section 351 of the Code, or a merger or consolidation of the Partnership with or into another entity that qualifies for taxation as a "partnership" for federal income tax purposes (a "Successor Partnership")) that does not result in the recognition of any taxable income or gain to a Sale Restriction Partner with respect to Protected Units; provided, however, that: (1) in the event of a disposition under Section 1031 or Section 1033 of the Code, any property that is acquired in exchange for or as a replacement for a Protected Property shall thereafter be considered a Protected Property for purposes of this Paragraph 2; (2) if the Protected Property is transferred to another entity in a transaction in which gain or loss is not recognized, the interest of the Partnership in such entity shall thereafter be considered a Protected Property for Purposes of this Paragraph 2, and if the acquiring entity's disposition of the Protected Property would cause a Sale Restriction Partner to recognize gain or loss as a result thereof, the transferred Protected Property still shall be considered a Protected Property for purposes of this Paragraph 2 and the transferee shall have agreed to be jointly and severally liable for any payments required under Section 2(c) hereof; (3) in the event of a merger or consolidation involving the Partnership and a Successor Partnership, the Successor Partnership shall have agreed in writing for the benefit of the Sale Restriction Partners that all of the restrictions of this Paragraph 2 shall apply with respect to the Protected Properties, and (4) after the end of the ten (10) year period beginning on the closing date of the Spieker Merger, the Partnership may dispose of a Protected Property in a transaction that would have qualified as a like-kind exchange under Section 1031 of the Code or as another transaction that would not have resulted in the recognition of any taxable income or gain to the Former Spieker Limited Partner under the federal income tax law in effect on the closing date of the Spieker Merger and prior to the date of such transaction, even if, as a result of change in law after the closing date of the Spieker Merger, such transaction results in the recognition of income or gain to the Former Spieker Limited Partner at the time of such transaction.

          (c) In the event that the Partnership breaches its obligation set forth in Paragraph 2(a) with respect to a Sale Restriction Partner during the Protected Period applicable to such Sale Restriction Partner, the Sale Restriction Partner's sole right shall be to receive from the Partnership as damages an amount equal to the aggregate federal, state and local income taxes (computed taking into account any deduction allowed in computing federal income taxes for state income taxes payable as a result thereof) incurred by the Sale Restriction Partner as a result of the gain allocated to such Sale Restriction Partner with respect to Protected Units by reason of such disposition, plus an amount equal to the aggregate federal, state, and local income taxes payable by the Sale Restricted Partner as a result of the receipt of any payment required under this Section 2(c). In the event that a Sale Restriction Partner shall acquire any additional Partnership Units subsequent to the Spieker Merger by reason of a contribution of additional money or property to the Partnership, the gain that be taken into account for purposes of computing the damages payable under this Paragraph 2(c) would not exceed the gain that such Sale Restriction Partner would have recognized by reason of the Partnership's breach of its obligation set forth in Paragraph 2(a) had such Sale Restriction Partner not acquired such additional Partnership Units. In addition, in no event shall the gain taken into account for purposes of computing the damages payable under this Paragraph 2(c) exceed the amount of gain that would have been recognized by the Sale Restriction Partner with respect to the Protected Units if the Partnership had sold the Protected Property in a fully taxable

                                     E-9 - 3
     transaction on the day following the closing of the Spieker Merger for a purchase price equal to the fair market value of such Protected Property at such time.

          (d) Notwithstanding any provision of this Exhibit E-9, the sole and exclusive rights and remedies of any Sale Restriction Partner for a breach or violation of the covenants set forth in Paragraph 2(a), shall be a claim for damages against the Partnership, computed as set forth in Paragraph 2(c), and no Sale Restriction Partner shall be entitled to pursue a claim for specific performance of the covenant set forth in Paragraph 2(a) or bring a claim against any Person that acquires a Protected Property from the Partnership in violation of Paragraph 2(a) (other than a Successor Partnership that has agreed in writing to be bound by the terms of this Exhibit E-9 or that has otherwise succeeded to all of the assets and all of the liabilities of the Partnership, but then only for damages computed as set forth in Paragraph 2(c)). If the Partnership has breached or violated the covenant set forth in Paragraph 2(a) (or a Sale Restriction Partner asserts that the Partnership has breached or violated the covenant set forth in Paragraph 2(a)), the General Partner and the Sale Restriction Partner agree to negotiate in good faith to resolve any disagreements regarding any such breach or violation and the amount of damages, if any, payable to such Sale Restriction Partner under Paragraph 2(c). If any such disagreement cannot be resolved by the General Partner and such Sale Restriction Partner within sixty (60) days after such breach, the General Partner and the Sale Restriction Partner shall jointly retain a nationally recognized independent public accounting firm ("an Accounting Firm") to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a breach of the covenant set forth Paragraph 2(a) has occurred and, if so, the amount of damages to which the Sale Restriction Partner is entitled as a result thereof, determined as set forth in Paragraph 2(c)). All determinations made by the Accounting Firm with respect to the resolution of any breach or violation of the covenant set forth in Paragraph 2(a) and the amount of damages payable to the Sale Restriction Partner under Paragraph 2(c) shall be final, conclusive and binding on the Partnership and the Sale Restriction Partner. The fees and expenses of any Accounting Firm incurred in connection with any such determination shall be shared equally by General Partner and the Sale Restriction Partner.

     3. Election by Certain Former Spieker Limited Partners to Enter into Bottom Guarantees of Debt of EOP Partnership.

          (a) During the Guarantee Protection Period, the Partnership shall make available to each Guarantee Partner the opportunity (a "Guarantee Opportunity") to make a "bottom guarantee" of Qualifying Debt of the Partnership in the form of the Guaranty Agreement and in an amount at least equal with respect to each Guarantee Partner to the amount set forth on
     Schedule 4 to this Exhibit E-9, determined taking into account all existing guarantees of such Guarantee Partner that are then in effect (treating as "bottom guarantees" for this purpose the guarantees that are in effect with respect to the indebtedness that is guaranteed as of February 17, 2001, by the Guarantee Partners pursuant to the Guaranty Agreement, as set forth on
     Schedule 4 to this Exhibit E-9). During the Guarantee Protection Period, if Guaranteed Debt is repaid and, immediately after such repayment, (i) the amount remaining outstanding with respect to such Guaranteed Debt would be less than the Guaranteed Amount with respect to such Guaranteed Debt or
     (ii) the Guaranteed Debt no longer would be treated as Qualifying Debt, the Partnership shall provide to each Guarantee Partner that had a Guaranteed Amount with respect to such Guaranteed Debt a new Guarantee Opportunity in an amount equal to such Partner's Guaranteed Amount with respect to the Guaranteed Debt being repaid or no longer qualifying as Qualifying Debt, provided that if the Guaranteed Debt is not being repaid in full, the new Guaranty Opportunity can be an offer to allow a guarantee of a portion of that remaining debt so long as the remaining portion of such debt, after taking into account the Guaranty Opportunities being offered with respect thereto, would be Qualifying Debt. In the event that the Partnership is required to offer a Guarantee Opportunity pursuant to this Paragraph 3(a), the Partnership will provide the Guarantee Partners notice of the type, amount and other relevant attributes of the Qualifying Debt with respect to which the Guarantee Opportunity is offered at least fifteen (15) business days, to the extent reasonably practicable, but in no event less than ten
     (10) business days prior to (a) the earlier of the closing of the incurrence of such debt and the scheduled repayment of the existing Guaranteed Debt and (b) any

                                     E-9 - 4
     subsequent date on which the Partnership makes additional Guarantee Opportunities by reason of the repayment of any indebtedness then subject to a Guarantee by the Guarantee Partners. In the event that the Partnership repurchases outstanding Guaranteed Debt, whether or not such debt is retired, the repurchase thereof shall be treated as a repayment of the Guaranteed Debt for purposes of this Paragraph 3.

          (b) The Partnership makes no representation or warranty to any Guarantee Partner that any guarantee currently in effect or any "bottom guarantee" entered into pursuant to Paragraph 3(a) shall be respected for federal income tax purposes for purposes of causing the Guarantee Partner to be considered to bear the "economic risk of loss" with respect to the indebtedness thereby guaranteed by such Guarantee Partner for purposes of either Section 752 or Section 465 of the Code.

          (c) In the event that the Partnership breaches its obligation set forth in Paragraph 3(a) with respect to a Guarantee Partner during the Guarantee Protection Period applicable to such Guarantee Partner, the Guarantee Partner's sole right shall be to receive from the Partnership as damages an amount equal to the aggregate federal, state and local income taxes (computed taking into account any deduction allowed in computing federal income taxes for state income taxes payable as a result thereof) incurred by the Guarantee Partner as a result of the gain recognized by such Guarantee Partner by reason of such failure, plus an amount equal to the aggregate federal, state, and local income taxes payable by the sale restricted partner as a result of the receipt of payment required under this Section 3(c). In no event shall the amount taken into account for purposes of computing the damages payable under this Paragraph 3(c) exceed the amount of gain that would have been recognized by the Guarantee Partner if, at the closing of the Spieker Merger, such Guarantee Partner has recognized an amount of gain equal to the "negative capital account" that it had with respect to its interest in the Spieker Partnership at the time of the Spieker Merger. The Partnership shall be considered to have satisfied it obligations under Paragraph 3(a), and therefore shall have no liability under this Paragraph 3(c), if it make an offer to a Guarantee Partner of an opportunity to guarantee Qualifying Debt within the time periods specified in Paragraph 3(a); the Partnership shall have no liability if a Guarantee Partner fails to join in such guarantee of Qualifying Debt.

          (d) Notwithstanding any provision of this Exhibit E-9, the sole and exclusive rights and remedies of any Guarantee Partner for a breach or violation of the covenants set forth in Paragraph 3(a), shall be a claim for damages against the Partnership, computed as set forth in Paragraph 3(c), and no Guarantee Partner shall be entitled to pursue a claim for specific performance of the covenant set forth in Paragraph 3(a). If the Partnership has breached or violated the covenant set forth in Paragraph 3(a) (or a Guarantee Partner asserts that the Partnership has breached or violated the covenant set forth in Paragraph 3(a)), the General Partner and the Guarantee Partner agree to negotiate in good faith to resolve any disagreements regarding any such breach or violation and the amount of damages, if any, payable to such Guarantee Partner under Paragraph 3(c). If any such disagreement cannot be resolved by the General Partner and such Guarantee Partner within sixty (60) days after such breach, the General Partner and the Guarantee Partner shall jointly retain an Accounting Firm to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a breach of the covenant set forth Paragraph 3(a) has occurred and, if so, the amount of damages to which the Sale Restriction Partner is entitled as a result thereof, determined as set forth in Paragraph 3(c)). All determinations made by the Accounting Firm with respect to the resolution of any breach or violation of the covenant set forth in Paragraph 3(a) and the amount of damages payable to the Guarantee Partner under Paragraph 3(c) shall be final, conclusive and binding on the Partnership and the Guarantee Partner. The fees and expenses of any Accounting Firm incurred in connection with any such determination shall be shared equally by General Partner and the Guarantee Partner.

          (e) In addition to the other rights set forth in this Paragraph 3, each Guarantee Partner shall have the right, but not the obligation, upon fifteen (15) business days prior written notice to the Partnership, to enter into an additional "bottom guarantee" of the Spieker Partnership 7.125% Notes due December 1, 2006 (the "2006 Notes"), in an amount up to the Available Additional Debt specified for such Guarantee Partner on
     Schedule 4 to this Exhibit 9. In the event that a Guarantee Partner shall exercise
                                     E-9 - 5
     such right, the Guaranteed Amount of such Guarantee Partner shall be increased by the amount of such additional guarantee, and the provisions of Paragraphs 3(a), 3(b), 3(c), and 3(d) shall thereafter apply with respect to such guarantee as though it were in effect at the closing of the Spieker Merger. The rights of the Guarantee Partners pursuant hereto, if not exercised, shall expire upon the earlier of the maturity or the prior prepayment of the 2006 Notes, provided that the Partnership shall give the Guarantee Partners thirty (30) days prior notice of the prepayment of the 2006 Notes.

     4. No Obligation of the Partnership to Maintain Debt. Notwithstanding any obligations of the Partnership referred to in this Exhibit E-9, the Partnership shall not be obligated to maintain any level of indebtedness in excess of the amounts specifically required to meet the obligations set forth in Paragraph 3 above or otherwise specifically required to be maintained under the Spieker Tax Protection Agreements assumed by the Partnership pursuant to the Merger Agreement.

     5. Section 704(c) Method. Notwithstanding Paragraph 2.C. of Exhibit C, the Partnership shall use the "traditional method" under Regulations Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to each Spieker Property to take into account the Book-Tax Disparities as of the effective time of the Spieker Merger with respect to the Spieker Properties, with no "curative allocations" to offset the effect of the "ceiling rule," except to the extent that the Partnership expressly would be required to use a different method under a Spieker Tax Protection Agreement assumed by the Partnership pursuant to the Merger Agreement. The 704(c) Values of the Spieker Properties shall be as determined by agreement between Spieker Partnership and the Partnership prior to the effective time of the Spieker Merger, or in the absence of such agreement, as determined by the General Partner for purposes of preparing the financial statements of the Partnership and the General Partner reflecting the results of the Spieker Merger so long as the outside accountants of the General Partner and the Partnership have approved such financial statements as being in accordance with generally accepted accounting procedures.

     6. Allocations of "Tier 3" Nonrecourse Liabilities Pursuant to Regulations
Section 1.752-3(a)(3).

          (a) The Partnership shall use commercially reasonable efforts to cooperate with the Former Spieker Limited Partners set forth on Schedule 1 to this Exhibit 9 to determine the method to be used for allocating "excess nonrecourse liabilities" of the Partnership pursuant to Regulations Section 1.752-3(a)(3) following the Spieker Merger. The Partnership shall not use with respect to such Former Spieker Limited Partners a method that is less favorable than the method used by the Partnership with respect to the other Limited Partners of the Partnership who are not parties to the express agreements in effect on February 17, 2001, specifying a particular method to be used for such purposes, which are set forth on Schedule 5 to this Exhibit E-9. In addition, the Partnership shall not make available after the date of the Spieker Merger, whether pursuant to an agreement entered into after such date or otherwise, to any other Limited Partner a method of allocating "excess nonrecourse liabilities" of the Partnership that is more favorable than that made available to such Former Spieker Limited Partners without making such method available to the Former Spieker Limited Partners on a pro rata basis with such other Limited Partners (except as, and only to the extent, required pursuant to an agreement in effect on February 17, 2001, identified on Schedule 5 to this Exhibit E-9). In the case of a Former Spieker Limited Partner who, prior to the Spieker Merger, had been specially allocated a portion of a Spieker Partnership nonrecourse liability secured by a property with respect to which such Spieker Partner has a built-in gain under Section 704(c) of the Code to take into account such Former Spieker Limited Partner's share of such built-in gain that was not taken into account in making the allocation of such liability by Spieker Partnership under Regulations Section 1.752-3(a)(2), the Partnership shall continue such method of allocating such liability following the Spieker Merger.

          (b) If the amount of debt allocated to a Former Spieker Limited Partner under Section 1.752-3(a)(3) of the Code is reduced following the Spieker Merger from the amount allocated to such Former Spieker Limited Partner immediately before the Spieker Merger and such reduction could reasonably be expected to cause the Former Spieker Limited Partner to recognize gain by reason of a deemed distribution of cash to it in excess of its adjusted basis in its Partnership Interest, the Partnership shall consider in good faith a request from such Former Spieker Limited Partner to become a Protected

                                     E-9 - 6

     Partner and/or to increase its Protected Amount, as applicable, from time to time after the Spieker Merger and/or to enter into a guarantee of Qualifying Debt on terms substantially similar to those set forth in the Guaranty Agreement if such Former Spieker Limited Partner shall provide information from its professional tax advisor satisfactory to the Partnership showing that, in the absence of such increased Protected Amount or guarantee, such Limited Partner likely would not be allocated from the Partnership sufficient indebtedness under Section 752 of the Code and the at-risk provisions under Section 465 of the Code to avoid the recognition of gain (other than gain required to be recognized by reason of actual cash distributions from the Partnership). The Partnership and its professional tax advisors shall cooperate in good faith with such Former Spieker Limited Partner and its professional tax advisor to provide such information regarding the allocation of the Partnership liabilities and the nature of such liabilities as is reasonably necessary in order to determine the Former Spieker Limited Partner's adjusted tax basis in its Partnership Interest and at-risk amount. In deciding whether or not to grant such a request, the Partnership shall be entitled to take into account all factors related to the Partnership, including, without limitation, the existing and anticipated debt structure of the Partnership, the tax situations of all other Partners, including the General Partner (individually and as a group), and the effect that granting such a request might have on their tax situation, and the anticipated long-term business needs of the Partnership. The Partnership's only obligation with respect to any such request from a Former Spieker Limited Partner pursuant to this Paragraph 6(b) shall be to act in good faith. In the event the Partnership fails to act in good faith with respect to any such request, the exclusive remedy of the Former Spieker Limited Partner who made such request shall be an action for specific performance, with no entitlement to monetary damages.

     7. Effect of Other Agreements With Former Spieker Limited
Partners. Pursuant to the Merger Agreement, the General Partner, the Partnership, Spieker, and Spieker Partnership entered into an Assignment and Assumption Agreement, dated as of July 2, 2001, pursuant to which the Partnership assumed certain obligations of Spieker Partnership made pursuant to certain tax protection agreements (the "Spieker Tax Protection Agreements") set forth on Schedule 6 to this Exhibit E-9.

     8. Election by Certain Former Spieker Limited Partners to Undertake Deficit Restoration Obligation. Each Former Spieker Limited Partner who, prior to February 18, 2001, had entered into an agreement with Spieker Partnership to bear the economic risk of loss as to a portion of Spieker Partnership's recourse indebtedness by undertaking the obligation to restore a portion of its negative capital account balance upon liquidation of such Former Spieker Limited Partner's interest in Spieker Partnership was given the opportunity to become a Protected Partner with a Protected Amount in an amount equal to the maximum amount such Former Spieker Limited Partner was obligated to restore to Spieker Partnership on February 17, 2001; provided, however, that no Former Spieker Limited Partner has the right to increase its Protected Amount following the Spieker Merger. The Former Spieker Limited Partners who have elected to become Protected Partners under such provision of the Merger Agreement, along with their specified Protected Amounts as of the closing of the Spieker Merger, are set forth on Schedule 6 to this Exhibit E-9. Each such election by a Former Spieker Limited Partner shall become effective upon the later of receipt thereof by the General Partner or the "effective time" of the merger of Spieker Partnership into the Partnership. Upon becoming effective, each such election by a Former Spieker Limited Partner pursuant to this Section 8 or any other provision of this Exhibit E-9 shall be irrevocable, cannot be reduced, and shall be binding upon successive transferees of the Former Spieker Limited Partners, except as provided in Section 13.3.D of the Agreement.

                                     E-9 - 7

                                                       SCHEDULE 1 TO EXHIBIT E-9

                           SALE RESTRICTION PARTNERS

Warren E. Spieker, Jr.
Dennis E. Singleton
John K. French
Bruce E. Hosford
Blake Family Trust
Gregg R. Daugherty
John G. Davenport
James C. Eddy
John A. Foster
Donald S. Jefferson
Vincent D. Mulroy
Richard L. Romney
Jill T. Schnugg
Peter H. Schnugg
John B. Souther, Jr.
Craig G. Vought
Joel Benoliel

                                     E-9 - 8

                                                       SCHEDULE 2 TO EXHIBIT E-9

                             PROTECTED PROPERTIES 1/

---------------------------------------------------------------------
TYPE       NAME                                  PROPERTY #
---------------------------------------------------------------------
O          Santa Clara Office Center I           10001
---------------------------------------------------------------------
O          Stender Way II (3001 Stender Way)     10011
---------------------------------------------------------------------
O          Santa Clara Office Center II          10021/10022
---------------------------------------------------------------------
O          Gateway Office Phase I                10031
---------------------------------------------------------------------
I          Scott Boulevard (3281-3285 Scott
           Blvd.)                                10041
---------------------------------------------------------------------
O          Santa Clara Office Center III         10051
---------------------------------------------------------------------
I          Airport Commerce Center               10071
---------------------------------------------------------------------
O          Gateway Office Phase II (IIA, IIB
           and IIC)                              10081, 10082, 10083
---------------------------------------------------------------------
I          Stender Way - 3045                    10101
---------------------------------------------------------------------
           2727 Augustine (Applied Materials
I          Inc.)                                 10111
---------------------------------------------------------------------
           384 Santa Trinita (Sunnyvale
O          Business Centre)                      10121
---------------------------------------------------------------------
O          The Alameda (1871)                    10131
---------------------------------------------------------------------
O          Creekside Phase I                     10141
O          Creekside Phase II                    10142
---------------------------------------------------------------------
           North First Street Office Center in
O          San Jose                              10151
---------------------------------------------------------------------
I          Cupertino Business Center             10161
---------------------------------------------------------------------
O          455 University Avenue                 10181
---------------------------------------------------------------------
I          North American Van Lines              10191
---------------------------------------------------------------------
O          8880 Cal Center Drive                 10211
---------------------------------------------------------------------
           2685 Augustine (Applied Materials
I          II)                                   10241
---------------------------------------------------------------------
O          Denny's                               10251
---------------------------------------------------------------------
           Aspect Telecommunications in San
I          Jose                                  10271
---------------------------------------------------------------------
O          Gateway Oaks II                       10281
---------------------------------------------------------------------
O          Gateway Oaks I                        10291
---------------------------------------------------------------------
I          Cadillac Court                        10301
---------------------------------------------------------------------

-------------
   (1/) Notwithstanding the contents of this Schedule 3 to Exhibit E-9, Protected Properties include only those properties that meet the definition of "Protected Properties" as set forth in Exhibit E-9 to the Partnership Agreement, which provides that a property shall be a Protected Property only if such property (i) was acquired by Spieker Partnership in connection with Spieker's IPO in a contribution in which part or all of the gain with respect thereto was deferred pursuant to Section 721 of the Code, or (ii) was acquired by Spieker Partnership as "substituted basis property" as defined in
   Section 7701(a)(42) of the Code with respect to a property described in clause (i).

---------------------------------------------------------------------
TYPE          NAME                             PROPERTY #
---------------------------------------------------------------------
O             701 University Avenue            10311
---------------------------------------------------------------------
O             The Orchard                      10341
---------------------------------------------------------------------
O             575 University Avenue            10361
---------------------------------------------------------------------
O             601 University Avenue            10362
---------------------------------------------------------------------
I             Patrick Henry Drive              10421
---------------------------------------------------------------------
I             COG Warehouse                    10431
---------------------------------------------------------------------
I             Okidata Distribution Center      10451
---------------------------------------------------------------------
I             Montague Industrial Center       10571
---------------------------------------------------------------------
O             Redwood Shores                   10711
---------------------------------------------------------------------
O             Santa Monica Business Park (aka)
              The American Golf Building       12375
---------------------------------------------------------------------
I             Fremont Bayside (Bayview
              Business Center)                 10371
---------------------------------------------------------------------
I             Huntwood Business Park           10481
---------------------------------------------------------------------
I             Independent Road Warehouse       10491
---------------------------------------------------------------------
I             Bay Center II Business Park      10511
---------------------------------------------------------------------
I             3875 Bay Center Place (Keebler
              Warehouse)                       10521
---------------------------------------------------------------------
I             Dubuque Business Center          10591
---------------------------------------------------------------------
I             21001 Cabot Boulevard
              (21001-21005)                    10601
---------------------------------------------------------------------
I             Eden Landing Business Center     10631
---------------------------------------------------------------------
I             30750 Wiegman Road (Good Guys
              Distribution Center)             10641
---------------------------------------------------------------------
I             Industrial Drive Warehouse       10661
---------------------------------------------------------------------
O             2180 Sand Hill Road              10671
---------------------------------------------------------------------
O             Federal Way Office Building      20021
---------------------------------------------------------------------
O             Bellevue Gateway I               20041
---------------------------------------------------------------------
O             Bellevue Gateway II              20051
---------------------------------------------------------------------
O             Station Oaks (aka Amerisuites/
              Prime Hospitality)               12692
---------------------------------------------------------------------
O             10040 Main Street Building       20061
---------------------------------------------------------------------
O             San Mateo BayCenter I            11831
---------------------------------------------------------------------
O             Pacific View Plaza               11351
---------------------------------------------------------------------
I             Ravendale @ Central              11361
---------------------------------------------------------------------
O             Pasadena Financial Center        11571
---------------------------------------------------------------------
O             Point West Corporate Centre      11621
---------------------------------------------------------------------
I             Huntwood Business Center         11761
---------------------------------------------------------------------
O             Century Square                   11581
---------------------------------------------------------------------
O             San Mateo BayCenter II           12121
---------------------------------------------------------------------
O             San Mateo BayCenter III          12531
---------------------------------------------------------------------
O             Ontario Gateway II               12551
---------------------------------------------------------------------
I             Hayward Business Park            12381
---------------------------------------------------------------------


---------------------------------------------------------------------
TYPE          NAME                             PROPERTY #
---------------------------------------------------------------------
O             Governor Executive Centre        12591
---------------------------------------------------------------------
O             Lincoln Executive Center A       20394
---------------------------------------------------------------------
O             Lincoln Executive Center B       20395
---------------------------------------------------------------------
O             Lincoln Executive Center I       20391
---------------------------------------------------------------------
O             Lincoln Executive Center II      20392
---------------------------------------------------------------------
O             Lincoln Executive Center III     20393
---------------------------------------------------------------------
O             Tower Seventeen                  11791
---------------------------------------------------------------------
O             Benjamin Franklin Plaza          30301
---------------------------------------------------------------------
O             Eastgate Office Park             20381
---------------------------------------------------------------------
O             Empire Corporate Center          12611
---------------------------------------------------------------------
O             Santa Monica Gateway             12661
---------------------------------------------------------------------
O             Plaza East (Quadrant Plaza)      20401
---------------------------------------------------------------------
O             Station Oaks (Homestead)         12691
---------------------------------------------------------------------
O             Bellevue I (I-90)                20411
---------------------------------------------------------------------
O             Bellevue II (I-90)               20412
---------------------------------------------------------------------
O             Drake's Landing Office Park      12701
---------------------------------------------------------------------
O             Lincoln Center One               30321
O             Lincoln Center Two               30322
O             Lincoln Center Three             30323
O             Lincoln Center Five              30325
O             Lincoln Building                 30326
O             Lincoln Plaza                    30327
O             Lincoln Tower                    30324
---------------------------------------------------------------------
O             The Tower (The Tower at
              Westwood)                        12721
---------------------------------------------------------------------
O             N.E. 8th Street Tower (Griffin
              Site)                            20431
---------------------------------------------------------------------
O             Emeryville Tower IV (aka
              Watergate Tower IV)              11479
---------------------------------------------------------------------

                                                       SCHEDULE 3 TO EXHIBIT E-9

                         FORM OF RESTRICTION AGREEMENT

                   [Individual's Name] Restriction Agreement

                                                , 2001

Equity Office Properties Trust
EOP Limited Partnership
Two North Riverside Plaza
Suite 2100
Chicago, Illinois 60606

Ladies and Gentlemen:

     The undersigned understands that Equity Office Properties Trust, a Maryland real estate investment trust ("EQUITY OFFICE"), EOP Limited Partnership, a Delaware limited partnership ("EOP PARTNERSHIP"), Spieker, Inc., a Maryland corporation ("SPIEKER"), and Spieker, L.P., a California limited partnership ("SPIEKER PARTNERSHIP"), have entered into an Agreement and Plan of Merger, dated as of February 22, 2001 (the "MERGER AGREEMENT"), pursuant to which (i) Spieker Partnership will be merged with and into EOP Partnership or with a subsidiary of EOP Partnership (the "PARTNERSHIP MERGER") and (ii) Spieker will be merged with and into Equity Office (the "MERGER" and, together with the Partnership Merger, the "MERGERS").

     The Merger Agreement contemplates that, in connection with the closing of the Partnership Merger, EOP Partnership will make certain undertakings related to federal income tax matters to certain limited partners of Spieker Partnership, including the undersigned, who contributed assets to Spieker Partnership in connection with its formation in 1993 and will become EOP Limited Partners as a result of the Partnership Merger. The specific undertakings and agreements with respect to these matters will be set forth on Exhibit E-9 to the
EOP Partnership Agreement pursuant to the [          ] Amendment to the EOP
Partnership Agreement, which will be effective as of the Effective Time.

     Under the terms of Exhibit E-9, the term during which certain of these "tax protection" undertakings by EOP Partnership will apply can be extended from ten years to up to twenty years for those Spieker limited partners who agree to and comply with the restrictions set forth in this Restriction Agreement. In order to obtain the benefit of the extended term of the "tax protection" undertakings of EOP Partnership available under Exhibit E-9, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees as follows:

     1. DEFINITIONS

     All capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. As used in herein:

     "DISPOSITION" shall include any sale (including a grant of any option, contract to sell and any sale of a contract to purchase), assignment, pledge, encumbrance, hypothecation, mortgage, exchange, or any swap agreement or other arrangement that transfers all or a portion of the economic consequences associated with the ownership (regardless of whether any of the transactions described above is to be settled by the delivery of Partnership Units, Shares, or such other securities, in cash or otherwise), provided that a pledge of Partnership Units or Shares to secure bona fide indebtedness that does not exceed sixty percent (60%) of the Value (as defined in the EOP Partnership Agreement) of the Partnership Units or Shares pledged to secure such indebtedness at the time such indebtedness is incurred shall not constitute a Disposition (but a disposition of the Partnership Units or Shares securing such indebtedness pursuant to a foreclosure or in lieu of foreclosure shall constitute a Disposition at the time of such foreclosure or delivery in lieu thereof). "DISPOSE" shall have the correlative meaning.

                                     E-9 - 12

     "EQUITY INTEREST" means the total number of Shares and Partnership Units in which the undersigned will acquire a beneficial interest at the Effective Time, computed assuming that the undersigned had not disposed of any Spieker OP Units or shares of Spieker Common Stock after February 17, 2001 and assuming that each share of Spieker Common Stock would be converted into 1.94462 Equity Office Common Shares (that is, that the undersigned would receive only Equity Office Common Shares (and no cash) in the Merger). The undersigned's Equity Interest is set forth on Schedule 1 hereto.

     "EXTENDED RESTRICTION PERIOD" means the period commencing on the day following the second (2nd) anniversary of the Effective Time and ending on the tenth (10th) anniversary of the Effective Time.

     "IMMEDIATE FAMILY" shall have the meaning assigned to such term in Article I of the EOP Partnership Agreement.

     "INITIAL RESTRICTION PERIOD" means the period commencing on the date hereof and continuing to and including the second (2nd) anniversary of the Effective Time.

     "PARTNERSHIP UNITS" means (a) the EOP "Partnership Units" (as such term is defined in Article I of the EOP Partnership Agreement) in which the undersigned will acquire a beneficial interest in connection with the Partnership Merger at the Effective Time and (b) any securities convertible into or exercisable or exchangeable for such Partnership Units in which the undersigned will acquire a beneficial interest in connection with the Partnership Merger at the Effective Time.

     "PERMITTED DISPOSITION" means a Disposition to (i) a member of the Immediate Family of the undersigned, (ii) a charitable organization a contribution to which would be deductible pursuant to Section 170 of the Code, or (iii) any partnership or trust, the partners or beneficiaries, as applicable, of which are exclusively the undersigned or members of the Immediate Family of the undersigned and/or a charitable organization a contribution to which would be deductible pursuant to Section 170 of the Code, provided that any such transfer shall not involve a disposition for value; provided that the transferee in any such Disposition described in clause (i), clause (ii) or clause (iii), as applicable, agrees in writing to be bound by the restrictions set forth herein for the term hereof. Any Disposition by a permitted transferee shall be treated as a Disposition by undersigned for purposes of this agreement.

     "REDEMPTION RIGHTS" means, as applicable, any Redemption Rights pursuant to
Section 8.6 of the EOP Partnership Agreement.

     "SHARES" means (a) the Equity Office "Shares" (as such term is defined in Article VI of the Equity Office Declaration of Trust) in which the undersigned would acquire a beneficial interest in connection with the Merger at the Effective Time, assuming that the undersigned were to receive only Equity Office Shares (and no cash) in the Merger and (b) any securities convertible into or exercisable or exchangeable for Shares in which the undersigned will acquire a beneficial interest in connection with the Merger at the Effective Time.

     2. INITIAL RESTRICTION PERIOD

     During the Initial Restriction Period, the undersigned shall not Dispose of Partnership Units and/or Shares if such Disposition, taken together with all prior Dispositions (excluding Permitted Dispositions) since February 17, 2000 of any Shares, Partnership Units, shares of Spieker Common Stock and/or Spieker OP Units, would result in a decrease in the undersigned's Equity Interest on the date hereof by thirty percent (30%) or more; provided that nothing herein shall prevent the undersigned from making a Permitted Disposition pursuant to which the transferee becomes subject to the terms and restrictions of this Restriction Agreement.

     3. EXTENDED RESTRICTION PERIODS

     During the Extended Restriction Period, the undersigned shall not Dispose of Partnership Units and/or Shares if such Disposition, taken together with all prior Dispositions (excluding Permitted Dispositions) since February 17, 2000 of any Shares, Partnership Units, shares of Spieker Common Stock and/or Spieker OP

                                     E-9 - 13

Units, would result in a decrease in the undersigned's Equity Interest on the date hereof by an amount equal to or greater than the sum of (x) thirty five percent (35%) and (y) the product of (a) five percent (5%), multiplied by (b) number of full years of the Extended Restriction Period that have expired on the date of such Disposition; provided that nothing herein shall prevent the undersigned from making a Permitted Disposition pursuant to which the transferee becomes subject to the terms and restrictions of this Restriction Agreement.

     4. REPRESENTATION AND ACKNOWLEDGEMENTS

     The undersigned now has good and marketable title to the undersigned's units of limited partner interest in Spieker Partnership and shares of capital stock of Spieker, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned acknowledges that (a) in the event of a breach of the restriction set forth in Section 2 hereof, the Protected Period for purposes of Section 2 of Exhibit E-9 to the EOP Partnership Agreement with respect to the undersigned will be limited to ten (10) years from the Effective Time and (b) in the event of a breach of the restrictions set forth in Section 3, the Protected Period for purposes of Section 2 of Exhibit E-9 to the EOP Partnership Agreement with respect to the undersigned will not include any period attributable to the year of the Extended Restriction Period in which the breach occurs or any year thereafter. The undersigned further understands that this Restriction Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

     5. LIMITATION ON REMEDIES.

     In entering into this agreement, the undersigned is doing so with the understanding the exclusive remedy of EOP Partnership and Equity Office in the event of a breach hereof will be to limit the Protected Period as set forth in Exhibit E-9, and that in no event shall either Equity Office or EOP Partnership have the right to seek specific performance of this agreement or to bring an action for damages hereunder.

     6. MISCELLANEOUS

     This agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with his counsel.

                                          Very truly yours,

                                          --------------------------------------
                                          [name]

Accepted:

EOP Operating Limited Partnership

By: Equity Office Properties Trust, its general partner

By:
    --------------------------------------------------------

                                     E-9 - 14

                                                                      SCHEDULE 1

                                EQUITY INTEREST

                       (COMPUTED AS OF FEBRUARY 17, 2001)

Spieker Shares                                                ---------------

Spieker Partnership Units                                     ---------------

Equity Office Shares                                          ---------------
(computed using an exchange ratio of 1.49586)

EOP Partnership Units                                         ---------------
(computed using an exchange ratio of 1.94462)

Equity Interest                                               ---------------

                                     E-9 - 15

                                                       SCHEDULE 4 TO EXHIBIT E-9

                        FORMER SPIEKER LIMITED PARTNERS
                        WHO HAVE ENTERED INTO GUARANTEES

                               SPIEKER        SPIEKER        SPIEKER
                             PARTNERSHIP    PARTNERSHIP    PARTNERSHIP       TOTAL        AVAILABLE
                             6.80% NOTES    6.95% NOTES    7.125% NOTES    GUARANTEE     ADDITIONAL
     GUARANTEE PARTNER       DUE 12/15/01   DUE 12/15/02   DUE 12/01/06      AMOUNT        DEBT(4)
     -----------------       ------------   ------------   ------------   ------------   -----------
Warren E. Spieker, Jr......  $         0    $ 31,000,000   $  5,000,000   $ 36,000,000   $11,454,156
Dennis E. Singleton........  $         0    $ 13,000,000   $  1,000,000   $ 14,000,000   $ 3,233,146
John K. French.............  $         0    $ 12,000,000   $  1,000,000   $ 13,000,000   $ 2,483,599
Bruce E. Hosford...........  $         0    $ 12,500,000   $    500,000   $ 13,000,000   $ 2,207,584
Blake Family Trust.........  $         0    $    500,000   $    150,000   $    650,000   $   505,596
Gregg R. Daugherty.........  $         0    $     92,000   $          0   $     92,000   $         0
John G. Davenport..........  $         0    $  1,700,000   $    200,000   $  1,900,000   $   735,845
James C. Eddy..............  $   289,500    $  2,110,500   $    700,000   $  3,100,000   $   704,881
John A. Foster.............  $         0    $  1,000,000   $    150,000   $  1,150,000   $   693,300
Donald S. Jefferson........  $         0    $  2,400,000   $    200,000   $  2,600,000   $   872,223
Vincent D. Mulroy..........  $         0    $  1,600,000   $    200,000   $  1,800,000   $   545,743
Richard L. Romney..........  $         0    $  1,600,000   $    150,000   $  1,750,000   $   586,521
Jill T. Schnugg............  $   578,000    $    728,000   $  1,450,000   $  2,756,000   $   490,293
Peter H. Schnugg...........  $   578,000    $    728,000   $  1,450,000   $  2,756,000   $   490,292
John B. Souther, Jr........  $         0    $  1,000,000   $    150,000   $  1,150,000   $   413,178
Craig G. Vought............  $   130,000    $    370,000   $    200,000   $    700,000   $   506,109
Joel Benoliel..............  $         0    $  2,200,000   $    150,000   $  2,350,000   $   323,534
Total......................  $ 1,575,500    $ 84,528,500   $ 12,650,000   $ 98,754,000
Total Amount of the
  Notes....................  $50,000,000    $110,000,000   $100,000,000   $260,000,000   $26,246,000

---------------
(4) The Guarantee Partners will be entitled to additional guarantees in the aggregate amount of $31,096,000 (reduced by any additional guarantee amounts guaranteed by the Guarantee Partners prior to July 2, 2001) to be allocated among the Guarantee Partners in the manner specified by Spieker at or prior to the closing. In this regard, Warren E. Spieker, Jr., Dennis E. Singleton, James
C. Eddy, John A. Foster, Jill T. Schnugg, Peter H. Schnugg and Craig G. Vought entered into additional guarantees with Spieker Partnership prior to the closing of the Spieker Merger in the aggregate amount of $4,850,000, which amount shall be applied against the $31,096,000 described above and the aggregate Available Additional Debt amount as of July 2, 2001, shall be $26,246,000.

                                     E-9 - 16

                                                       SCHEDULE 5 TO EXHIBIT E-9

   SECTION 752 ALLOCATION AGREEMENTS BETWEEN EOP PARTNERSHIP AND EXISTING EOP LIMITED PARTNERS AS OF THE CLOSING DATE OF THE SPIEKER MERGER

     1. Tax Reporting Agreement, dated September 2, 1997, by and among Columbus American Properties LLC, Columbus Southeast Properties, Inc., Joseph C Canizaro-901 Limited Partnership, Joseph C Canizaro-400 Limited Partnership and EOP Partnership.

     2. Exhibit E-6 (Cornerstone Agreement) to the Second Amended and Restated Agreement of Limited Partnership of EOP Partnership, effective as of June 19, 2000.

     3. Oral understanding between Beacon Properties L.P. and EOP Partnership to allocate "Tier 3" Liabilities in accordance with the method now described in Treas. Reg. sec. 1.752-3(a)(3), as amended in October 2000.

                                     E-9 - 17

                                                       SCHEDULE 6 TO EXHIBIT E-9

 SPIEKER TAX PROTECTION AGREEMENTS ASSUMED PURSUANT TO THE MERGER AGREEMENT(5)

     1. Contribution Agreement dated as of November 19, 1999 by and among Spieker Properties, L.P., Spieker Properties, Inc. and Lincoln Larkspur Office One Associates, Ltd., Lincoln Larkspur Office Three Associates, Ltd. and Larkspur One OP, LLC, Larkspur Two OP, LLC and Larkspur Three OP, LLC.

     2. Contribution Agreement dated as of January 7, 1998 among Spieker Properties, L.P., Spieker Properties, Inc. and the contributors identified on the signature page attached thereto in connection with certain properties managed by Transpacific Development Company.

     3. Third Amended and Restated Limited Partnership Agreement of Brea Place
Associates, L.P. dated as of June   , 1997, as amended.

     4. Limited Partnership Agreement of Spieker Brea, L.P., a Delaware Limited
Partnership dated as of April   , 1997.

     5. Agreement of Limited Partnership of Freemont Bayside Associates, L.P. dated as of June 7, 1989, as amended.

     6. Limited Liability Company Agreement of Spieker Griffin/W9 Associates, L.L.C., dated as of April 6, 1998, as amended.
---------------
(5) Must be the same as those listed on Schedule 2.18(j) to the Merger Agreement, excluding the Guaranty Agreement, dated October 13, 1997, which is governed only by the provisions of Paragraph 3 of Exhibit E-9 and, to the extent applicable, the agreements on this Schedule 6.

                                     E-9 - 18

                                                       SCHEDULE 7 TO EXHIBIT E-9

                        FORMER SPIEKER LIMITED PARTNERS
                 WHO HAVE ELECTED TO BECOME PROTECTED PARTNERS
                      PURSUANT TO SECTION 8 OF EXHIBIT E-9

               NAME OF FORMER SPIEKER LIMITED                       2/22/01              7/02/01
                          PARTNER:                            RESTORATION AMOUNT:   PROTECTED AMOUNT:
               ------------------------------                 -------------------   -----------------
Preston Butcher.............................................      $10,850,000          $10,850,000*
Daniel C. Ross..............................................      $   250,000          $   250,000*
Paul Z. Rose................................................      $   600,000          $   600,000*
Denny McLarry 1998 Trust....................................      $   900,000          $   900,000*
Otilia C. McLarry 1998 Trust................................      $   900,000          $   900,000*
Burch Boone.................................................      $   500,000          $   500,000*
TOTAL.......................................................      $14,000,000          $14,000,000*

* Represents the maximum available protected amount.
                                     E-9 - 19

                                                     SCHEDULE 8-1 TO EXHIBIT E-9

 FORM OF GUARANTY AGREEMENT -- FOR UNSECURED INDEBTEDNESS -- BETWEEN GUARANTEE PARTNERS, EQUITY OFFICE AND EOP PARTNERSHIP PURSUANT TO SECTION 3(a) OF EXHIBIT
                                     E-9(6)

                               GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT ("Agreement"), dated as of [date] is made and entered into by and among EOP Operating Limited Partnership, a Delaware limited partnership (the "Partnership"), Equity Office Properties Trust, a Maryland real estate investment trust (the "General Partner"), and those certain undersigned Persons identified on Schedule 1 attached hereto (as such Schedule 1 may be amended, modified, supplemented or restated from time to time, the "EOP Limited Partners").

     WHEREAS, the General Partner is the general partner of the Partnership and each of the EOP Limited Partners is a limited partner in the Partnership.

     WHEREAS, the Partnership has issued certain unsecured notes (each of those unsecured notes identified on Schedule 2 attached hereto and referred to herein individually as a "Note" and collectively as the "Notes");

     WHEREAS, it is in the best interests of each of the EOP Limited Partners that the Partnership and the General Partner provide to the EOP Limited Partners an opportunity to guaranty the payment and performance of a portion of the Partnership's present and future indebtedness and obligations under the Notes;

     NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, as well as other valuable consideration, the parties hereto hereby agree as follows:

     1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the partnership agreement of the EOP Operating Limited Partnership, as such partnership agreement may be amended, modified, supplemented or restated from time to time (the "Partnership Agreement").

     2. Partner Assumption of Indebtedness.

          a. The EOP Limited Partners unconditionally guarantee to the Partnership (and, as third party beneficiaries, the holders of the Notes) the payment and performance of the Partnership's present and future indebtedness and obligations under the Notes of at least an amount equal to [TOTAL GUARANTY AMOUNT] (the "Total Guaranty Amount") (i.e., that the aggregate principal amounts paid under the Notes by the Partnership will at least equal the Total Guaranty Amount). In addition, the EOP Limited Partners unconditionally indemnify the General Partner (and any other partner of the Partnership that otherwise may have liability directly or indirectly with respect thereof) from and against all liabilities in respect of the Notes except to the extent such liability exceeds an amount equal to the excess, if any, of (i) the Total Guaranty Amount over (ii) payments of principal made by the Partnership on the Notes. The Partnership and the General Partner shall sometimes hereinafter be referred to collectively as the "Debtor". The amounts payable by each EOP Limited Partner in respect of the guarantee and indemnification obligations hereunder shall be in the same proportion as the amounts listed next to such EOP Limited Partner's name on Schedule 3 attached hereto bears to the Total Guaranty Amount provided that, notwithstanding anything to the contrary contained in this Paragraph 2, each EOP Limited Partner's obligation shall be limited to the amount(s) set forth on Schedule 3 next to such EOP Limited Partner's name (with respect to each EOP Limited Partner, a "EOP Limited Partner's Share") and shall be limited to guaranteeing the payment and performance of, and indemnifying the General Partner with respect to, only the Notes set forth on Schedule 3. For the purposes of this Paragraph 2,


                                     E-9 - 20

     Notes that are repurchased by the Partnership but not retired shall not be treated as having been repaid except to the extent that, if the repurchased Notes were treated as having been repaid, the remaining outstanding balance of the Notes would be less than 200% of the Total Guaranty Amount with respect to such Notes.

          b. Notwithstanding anything to the contrary contained in the Partnership Agreement or the Bylaws or Declaration of Trust of the General Partner, as each may be amended, modified, supplemented or restated from time to time, any decision by Debtor hereunder, including a decision to make a demand on the EOP Limited Partners under this Paragraph 2, shall require the majority vote of the independent directors of the General Partner. Each EOP Limited Partner authorizes Debtor at any time in its discretion to alter any of the terms of the Notes and to make such modifications to the Notes that have the effect of releasing Debtor from liability for all or any part of the Notes; provided, however, that the Partnership shall have complied with its obligations under Exhibit E-9 of the Partnership Agreement to offer the EOP Limited Partners the opportunity to guarantee other Qualifying Debt or shall have agreed to make the payments required under Exhibit E-9 of the Partnership Agreement. Debtor and the holders of the Notes or any other parties authorized pursuant to the documents executed in connection with such Notes, and under all modifications, renewals and extensions of those instruments (collectively, the "Loan Documents") to enforce collection thereof (collectively, the "Note Holders") may take any of the foregoing actions upon any terms and conditions as Debtor and the Note Holders may elect, without giving notice to any EOP Limited Partner or obtaining the consent of any EOP Limited Partner and without affecting the liability of any EOP Limited Partner under this Paragraph 2.

          c. It is understood and agreed by each EOP Limited Partner that until an amount with respect to the principal amount of the Notes equal to the Total Guaranty Amount is fully paid and until each and every term, covenant and condition of this Paragraph 2 is fully performed, no EOP Limited Partner shall be released by any act or event which might, but for this provision of this Paragraph 2, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of any Note Holder or the Partnership's failure to proceed promptly or otherwise as against the General Partner or Debtor's failure to proceed promptly or otherwise as against any EOP Limited Partner or any Note Holder's failure to proceed promptly or otherwise against Debtor, or by any reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of any EOP Limited Partner as against Debtor or any Note Holder, or by reason of any further dealings between Debtor and any Note Holder, whether relating to the Notes or otherwise, and each EOP Limited Partner hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them; it being the purpose and intent of this Paragraph 2 that the obligations of each EOP Limited Partner hereunder are absolute and unconditional under any and all circumstances. Each EOP Limited Partner's obligations under this Paragraph 2 are independent of those of Debtor. Debtor's rights under this Paragraph 2 will not be exhausted by any action by it until an amount equal to the Total Guaranty Amount has been fully paid and performed with respect to the Notes and the period of time has expired during which any payment made to the Note Holders by Debtor under the Notes or to Debtor by each EOP Limited Partner under this Paragraph 2 may be determined to be a Preferential Payment (as defined below) without such determination, in fact, being made. Each EOP Limited Partner further agrees that to the extent all or any part of any payment made to the Note Holders under the Notes or by a EOP Limited Partner under this Paragraph 2 is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the recipient thereof or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Paragraph 2 shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment, the obligations of the EOP Limited Partner shall be revived and continued in full force and effect as if said Preferential Payment had not been made. Each EOP Limited Partner waives: (a) all statutes of limitations as a defense to any action brought against any Limited Partner pursuant to this Paragraph 2, to the fullest extent permitted by law; (b) any defense based upon any legal disability of Debtor or any discharge or limitation of the liability of Debtor to the Note Holders, whether consensual or arising by operation or law
                                     E-9 - 21
     or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause; (c) presentment, demand, protest and notice of any kind, provided that the foregoing waiver shall not be construed to waive any demand or notice to the EOP Limited Partners expressly provided for in this Paragraph 2; and (d) any defense upon or arising out of any defense which Debtor may have to the payment or performance of any part of the Notes.

          d. Notwithstanding any other provision of this Paragraph 2 to the contrary, each EOP Limited Partner hereby waives any claim or other rights which such EOP Limited Partner may now have or hereafter acquire against the General Partner, or each of them, or any other EOP Limited Partner, or any other Person (including, without limitation, any other partner in the Partnership), of all or any of the Notes that arise from the existence or performance of such EOP Limited Partner's obligations under this Paragraph 2, the Notes or any of the Loan Documents (all such claims and rights are referred to as the "EOP Limited Partner's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of the Partnership or the Note Holders against the General Partner, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Debtor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to any EOP Limited Partner on account of any such EOP Limited Partner's Conditional Rights and either (i) such amount is paid to such EOP Limited Partner at any time when the Notes shall not have been paid or performed in a principal amount equal to the Total Guaranty Amount, or (ii) regardless of when such amount is paid to such EOP Limited Partner, any payment made by Debtor to the Note Holders or by a EOP Limited Partner under this Paragraph 2 is at any time determined to be a Preferential Payment such that the total principal amount received by Note Holders, less the Preferential Payment, is less than the Total Guaranty Amount, then a portion of the amount paid to such EOP Limited Partner equal to the such EOP Limited Partner's proportionate share of the excess of the Total Guaranty Amount over the principal amount received by Note Holders (net of the Preferential Payment) shall be held in trust for the benefit of Debtor and the Note Holders, as their interests may appear, and shall forthwith be paid to the Partnership as a Capital Contribution to be credited and applied upon the Notes, whether matured or unmatured, in such order as Debtor, in its sole and absolute discretion, shall determine. To the extent that any of the provisions of this Paragraph 2 shall not be enforceable, each EOP Limited Partner agrees that until such time as the Notes have been paid and performed in a principal amount equal to the Total Guaranty Amount and the period of time has expired during which any payment made by Debtor to the Note Holders or by a EOP Limited Partner under this Paragraph 2 may be determined to be a Preferential Payment, the EOP Limited Partner's Conditional Rights to the extent not validly waived shall be subordinate to the Note Holder's right to payment and performance of the Notes up to the Total Guaranty Amount, and such EOP Limited Partner shall not enforce such EOP Limited Partner's Conditional Rights during such period. Each EOP Limited Partner assumes full responsibility for keeping fully informed of the financial condition of Debtor and all other circumstances affecting Debtor's ability to perform its obligations under the Loan Documents and agrees that neither Debtor nor the Note Holders will have any duty to report to any EOP Limited Partner any information which Debtor or the Note Holders receive about Debtor's financial condition or any circumstances being on Debtor's ability to perform.

          e. Upon a default of the Partnership under the Loan Documents, the Note Holders may elect to compromise, or adjust any part of the Notes, or make any other accommodation with Debtor, or exercise any other remedy against Debtor. Except as expressly provided herein, no such action by the Note Holders will release or limit the liability of any EOP Limited Partner. In addition to all rights of setoff or lien against any moneys, securities or other property of any EOP Limited Partner given to the Partnership by law, the Partnership shall have a right of setoff against all distributions to which a EOP Limited Partner may be entitled from the Partnership, and every such right of setoff may be exercised without demand upon or notice to any EOP Limited Partner (except the notice expressly provided for above). No right of setoff shall be deemed to have been waived by any act or conduct on the part of the Partnership or
                                     E-9 - 22
     by any neglect to exercise such right of setoff, or by any delay in doing so; and every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Partnership or until a EOP Limited Partner has satisfied in full all of such EOP Limited Partner's obligations under this Paragraph 2. In the event that any EOP Limited Partner shall advance or become obligated to pay any sums toward the Notes, or in the event that for any reason whatsoever Debtor is now, or shall hereafter become, indebted to any EOP Limited Partner, each EOP Limited Partner agrees that the amount of such sums and such indebtedness and all interest thereon shall at all times be subordinate as to lien, time of payment and in all other respects to the prior repayment to Note Holders of a principal amount equal to the Total Guaranty Amount, and no EOP Limited Partner shall be entitled to enforce or receive payment thereof until a principal amount equal to the Total Guaranty Amount owing to the Note Holders has been paid in full and the period of time has expired during which any payment made by Debtor to the Note Holders or the EOP Limited Partners pursuant to this Paragraph 2 may be determined to be a Preferential Payment. Any payment made by any EOP Limited Partner under this Paragraph 2 shall be deemed to be a Capital Contribution by said EOP Limited Partner to the Partnership.

          f. This Paragraph 2 shall be governed by Delaware law, and, except to the extent otherwise provided in this Paragraph 2, may be amended only by a written instrument executed by the EOP Limited Partners listed from time to time on Schedule 1 hereto and Debtor. Notwithstanding anything to the contrary provided herein, in no event shall any EOP Limited Partner be entitled to the issuance of any additional Partnership Units as a result of any contribution made by such EOP Limited Partner pursuant to this Paragraph 2, nor shall the Percentage Interests or Partnership Interests of the Partners be adjusted as a result thereof. Without limiting any other similar provision in this Agreement, the provisions of this Paragraph 2 shall bind and benefit the heirs' executors, administrators, legal representatives, successors and assigns of each EOP Limited Partner and Debtor.

          g. Notwithstanding the foregoing, the obligations of the EOP Limited Partners to make any payments under this Paragraph 2 shall terminate as of the earliest date (the "Termination Date") that, as a result of a repayment, compromise or adjustment of a principal amount of the Notes, the total principal amount outstanding under the Notes is reduced by an amount equal to or greater than the Total Guaranty Amount, or if the Partnership incurs indebtedness senior to the Notes, provided that the obligations of the EOP Limited Partners hereunder shall continue after the Termination Date to the extent of any claims that are attributable fully and solely to an event or action that occurred before the Termination Date, and provided further that the Partnership shall offer the EOP Limited Partners a Guarantee Opportunity in replacement of the guarantee provided under this Guaranty Agreement to the extent required pursuant to Exhibit E-9 of the Partnership Agreement.

     3. Non-Discrimination. The Partnership and the General Partner agree to exercise all of their rights under Paragraph 2 above in a non-discriminatory manner with respect to the EOP Limited Partners and in a manner that is not disproportionate to any of the EOP Limited Partner's Shares of the Indebtedness, provided that the foregoing shall not impair or limit either the Partnership's or the General Partner's right to exercise all of their rights under Paragraph 2 above to the fullest extent permitted under this Agreement.

     4. Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be given in the manner and to the addresses set forth in the Partnership Agreement and shall be deemed at such time as is set forth in the Partnership Agreement.

     5. Effect and Interpretation. This Agreement shall be governed by and construed in conformity with the laws of the State of Delaware.

     6. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     7. Third Party Beneficiaries. The Notes Holders shall be third party beneficiaries of this Agreement.

     8. Entire Understanding; Etc. This Agreement, together with the Partnership Agreement, constitutes the entire agreement and understanding among the parties hereto with respect to the matters set forth in this
                                     E-9 - 23

Agreement, and supersedes all prior agreements, oral and written, among the parties hereto with respect to the subject matter hereof.

     9. Amendments. Except to the extent expressly otherwise provided herein, this Agreement may not be amended except by a written instrument signed by the General Partner (and approved on behalf of the General Partner by at least a majority of its directors who are not Affiliates of any of the Limited Partners) and a Majority-In-Interest of the EOP Limited Partners.

     10. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

     11. Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to "including" shall be deemed to mean "including without limitation."

     12. Assurances. Each of the EOP Limited Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

     13. Tax Consequences. Each EOP Limited Partner acknowledges that he or she has relied fully upon the advice of its own legal counsel and/or accountant in determining the tax consequences of this Agreement and the transactions contemplated hereby and not upon any representations or advice by the General Partner, the Partnership or any other partner in the Partnership.

     14. Disputes. Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between or among any of the parties hereto (including, without limitation, any claims, disputes and controversies between the Partnership or the General Partner and any one or more of the EOP Limited Partners) arising out of or in connection with this Agreement or the subject matter hereof, relating to the validity, construction, performance, breach, enforcement or termination thereof, or otherwise, shall be resolved by binding arbitration pursuant to the applicable law of the State of Delaware, this Section 14 and, to the extent not inconsistent with this Section 14, the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"). In the event of any direct conflict, the terms of this Agreement shall control over any conflicting provisions of Delaware law and the Arbitration Rules.

          (a) Procedures. Any arbitration called for by this Section 14 shall be conducted in accordance with the following procedures:

             (i) The Partnership, the General Partner or any EOP Limited Partner (the "Requesting Party") may demand arbitration pursuant to Section 14(a) at any time by giving written notice of such demand (the "Demand Notice") to any other EOP Limited Partner with respect to which a claim, dispute or controversy exists hereunder and (if the Requesting Party is not the Partnership or the General Partner) to the Partnership and the General Partner, which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

             (ii) Within fifteen (15) days after the giving of a Demand Notice, the Requesting Party, on the one hand, and each of the other EOP Limited Partners and/or the Partnership and/or the General Partners against whom the claim has been made or with respect to which a dispute has arisen (collectively, the "Responding Party"), on the other hand, shall select and designate in writing to the other party one reputable, disinterested individual (a "Qualified Individual") willing to act as an arbitrator of the claim, dispute or controversy in question. Each of the Requesting Party and the Responding Party shall use its best efforts to select a present or former partner of a national accounting firm that is not then currently employed by such party as its respective Qualified

                                     E-9 - 24

        Individual. Within fifteen (15) days after the foregoing selections have been made, the arbitrators so selected shall jointly select a present or former partner of a national accounting firm that is not then currently employed by any of the parties as the third Qualified Individual willing to act as an arbitrator of the claim, dispute or controversy in question (the "Third Arbitrator"). In the event that the two arbitrators initially selected are unable to agree on the Third Arbitrator within the second fifteen (15) day period referred to above, then, on the application of either party, the American Arbitration Association shall promptly select and appoint a present or former partner of a national accounting firm that is not currently employed by any of the parties as the Qualified Individual to act as the Third Arbitrator in accordance with the terms of the Arbitration Rules. The three arbitrators selected pursuant to this subsection (a) shall constitute the arbitration panel for the arbitration in question.

             (iii) The presentations of the EOP Limited Partners in the arbitration proceeding shall be commenced and completed within sixty
        (60) days after the selection of the arbitration panel pursuant to subsection (b) above, and the arbitration panel shall render its decision in writing within thirty (30) days after the completion of such presentations. Any decision concurred in by any two (2) of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required. If a decision concurred in by at least two (2) of the arbitrators is not rendered within such thirty (30) day period, then each of the parties shall select a new Qualified Individual willing to act as an arbitrator and a new arbitration proceeding shall commence in accordance with this Section 13.

             (iv) The arbitration panel shall have the discretion to include in its decision a direction that all or part of the attorneys' fees and costs of the prevailing party or parties and/or the costs of such arbitration be paid by any other party or parties. On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys' fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

             (v) The Third Arbitrator shall have the right in its discretion to authorize the obtaining of discovery, including the taking of depositions of witnesses for the purpose of discovery.

             (vi) At the request of any party, the arbitrators shall make and provide to the parties written findings of fact and conclusions of law.

             (vii) Notwithstanding anything to the contrary provided herein, the arbitrators shall have no authority to award punitive damages.

          (b) Binding Character. Any decision rendered by the arbitration panel pursuant to this Section 14 shall be final and binding on the parties thereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction sitting in the State of Delaware.

          (c) Exclusivity. Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in this
     Section 13 and the Partnership, the General Partner and the EOP Limited Partners stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal within respect to any such claim, controversy or dispute. The provisions of this Section 14 shall survive the dissolution of the Partnership. The General Partner and each EOP Limited Partner consents to the jurisdiction of any state or federal court of competent jurisdiction sitting in the State of Delaware to compel arbitration in accordance with the provisions of this Section 13.

          (d) No Alteration of Agreement. Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Partnership Agreement.

                                     E-9 - 25

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          EOP Operating Limited Partnership,
                                          a Delaware limited partnership

                                          By: Equity Office Properties Trust,
                                            a Maryland real estate
                                            investment trust

                                          Its: General Partner

                                              By:
                                              ----------------------------------
                                              ----------------------------------
                                              Its:
                                              ----------------------------------
                                              [Title]

                                     E-9 - 26

                 COUNTERPART EOP LIMITED PARTNER SIGNATURE PAGE
                         ATTACHED TO AND MADE A PART OF
                        THAT CERTAIN GUARANTY AGREEMENT
                       DATED AS OF

                                          --------------------------------------
                                            Print Name of EOP Limited Partner

                                          --------------------------------------
                                             Signature of EOP Limited Partner

                                     E-9 - 27

                                   SCHEDULE 1

                          List of EOP Limited Partners

                                     E-9 - 28

                                   SCHEDULE 2

                                 List of Notes

                                     E-9 - 29

                                   SCHEDULE 3

                List of EOP Limited Partners' Guaranteed Amounts

                                     E-9 - 30

                                                     SCHEDULE 8-2 TO EXHIBIT E-9

 FORM OF GUARANTY AGREEMENT -- FOR SECURED NONRECOURSE INDEBTEDNESS -- BETWEEN GUARANTEE PARTNERS, EQUITY OFFICE AND EOP PARTNERSHIP PURSUANT TO SECTION 3(a)
                                 OF EXHIBIT E-9

                               GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT ("Guarantee"), dated as of                     ,
2001, is made by those certain undersigned Persons identified on Schedule 1 attached hereto ("Guarantors"), in favor of [LENDER] ("Guaranteed Party").

     WHEREAS, [BORROWER] ("Maker"), is indebted to the Guaranteed Party in the sum of [LOAN], as evidenced by a certain Promissory Note dated [DATE] (the "Note"), which is secured by a Mortgage (the "Mortgage") on certain property of the Maker(the "Properties" and individually, a "Property").

     WHEREAS, the Guarantors desire to guarantee collection of a portion of the principal amount of the Note not in excess of [Guaranteed Amount] (the "Guaranteed Amount").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Guarantors agree as follows:

1. Guarantee

     A. The Guarantors hereby irrevocably and unconditionally guarantee the collection by the Guaranteed Party of, and hereby agree to pay to the Guaranteed Party upon demand (following (1) foreclosure of the Mortgage, exercise of the powers of sale thereunder and/or acceptance by the Guaranteed Party of a deed to a Property in lieu of foreclosures, and (2) the exhaustion of the exercise of any and all remedies available to the Guaranteed Party against Maker, including, without limitation, realizing upon the assets of Maker other than the Properties), an amount equal to the excess, if any, of the Guaranteed Amount over the Maker Proceeds (as hereinafter defined). The amounts payable by each Guarantor in respect of the guarantee obligations hereunder shall be in the same proportion as the amounts listed next to such Guarantor's name on Schedule 2 attached hereto bears to the Guaranteed Amount provided that, notwithstanding anything to the contrary contained in this Agreement, each Guarantor's obligation shall be limited to the amount(s) set forth on Schedule 2 next to such Guarantor's name. The Guarantors' obligations as set forth in this Paragraph 1.A. are hereinafter referred to as the "Guaranteed Obligations."

     B. For the purposes of this Guarantee, the term "Maker Proceeds" shall mean the aggregate of the Foreclosure Proceeds (as hereinafter defined) plus all amounts collected from the Maker or realized from the sale of assets of the Maker other than the Properties.

     C. For the purposes of this Guarantee, the term "Foreclosure Proceeds" shall have the applicable meaning set forth below with respect to a Property:

          1. If at least one bona fide third party unrelated to the Guaranteed Party (and including, without limitation, any of the Guarantors) bids for such Property at a sale thereof, conducted upon foreclosure of the related Mortgage or exercise of the power of sale thereunder, Foreclosure Proceeds shall mean the highest amount bid for such Property by the party that acquires title thereto (directly or through a nominee) at or pursuant to such sale. For the purposes of determining such highest bid, amounts bid for the Property by the Guaranteed Party shall be taken into account notwithstanding the fact that such bids may constitute credit bids which offset against the amount due to the Guaranteed Party under the Note.

          2. If there is no such unrelated third-party at such sale of the Property so that only bidder at such sale is the Guaranteed Party or its designee, the Foreclosure Proceeds shall be deemed to be fair market value (the "Fair Market Value") of the Property as of the date of the foreclosure sale, as such Fair Market Value shall be mutually agreed upon by the Guaranteed Party and the Guarantor or determined pursuant to subparagraph 1.D.

          3. If the Guaranteed Party receives and accepts a deed to the Property in lieu of foreclosure in partial satisfaction of Maker's obligations under the Note, the Foreclosure Proceeds shall be deemed to
                                     E-9 - 31
     be the Fair Market Value of such Property as of the date of delivery of the deed-in-lieu of foreclosure, as such Fair Market Value shall be mutually agreed upon by the Guaranteed Party and the Guarantor or determined pursuant to subparagraph 1.D.

     D. Fair Market Value of a Property shall be the price at which a willing seller not compelled to sell would sell such Property, and a willing buyer not compelled to buy would purchase the Property, free and clear of all mortgages but subject to all leases and reciprocal easement and operating agreements. If the Guaranteed Party and Guarantor are unable to agree upon the Fair Market Value of a Property in accordance with subparagraphs 1.C.2. or 3. above, as applicable, within twenty (20) days after the date of the foreclosure sale or the delivery of the deed-in-lieu of foreclosure, as applicable, relating to a Property, either party may have the Fair Market Value of a Property determined by appraisal by appointing an appraiser having the qualifications set forth below to determine the same and by notifying the other party of such appointment within twenty (20 days after the expiration of such twenty (20) day period. If the other party shall fail to notify the first party, within twenty (20) days after its receipt of notice of the appointment by the first party, of the appointment by the other party of an appraiser having the qualifications set forth below, the appraiser appointed by the first party shall alone make the determination of such Fair Market Value. Appraisers appointed by the parties shall be members of the Appraisal Institute (MAI) and shall have at least ten years' experience in the valuation of properties similar to the Property being valued in the greater metropolitan area in which such Property is located. If each party shall appoint an appraiser having the aforesaid qualifications and is such tow appraiser cannot, within thirty (30) days after the appointment of the second appraiser, agree upon the determination hereinabove required, then they shall select a third appraiser which third appraiser shall have the aforesaid qualifications, and if they fail so to do within forty (40) days after the appointment of the second appraiser they shall notify the parties hereto, and either party shall thereafter have the right, on notice to the other, to apply, for the appointment of a third appraiser to the chapter of the American Arbitration Association or its successor organization located in the metropolitan area in which the Property is located or to which the Property is proximate or if no such chapter is located in such metropolitan area, in the metropolitan area closest to the Property in which such a chapter is located. Each appraiser shall render its decision as to the Fair Market Value of the Property in question within thirty (30) days after the appointment of the third appraiser and shall furnish a copy thereof to the Guaranteed Party and Guarantor. The Fair Market Value of the Property shall then be calculated as the average of (i) the Fair Market Value determined by the third appraiser and (ii) whichever of the Fair Market Values determined by the first two appraisers is closer to the Fair Market Value determined by the third appraiser; provided, however, that if the Fair Market Value determined by the third appraiser is higher or lower than both Fair Market Values determined by the first two appraiser, such Fair Market Value determined by the third appraiser shall be disregarded and the Fair Market Value of the Property shall then be calculated as the average of the Fair Market Value determined by the first two appraisers. The Fair Market Value of a Property as so determined shall be binding and conclusive upon the Guaranteed Party and Guarantor. Each party shall bear the cost of its own appraiser and the cost of appointing, and the expenses of, the third appraiser shall be shared equally by the Guaranteed Party and Guarantor.

2. Waivers: Other Agreements.

     The Guaranteed Party is hereby authorized, without notice to demand upon Guarantors, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the enforceability of the obligations of the Guarantors hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to:

          (i) waive or otherwise consent to noncompliance with any provision of the Note or Mortgage, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations now or hereafter executed by Maker or any other person and delivered to the Guaranteed Party, except that Maker shall not extend the time for payment of the Guaranteed Obligations by Maker;

          (ii) accept partial payments on the Guaranteed Obligations by Maker;

                                     E-9 - 32

          (iii) receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations or for the payment of this Guarantee, or for the payment of any other guarantees of the Guaranteed Obligations, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, or otherwise alter or release any such additional security or collateral;

          (iv) apply any and all such security or collateral and direct the order or manner of sale thereof as the Guaranteed Party may determine in its sole discretion;

          (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any Mortgage or any other security or collateral for the Guaranteed Obligations or any other guarantee therefore, in any manner;

          (vi) add, release or substitute any one or more other guarantors, makers or endorsers of the Guaranteed Obligations and otherwise deal with Maker or any other guarantor as the Guaranteed Party may elect in its sole discretion; and

          (vii) apply any and all payments or recoveries from Maker, Guarantors or from any other guarantor of the Guaranteed Obligations, to such of the Guaranteed Obligations as the Guaranteed Party in its sole discretion may determine, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others.

3. Miscellaneous.

     A. This Guarantee is irrevocable as to any and all of the Guaranteed Obligations until the earliest date (the "Termination Date") that, as a result of a repayment, compromise or adjustment of a principal amount of the Note, the total principal amount outstanding under the Note is reduced by an amount equal to or greater than the Total Guaranty Amount, or if the Borrower incurs indebtedness senior to, or pari passu with the Note, provided that the obligations of the Guarantors hereunder shall continue after the Termination Date to the extent of any claims that are attributable fully and solely to an event or action that occurred before the Termination Date, and provided further that the EOP Operating Limited Partnership shall offer the Borrower a Guarantee Opportunity,(as defined in Exhibit E-9 of the Partnership Agreement) in replacement of the guarantee provided under this Guaranty Agreement to the extent required pursuant to Exhibit E-9.

     B. This Guarantee is binding on the Guarantors and their successors and assigns, and insures to the benefit of the Guaranteed Party.

     C. No delay on the part of the Guaranteed Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise or waiver by the Guaranteed Party of any right or remedy shall preclude any further exercise thereof, nor shall any modification or waiver of any of the provisions of this Guarantee be binding upon the Guaranteed Party, except as expressly set forth in a writing duly signed or delivered by the Guaranteed Party or on the Guaranteed Party's behalf by an authorized officer or agent of the Guaranteed Party. The Guaranteed Party's failure at any time or times hereafter to require strict performance by Maker, Guarantors or any other person of any of the provisions, warranties, terms and conditions contained in any security agreement, agreements, guarantee, instrument or document now or at any time or times hereafter executed by Maker or Guarantors or delivered to the Guaranteed Party shall not waive, affect or diminish any right of the Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Guaranteed Party, its agents, officers, or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of the Guaranteed Party and directed to Maker or Guarantors, or either of them (as the case may be) specifying such waiver. No waiver by the Guaranteed Party of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Guaranteed Party permitted hereunder shall in any way affect or impair the Guaranteed Party's rights or the obligations of Guarantors under this Guarantee.

     D. This Guarantee shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws (other than the conflicts of law provisions) of the State of [New York].

                                     E-9 - 33

     E. This Guarantee contains all the terms and conditions of the agreement between the Guaranteed Party and Guarantors. The terms and provisions of this Guarantee may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.

     F. Any notice shall be directed to the parties at the following addresses:

     If to Guarantors:

     If to the Guaranteed Party:

     G. Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the partnership agreement of the EOP Operating Limited Partnership, as such partnership agreement may be amended, modified, supplemented or restated from time to time (the "Partnership Agreement").

                                     E-9 - 34

                      COUNTERPART GUARANTOR SIGNATURE PAGE
                         ATTACHED TO AND MADE A PART OF
                        THAT CERTAIN GUARANTY AGREEMENT
                       DATED AS OF

     IN WITNESS WHEREOF, the undersigned has duly executed this Guarantee as of the date first above written.

                                          --------------------------------------
                                                 Print Name of Guarantor

                                          --------------------------------------
                                                  Signature of Guarantor

                                     E-9 - 35

                                  ATTACHMENT A

                           (SERIES A PREFERRED UNITS)


                In accordance with Sections 4.2.A and 4.2.D of the Partnership Agreement, set forth below are the terms and conditions of the Series A Preferred Units established and issued by the Partnership to the General Partner on December 19, 1997, in connection with the merger of Beacon Properties L.P. ("Beacon Partnership") with and into the Partnership (the "Beacon Partnership Merger"), in exchange for the then outstanding Series A Preferred Units of Beacon Partnership (all of which had been acquired by the General Partner as a result of the merger of Beacon Properties Corporation with and into the General Partner). All capitalized terms used in this Attachment and not otherwise defined shall have the meanings assigned in the Partnership Agreement.

                A. Designation and Number. A series of Partnership Units, designated as Series A Preferred Units, was established on December 19, 1997, on which date 8,000,0000 Series A Preferred Units were issued to the General Partner in the Beacon Partnership Merger.

                B. Rank. The Series A Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A Units, Class B Units and all Partnership Interests ranking junior to the Series A Preferred Units; (b) on a parity with the Series B Preferred Units, the Series C Preferred Units, the Series D Preferred Units, the Series E Preferred Units, the Series F Preferred Units and all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series A Preferred Units; and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series A Preferred Units.

                C.      Distributions.

                (i) Pursuant to Section 5.1 of the Partnership Agreement, holders of Series A Preferred Units shall be entitled to receive, out of Available Cash, cumulative preferential distributions of Available Cash at the rate of 8.98% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.245 per unit). Such distributions shall be cumulative from the last date on which any distributions were paid with respect to the Series A Preferred Units of Beacon Partnership for which the Series A Preferred Units were exchanged in connection with the Beacon Partnership Merger and shall be payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each a "Series A Preferred Unit

Distribution Payment Date"). Any distribution payable on the Series A Preferred Units for any partial distribution period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                (ii) No distributions on Series A Preferred Units shall be authorized or paid or set apart for payment at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

                (iii) Notwithstanding the foregoing, distributions with respect to the Series A Preferred Units will accrue whether or not the terms and provisions set forth in Section C.(ii) of this Attachment A at any time prohibit the current payment of distributions, whether or not there is sufficient Available Cash for such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of the Series A Preferred Unit Distribution Payment Date on which they first become payable.

                (iv) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series A Preferred Units, all distributions authorized upon the Series A Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series A Preferred Units shall be authorized pro rata so that the amount of distributions authorized per Partnership Unit of Series A Preferred Units and such other Partnership Interests shall in all cases bear to each other the same ratio that accrued distributions per Partnership Unit on the Series A Preferred Units and such other Partnership Interests (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such other Partnership Interests do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series A Preferred Units which may be in arrears.

                (v) Except as provided in Section C.(iv) of this Attachment A, unless full cumulative distributions on the Series A Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Partnership Interests ranking junior to the Series A Preferred Units as to distributions and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon the Class A Units, the Class B Units, or any other Partnership Interests ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation, nor shall any Class A Units,



                                 Attachment A-2

Class B Units, or any other Partnership Interests ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units or other Partnership Interests) by the Partnership (except by conversion into or exchange for Partnership Interests ranking junior to the Series A Preferred Units as to distributions and upon liquidation).

                (vi) Holders of the Series A Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Units in excess of full cumulative distributions on the Series A Preferred Units as described above. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series A Preferred Units which remains payable.

                D.      Allocations.

                Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among holders of Series A Preferred Units in accordance with Article VI of the Agreement.

                E.      Liquidation Preference.

                (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series A Preferred Units then outstanding are entitled to be paid out of the assets of the Partnership available for distribution to the Partners pursuant to
Section 13.2.A of the Agreement a liquidation preference of $25.00 per Series A Preferred Unit, plus an amount equal to any accrued and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Class A Units, Class B Units or any other Partnership Interests that rank junior to the Series A Preferred Units as to liquidation rights.

                (ii) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Preferred Units and the corresponding amounts payable on all other Partnership Interests ranking on a parity with the Series A Preferred Units in the distribution of assets, then such assets shall be allocated among the Series A Preferred Units, as a class, and each class or series of such other such Partnership Interests, as a class, in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                (iii) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership.



                                 Attachment A-3

                (iv) The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or entity or of any other partnership, corporation, trust or other entity with or into the Partnership or the sale, lease or conveyance of all or substantially all of, the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership for purposes of this Section E.

                F.      Redemption.

                In connection with a redemption by the General Partner of any or all of the Series A Preferred Shares of the General Partner, the Partnership shall provide cash to the General Partner for such purpose which shall be equal to redemption price of the Series A Preferred Shares to be redeemed and one Series A Preferred Unit shall be canceled with respect to each Series A Preferred Share so redeemed. From and after the date in which the Series A Preferred Shares are redeemed, any Series A Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series A Preferred Units shall cease.




                                 Attachment A-4

                                  ATTACHMENT B

                           (SERIES B PREFERRED UNITS)


                In accordance with Sections 4.2.A and 4.2.D of the Agreement, set forth below are the terms and conditions of the Series B Preferred Units established and issued by the Partnership on February 19, 1998, in connection with the issuance of Series B Preferred Shares by the General Partner. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

                A. Designation and Number. A series of Partnership Units, designated as Series B Preferred Units was established on February 19, 1998, on which date 6,000,000 Series B Preferred Units were issued to the General Partner.

                B. Rank. The Series B Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, rank (a) senior to the Class A Units, Class B Units and all Partnership Interests ranking junior to the Series B Preferred Units; (b) on a parity with the Series A Preferred Units, the Series C Preferred Units, the Series D Preferred Units, the Series E Preferred Units, the Series F Preferred Units, and all other Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series B Preferred Units; and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series B Preferred Units.

                C.      Distributions.

                (i) Pursuant to Section 5.1 of the Agreement, holders of Series B Preferred Units shall be entitled to receive, out of Available Cash, cumulative preferential cash distributions at the rate of 5.25% of the $50.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.625 per unit). Distributions (which term as used herein shall include liquidated damages, if any, payable pursuant to Section C.(vi) of this Attachment B) on the Series B Preferred Units shall be payable quarterly and be cumulative from the fifteenth day of each February, May, August and November or, if not a business day, the next succeeding business day (each, a "Series B Preferred Unit Distribution Payment Date"). Any distribution (including the initial distribution) payable on the Series B Preferred Units for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

                (ii) No distribution on the Series B Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the

Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Units which may be in arrears.

                Notwithstanding the foregoing, distributions with respect to the Series B Preferred Units shall accumulate whether or not any of the foregoing restrictions exist, whether or not there is sufficient Available Cash for the payment thereof and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series B Preferred Units shall not bear interest and holders of the Series B Preferred Units shall not be entitled to any distributions in excess of full cumulative distributions. Any distribution payment made on the Series B Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such units which remains payable.

                (iii) Except as provided in Section C.(iv) of this Attachment B, if any Series B Preferred Units are outstanding, no distributions (other than in Partnership Interests ranking junior to the Series B Preferred Units as to distributions and upon liquidation, dissolution or winding up of the affairs of the Partnership) shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon the Class A Units, the Class B Units, or any other Partnership Interests ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation, dissolution or winding up of the affairs of the Partnership for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Units for all past distribution periods and the then current distribution period, nor shall any Class A Units, Class B Units, or any other Partnership Interests ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation, dissolution or winding up of the affairs of the Partnership, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Partnership Interests) by the Partnership (except by conversion into or exchange for Partnership Interests ranking junior to the Series B Preferred Units as to distributions and upon liquidation, dissolution or winding up of the affairs of the Partnership).

                (iv) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series B Preferred Units, all distributions declared upon the Series B Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series B Preferred Units shall be declared pro rata so that the amount of



                                 Attachment B-2
distributions declared per unit of Series B Preferred Units and such other Partnership Interests shall in all cases bear to each other the same ratio that accumulated distributions per unit on the Series B Preferred Units and such other Partnership Interests (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other Partnership Interests do not have a cumulative distribution) bear to each other.

                (v) Holders of Series B Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Interests, in excess of full cumulative distributions on the Series B Preferred Units as described above. Accumulated but unpaid distributions on the Series B Preferred Units will accumulate as of the Series B Preferred Unit Distribution Payment Date on which they first become payable.

                (vi) If the General Partner fails to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement dated February 19, 1998 between the General Partner and Lehman Brothers Inc. (the "Registration Rights Agreement"), liquidated damages shall accumulate on the $50.00 liquidation preference of the Series B Preferred Units at a rate of 0.25% per annum (equivalent to a fixed annual amount of $0.125 per unit) with respect to the first quarter immediately following such failure and at a rate of 0.50% per annum (equivalent to a fixed annual amount of $0.25 per unit) with respect to the second quarter and all subsequent quarters following such failure ("Liquidated Damages").

                D.      Allocations.

                Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among holders of Series B Preferred Units in accordance with Article VI of the Agreement.

                E.      Liquidation Preference.

                (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of the Series B Preferred Units shall be entitled to receive out of the assets of the Partnership available for distribution to the Partners pursuant to
Section 13.2.A of the Agreement a liquidation preference of $50.00 per Series B Preferred Unit, plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Class A Units, Class B Units or any other Partnership Interests that rank junior to the Series B Preferred Units as to liquidation rights.

                (ii) If upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the assets of the Partnership are insufficient to make such full payment to holders of the Series B Preferred Units and the corresponding amounts payable on all other Partnership Interests ranking on a parity with the Series B Preferred Units in the distribution



                                 Attachment B-3
of assets, then the holders of such Partnership Interests shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                (iii) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Units shall have no right or claim to any of the remaining assets of the Partnership.

                (iv) None of a consolidation or merger of the Partnership with or into another entity, merger of another entity with or into the Partnership, a statutory unit exchange by the Partnership or a sale, lease or conveyance of all or substantially all of the Partnership's property or business shall be considered a liquidation, dissolution or winding up of the affairs of the Partnership.

                F.      Redemption.

                In connection with redemption by the General Partner of any of its Series B Preferred Shares in accordance with the provisions of the Articles Supplementary to the Declaration of Trust filed with the State Department of Assessments and Taxation of Maryland on February 19, 1998, establishing the Series B Preferred Shares (the "Articles Supplementary"), the Partnership shall provide cash to the General Partner for such purpose which shall be equal to the redemption price (as set forth in the Articles Supplementary) and one Series B Preferred Unit shall be canceled with respect to each Series B Preferred Share so redeemed by the General Partner. From and after the Series B Preferred Share Redemption Date (as defined in the Articles Supplementary), any Series B Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series B Preferred Units shall cease.

                G.      Conversion.

                In connection with conversion into Shares of any Series B Preferred Shares in accordance with the provisions of the Articles Supplementary, the Partnership shall (i) issue to the General Partner a number of Class A Units equal to the number of Shares issued by the General Partner upon such conversion; and (ii) provide cash to the General Partner, if necessary, in an amount equal to the amount of cash paid by the General Partner upon conversion of any Series B Preferred Shares which would otherwise result in the issuance of fractional Shares. One Series B Preferred Unit, or any fraction thereof, shall be canceled with respect to each Series B Preferred Share, or any fraction thereof, so converted, and from and after such conversion, any Series B Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series B Preferred Units shall cease.



                                 Attachment B-4

                                  ATTACHMENT C

                           (SERIES C PREFERRED UNITS)

                In accordance with Sections 4.2.A and 4.2.D of the Agreement, set forth below are the terms and conditions of the Series C Preferred Units established and issued by the Partnership on December 14, 1998, in connection with issuance of Series C Preferred Shares by the General Partner. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

                A. Designation and Number. A series of Partnership Units, designated as Series C Preferred Units was established on December 14, 1998, on which date 4,600,000 Series C Preferred Units were issued to the General Partner.

                B. Rank. The Series C Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A, Units, Class B Units and all Partnership Interests ranking junior to the Series C Preferred Units; (b) on a parity with the Series A Preferred Units, the Series B Preferred Units, the Series D Preferred Units, the Series E Preferred Units, the Series F Preferred Units, and all other Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series C Preferred Units; and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series C Preferred Units.

                C.      Distributions.

                (i) Pursuant to Section 5.1 of the Agreement, holders of Series C Preferred Units shall be entitled to receive, out of Available Cash, cumulative preferential distributions of Available Cash at the rate of 8 5/8% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.15625 per unit). Such distributions shall accumulate on a daily basis and be cumulative from the date of original issuance (December 8, 1998) and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each a "Series C Preferred Unit Distribution Payment Date"), commencing March 15, 1999. Any distribution payable on the Series C Preferred Units for any partial distribution period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                (ii) No distributions on Series C Preferred Units shall be authorized or paid or set apart for payment at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

                (iii) Notwithstanding the foregoing, distributions with respect to the Series C Preferred Units will accumulate whether or not the terms and provisions set forth in Section C.(ii) of this Attachment C at any time prohibit the current payment of distributions, whether or not there is sufficient Available Cash for such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series C Preferred Units will accumulate as of the Series C Preferred Unit Distribution Payment Date on which they first become payable.

                (iv) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series C Preferred Units, all distributions authorized upon the Series C Preferred Units and any other Partnership Interests ranking on a parity as to distributions with the Series C Preferred Units shall be authorized pro rata so that the amount of distributions authorized per Partnership Unit of Series C Preferred Units and such other Partnership Interests shall in all cases bear to each other the same ratio that accumulated distributions per Partnership Unit on the Series C Preferred Units and such other Partnership Interests (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other Partnership Interests do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series C Preferred Units which may be in arrears.

                (v) Except as provided in Section C.(iv) of this Attachment C, unless full cumulative distributions on the Series C Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Partnership Interests ranking junior to the Series C Preferred Units as to distributions and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon the Class A Units, the Class B Units, or any other Partnership Interests ranking junior to or on a parity with the Series C Preferred Units as to distributions or upon liquidation, nor shall any Class A Units, Class B Units, or any other Partnership Interests ranking junior to or on a parity with the Series C Preferred Shares as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units or other Partnership Interests) by the Partnership (except by conversion into or exchange for Partnership Interests ranking junior to the Series C Preferred Units as to distributions and upon liquidation).



                                 Attachment C-2

                (vi) Holders of the Series C Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Units in excess of full cumulative distributions on the Series C Preferred Units as described above. Any distribution payment made on the Series C Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such Series C Preferred Units which remains payable.

                D.      Allocations.

                Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among holders of Series C Preferred Units in accordance with Article VI of the Agreement.

                E.      Liquidation Preference.

                (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series C Preferred Units then outstanding are entitled to be paid out of the assets of the Partnership available for distribution to the Partners pursuant to
Section 13.2.A of the Agreement a liquidation preference of $25.00 per Series C Preferred Unit, plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Class A Units, Class B Units or any other Partnership Interests that rank junior to the Series C Preferred Units as to liquidation rights.

                (ii) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series C Preferred Units and the corresponding amounts payable on all other Partnership Interests ranking on a parity with the Series C Preferred Units in the distribution of assets, then such assets shall be allocated among the Series C Preferred Units, as a class, and each class or series of such other such Partnership Interests, as a class, in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                (iii) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

                (iv) The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or entity or of any other partnership, corporation, trust or other entity with or into the Partnership or the sale, lease or conveyance of all or substantially all of, the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership for purposes of this Section E.



                                 Attachment C-3

                F.      Redemption.

                In connection with a redemption by the General Partner of any or all of the Series C Preferred Shares, the Partnership shall provide cash to the General Partner for such purpose which shall be equal to redemption price of the Series C Preferred Shares to be redeemed and one Series C Preferred Unit shall be canceled with respect to each Series C Preferred Share so redeemed. From and after the date in which the Series C Preferred Shares are redeemed, the Series C Preferred Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series C Preferred Units shall cease.



                                 Attachment C-4

                                  ATTACHMENT D

                           (SERIES D PREFERRED UNITS)


                In accordance with Sections 4.2.A and 4.2.D of the Agreement, set forth below are the terms and conditions of the Series D Preferred Units hereby established that will be issued by the Partnership to Spieker on July 2, 2001, in connection with the merger of Spieker Properties, L.P. ("Spieker Partnership") with and into the Partnership (the "Spieker Partnership Merger"), in exchange for the then outstanding Series B Preferred Interest of Spieker Partnership (all of which will be acquired by the General Partner in the merger of Spieker Properties, Inc. with and into General Partner (the "REIT Merger") immediately following the Spieker Partnership Merger). All capitalized terms used in this Attachment D and not otherwise defined shall have the meanings assigned in the Agreement.

                A. Designation and Number. A series of Partnership Units, designated as Series D Cumulative Redeemable Preferred Units (the "Series D Preferred Units"), is hereby established. The number of Series D Preferred Units shall be 4,250,000.

                B. Rank. The Series D Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A Units, Class B Units and all Partnership Interests ranking junior to the Series D Preferred Units; (b) on a parity with the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, Series E Preferred Units, Series F Preferred Units, and all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series D Preferred Units (each referred to as "Parity Preferred Units"); and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series D Preferred Units.

                C.      Distributions.

                (a) Subject to the rights of series of Preferred Units which may from time to time come into existence, the holders of Series D Preferred Units shall be entitled to receive distributions, when, as and if required pursuant to the Agreement, of Available Cash, prior and in preference to any distribution with respect to Class A Units or Class B Units, at the rate of $2.3625 per Series D Preferred Unit per annum. Such distributions shall be cumulative from the last date on which any distributions were paid with respect to Series B Cumulative Redeemable Preferred Interest of Spieker Partnership for which Series D Preferred Units were exchanged in connection with the merger of Spieker Partnership with and into the Partnership and shall be payable quarterly in arrears on the last day of March, June, September and December or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date"). Any distribution payable on Series D Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to Series D Preferred Unitholders at the close of business on the Partnership Record Date, which shall be on such date designated by the General Partner for the payment of distributions (each, a "Distribution Record Date").

                (b) Distributions on Series D Preferred Units will accrue whether or not the Partnership has Available Cash, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series D Preferred Units which may be in arrears. Holders of the Series D Preferred Units will not be entitled to distributions in excess of the full cumulative distributions as described above.

                (c) If any Series D Preferred Units are outstanding, no distributions shall be declared or paid or set apart for payment on any Partnership Unit, as to distributions, on a parity with or junior to Series D Preferred Units for any period unless full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments on Series D Preferred Units for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series D Preferred Units and the Partnership Units ranking on parity as to distributions with Series D Preferred Units, all distributions declared upon Series D Preferred Units and any other series of Partnership Units having parity as to distributions with Series D Preferred Units shall be declared pro rata so that the amount of distributions declared per Series D Preferred Units and such other Partnership Units shall in all cases bear to each other the same ratio that accrued distributions per share on Series D Preferred Units and such other Partnership Units bear to each other.

                (d) Except as provided in Section 3(c), unless full cumulative distributions on Series D Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Class A Units or other Partnership Units ranking junior to Series D Preferred Units as to distributions and amounts upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Class A Units, Class B Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series E Preferred Units and Series F Preferred Units or any other Partnership Units ranking junior to or on a parity with Series D Preferred Units as to distributions or upon liquidation, nor shall any Class A Units, Class B Units, Series A Preferred Units, Series B Preferred



                                 Attachment D-2

Units, Series C Preferred Units, Series E Preferred Units and Series F Preferred Units, or any other Partnership Units ranking junior to or on a parity with Series D Preferred Units as to distributions or amounts upon liquidation be redeemed by the Partnership (except by conversion into or exchange for other Partnership Units ranking junior to Series D Preferred Units as to distributions and amounts upon liquidation).

                (e) Any distribution payment made on Series D Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series D Preferred Units which remains payable.

                D.      Allocations.

                Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among the holders of Series D Preferred Units in accordance with Article VI of the Agreement.

                E.      Liquidation Preference.

                (a) Subject to the rights of series of Preferred Units which may from time to time come into existence, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, then, before any distribution or payment shall be made to the holders of any Class A Units, Class B Units, or any other class or series of Partnership ranking junior to Series D Preferred Units in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series D Preferred Units shall be entitled to receive out of assets of the Partnership legally available for distribution to limited partners, liquidation distributions in the amount of the liquidation preference of $25.00 per share, plus an amount equal to all distributions accrued and unpaid thereon. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Units will have no right or claim to any of the remaining assets of the Partnership. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the available assets of the Partnership are insufficient to pay the amount of the liquidation distributions on all outstanding Series D Preferred Units and the corresponding amounts payable on all Partnership Units ranking on a parity with Series D Preferred Units in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership ("Parity Units"), then the holders of Series D Preferred Units and Parity Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                (b) For the purposes hereof, neither a consolidation or merger of the Partnership with or into any other partnership, limited liability company, corporation or any other entity, nor a merger of any other partnership, limited liability company, corporation or any other entity with or into the Partnership, nor a



                                 Attachment D-3
sale or transfer of all or any part of the Partnership assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Partnership.

                F.      Redemption

                (a) Series D Preferred Units are not redeemable prior to December 11, 2000. On and after December 11, 2000, the General Partner may redeem outstanding Series D Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per unit, plus an amount equal to all distributions accrued and unpaid thereon to the date fixed for redemption, without interest. The redemption price of Series D Preferred Units (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of proceeds (without giving effect to any temporary use of such proceeds) from the contributions with respect to other Partnership Units, which may include Class A Units, Class B Units, Preferred Units, or other ownership interests in the Partnership however designated (other than debt securities converted into or exchangeable for Partnership Units), and any rights, warrants or options to purchase any thereof. If fewer than all of the outstanding Series D Preferred Units are to be redeemed, the number of units to be redeemed will be determined by the General Partner and such units may be redeemed pro rata from the holders of such units in proportion to the number of such units held by such holders (with adjustments to avoid redemption of fractional units) or by lot in a manner determined by the General Partner.

                (b) Unless full cumulative distributions on all Series D Preferred Units and Parity Units shall have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series D Preferred Units or Parity Units shall be redeemed unless all outstanding Series D Preferred Units and Parity Units are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series D Preferred Units or Parity Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Units or Parity Units, as the case may be. Furthermore, unless full cumulative distributions on all outstanding Series D Preferred Units and Parity Units have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Partnership shall not purchase or otherwise acquire directly or indirectly any Series D Preferred Units or Parity Units (except by conversion into or exchange for Partnership Units ranking junior to Series D Preferred Units and Parity Units as to distributions and amounts upon liquidation).

                (c) The General Partner shall, in its sole discretion, determine the form and content of a notice of redemption. If notice of redemption of any Series D Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of Series D Preferred Units so called for redemption, then from and after the redemption date,



                                 Attachment D-4
distributions will cease to accrue on such Series D Preferred Units, such Series D Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price.

                (d) The holders of Series D Preferred Units at the close of business on a Distribution Record Date will be entitled to receive the distribution payable with respect to such Series D Preferred Units on the corresponding Distribution Payment Date notwithstanding the redemption thereof between such Distribution Record Date and the corresponding Distribution Payment Date or the Partnership's default in the payment of the distribution due. Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Units which have been called for redemption.

                F.      Status of Redeemed Series D Preferred Units.

                In the event any Series D Preferred Units shall be redeemed pursuant hereto, the units so redeemed shall revert to the status of authorized but unissued Preferred Units available for future issuance and reclassification by the General Partner.

                G.      Value.

                For purposes of the definition of Deemed Value of Partnership Interest, the Value on any date of the Series D Preferred Units shall be the Liquidation Preference of such Series D Preferred Unit.

                H.      Voting Rights.

                The holders of Series D Preferred Units shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware.



                                 Attachment D-5

                                  ATTACHMENT E

                           (SERIES E PREFERRED UNITS)


                In accordance with Sections 4.2.A and 4.2.D of the Agreement, set forth below are the terms and conditions of the Series E Preferred Units hereby established that will be issued by the Partnership to Spieker on July 2, 2001, in connection with the merger of Spieker Properties, L.P. ("Spieker Partnership") with and into the Partnership (the "Spieker Partnership Merger"), in exchange for the then outstanding Series C Preferred Interest of Spieker Partnership (all of which will be acquired by the General Partner in the merger of Spieker Properties, Inc. with and into General Partner (the "REIT Merger") immediately following the Spieker Partnership Merger). All capitalized terms used in this Attachment E and not otherwise defined shall have the meanings assigned in the Agreement.

                A. Designation and Number. A series of Partnership Units, designated as Series E Cumulative Redeemable Preferred Units (the "Series E Preferred Units"), is hereby established. The number of Series E Preferred Units shall be 6,000,000.

                B. Rank. The Series E Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A Units, Class B Units and all Partnership Interests ranking junior to the Series E Preferred Units; (b) on a parity with the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, Series D Preferred Units, Series F Preferred Units, and all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series E Preferred Units (each referred to as "Parity Preferred Units"); and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series E Preferred Units.

                C.      Distributions.

                (a) Subject to the rights of series of Preferred Units which may from time to time come into existence, the holders of Series E Preferred Units shall be entitled to receive distributions, when, as and if required pursuant to the Agreement, of Available Cash, prior and in preference to any distribution with respect to Class A Units or Class B Units, at the rate of $1.96875 per Series E Preferred Unit per annum. Such distributions shall be cumulative from the last date on which any distributions were paid with respect to Series C Cumulative Redeemable Preferred Interest of Spieker Partnership for which Series E Preferred Units were exchanged in connection with the merger of Spieker Partnership with and into the Partnership and shall be payable quarterly in arrears on the last day of January, April, July and October or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date"). Any distribution payable on Series E Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to Series E Preferred Unitholders at the close of business on the Partnership Record Date, which shall be on such date designated by the General Partner for the payment of distributions (each, a "Distribution Record Date").

                (b) Distributions on Series E Preferred Units will accrue whether or not the Partnership has Available Cash, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series E Preferred Units which may be in arrears. Holders of the Series E Preferred Units will not be entitled to distributions in excess of the full cumulative distributions as described above.

                (c) If any Series E Preferred Units are outstanding, no distributions shall be declared or paid or set apart for payment on any Partnership Unit, as to distributions, on a parity with or junior to Series E Preferred Units for any period unless full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments on Series E Preferred Units for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series E Preferred Units and the Partnership Units ranking on parity as to distributions with Series E Preferred Units, all distributions declared upon Series E Preferred Units and any other series of Partnership Units parity as to distributions with Series E Preferred Units shall be declared pro rata so that the amount of distributions declared per Series E Preferred Units and such other Partnership Units shall in all cases bear to each other the same ratio that accrued distributions per share on Series E Preferred Units and such other Partnership Units bear to each other.

                (d) Except as provided in Section 3(c), unless full cumulative distributions on Series E Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Class A Units or other Partnership Units ranking junior to Series E Preferred Units as to distributions and amounts upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Class A Units, Class B Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units and Series F Preferred Units or any other Partnership Units ranking junior to or on a parity with Series E Preferred Units as to distributions or upon liquidation, nor shall any Class A Units, Class B Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units and Series F Preferred



                                 Attachment E-2

Units, or any other Partnership Units ranking junior to or on a parity with Series E Preferred Units as to distributions or amounts upon liquidation be redeemed by the Partnership (except by conversion into or exchange for other Partnership Units ranking junior to Series E Preferred Units as to distributions and amounts upon liquidation).

                (e) Any distribution payment made on Series E Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series E Preferred Units which remains payable.

                F.      Allocations.

                Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among the holders of Series E Preferred Units in accordance with Article VI of the Agreement.

                G.      Liquidation Preference.

                (a) Subject to the rights of series of Preferred Units which may from time to time come into existence, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, then, before any distribution or payment shall be made to the holders of any Class A Units, Class B Units, or any other class or series of Partnership ranking junior to Series E Preferred Units in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series E Preferred Units shall be entitled to receive out of assets of the Partnership legally available for distribution to limited partners, liquidation distributions in the amount of the liquidation preference of $25.00 per share, plus an amount equal to all distributions accrued and unpaid thereon. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Units will have no right or claim to any of the remaining assets of the Partnership. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the available assets of the Partnership are insufficient to pay the amount of the liquidation distributions on all outstanding Series E Preferred Units and the corresponding amounts payable on all Partnership Units ranking on a parity with Series E Preferred Units in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership ("Parity Units"), then the holders of Series E Preferred Units and Parity Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                (b) For the purposes hereof, neither a consolidation or merger of the Partnership with or into any other partnership, limited liability company, corporation or any other entity, nor a merger of any other partnership, limited liability company, corporation or any other entity with or into the Partnership, nor a sale or transfer of all or any part of the Partnership assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Partnership.



                                 Attachment E-3

                F.      Redemption

                (a) Series E Preferred Units are not redeemable prior to October 10, 2002. On and after October 10, 2002, the General Partner may redeem outstanding Series E Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per unit, plus an amount equal to all distributions accrued and unpaid thereon to the date fixed for redemption, without interest. The redemption price of Series E Preferred Units (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of proceeds (without giving effect to any temporary use of such proceeds) from the contributions with respect to other Partnership Units, which may include Class A Units, Class B Units, Preferred Units, or other ownership interests in the Partnership however designated (other than debt securities converted into or exchangeable for Partnership Units), and any rights, warrants or options to purchase any thereof. If fewer than all of the outstanding Series E Preferred Units are to be redeemed, the number of units to be redeemed will be determined by the General Partner and such units may be redeemed pro rata from the holders of such units in proportion to the number of such units held by such holders (with adjustments to avoid redemption of fractional units) or by lot in a manner determined by the General Partner.

                (b) Unless full cumulative distributions on all Series E Preferred Units and Parity Units shall have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series E Preferred Units or Parity Units shall be redeemed unless all outstanding Series E Preferred Units and Parity Units are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series E Preferred Units or Parity Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series E Preferred Units or Parity Units, as the case may be. Furthermore, unless full cumulative distributions on all outstanding Series E Preferred Units and Parity Units have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Partnership shall not purchase or otherwise acquire directly or indirectly any Series E Preferred Units or Parity Units (except by conversion into or exchange for Partnership Units ranking junior to Series E Preferred Units and Parity Units as to distributions and amounts upon liquidation).

                (c) The General Partner shall, in its sole discretion, determine the form and content of a notice of redemption. If notice of redemption of any Series E Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of Series E Preferred Units so called for redemption, then from and after the redemption date, distributions will cease to accrue on such Series E Preferred Units, such Series E Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price.



                                 Attachment E-4

                (d) The holders of Series E Preferred Units at the close of business on a Distribution Record Date will be entitled to receive the distribution payable with respect to such Series E Preferred Units on the corresponding Distribution Payment Date notwithstanding the redemption thereof between such Distribution Record Date and the corresponding Distribution Payment Date or the Partnership's default in the payment of the distribution due. Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series E Preferred Units which have been called for redemption.

                F.      Status of Redeemed Series E Preferred Units.

                In the event any Series E Preferred Units shall be redeemed pursuant hereto, the units so redeemed shall revert to the status of authorized but unissued Preferred Units available for future issuance and reclassification by the General Partner.

                G.      Value.

                For purposes of the definition of Deemed Value of Partnership Interest, the Value on any date of the Series E Preferred Units shall be the Liquidation Preference of such Series E Preferred Unit.

                H.      Voting Rights.

                The holders of Series E Preferred Units shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware.



                                 Attachment E-5

                                  ATTACHMENT F

                           (SERIES F PREFERRED UNITS)


                In accordance with Sections 4.2.A and 4.2.D of the Agreement, set forth below are the terms and conditions of the Series F Preferred Units hereby established that will be issued by the Partnership to Spieker on July 2, 2001, in connection with the merger of Spieker Properties, L.P. ("Spieker Partnership") with and into the Partnership (the "Spieker Partnership Merger"), in exchange for the then outstanding Series E Preferred Interest of Spieker Partnership (all of which will be acquired by the General Partner in the merger of Spieker Properties, Inc. with and into General Partner (the "REIT Merger") immediately following the Spieker Partnership Merger). All capitalized terms used in this Attachment F and not otherwise defined shall have the meanings assigned in the Agreement.

                A. Designation and Number. A series of Partnership Units, designated as Series F Cumulative Redeemable Preferred Units (the "Series F Preferred Units"), is hereby established. The number of Series F Preferred Units shall be 4,000,000.

                B. Rank. The Series F Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A Units, Class B Units and all Partnership Interests ranking junior to the Series F Preferred Units; (b) on a parity with the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, and all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series F Preferred Units (each referred to as "Parity Preferred Units"); and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series F Preferred Units.

                C.      Distributions.

                (a) Subject to the rights of series of Preferred Units which may from time to time come into existence, the holders of Series F Preferred Units shall be entitled to receive distributions, when, as and if required pursuant to the Agreement, of Available Cash, prior and in preference to any distribution with respect to Class A Units or Class B Units, at the rate of $2.00 per Series F Preferred Unit per annum. Such distributions shall be cumulative from the last date on which any distributions were paid with respect to Series E Cumulative Redeemable Preferred Interest of Spieker Partnership for which Series F Preferred Units were exchanged in connection with the merger of Spieker Partnership with and into the

Partnership and shall be payable quarterly in arrears on the last day of March, June, September, and December or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date"). Any distribution payable on Series F Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to Series F Preferred Unitholders at the close of business on the Partnership Record Date, which shall be on such date designated by the General Partner for the payment of distributions (each, a "Distribution Record Date").

                (b) Distributions on Series F Preferred Units will accrue whether or not the Partnership has Available Cash, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series F Preferred Units which may be in arrears. Holders of the Series F Preferred Units will not be entitled to distributions in excess of the full cumulative distributions as described above.

                (c) If any Series F Preferred Units are outstanding, no distributions shall be declared or paid or set apart for payment on any Partnership Unit, as to distributions, on a parity with or junior to Series F Preferred Units for any period unless full cumulative distributions have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments on Series F Preferred Units for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series F Preferred Units and the Partnership Units ranking on parity as to distributions with Series F Preferred Units, all distributions declared upon Series F Preferred Units and any other series of Partnership Units parity as to distributions with Series F Preferred Units shall be declared pro rata so that the amount of distributions declared per Series F Preferred Units and such other Partnership Units shall in all cases bear to each other the same ratio that accrued distributions per share on Series F Preferred Units and such other Partnership Units bear to each other.

                (d) Except as provided in Section 3(c), unless full cumulative distributions on Series F Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Class A Units or other Partnership Units ranking junior to Series F Preferred Units as to distributions and amounts upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Class A Units, Class B Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units and Series E Preferred Units or any other Partnership Units ranking junior to or on a parity with Series F Preferred Units as to distributions or upon liquidation, nor shall any Class A Units, Class B Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units and Series E Preferred



                                 Attachment F-2

Units, or any other Partnership Units ranking junior to or on a parity with Series F Preferred Units as to distributions or amounts upon liquidation be redeemed by the Partnership (except by conversion into or exchange for other Partnership Units ranking junior to Series F Preferred Units as to distributions and amounts upon liquidation).

                (e) Any distribution payment made on Series F Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series F Preferred Units which remains payable.

                H.      Allocations.

                Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among the holders of Series F Preferred Units in accordance with Article VI of the Agreement.

                I.      Liquidation Preference.

                (a) Subject to the rights of series of Preferred Units which may from time to time come into existence, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, then, before any distribution or payment shall be made to the holders of any Class A Units, Class B Units, or any other class or series of Partnership ranking junior to Series F Preferred Units in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series F Preferred Units shall be entitled to receive out of assets of the Partnership legally available for distribution to limited partners, liquidation distributions in the amount of the liquidation preference of $25.00 per share, plus an amount equal to all distributions accrued and unpaid thereon. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Units will have no right or claim to any of the remaining assets of the Partnership. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the available assets of the Partnership are insufficient to pay the amount of the liquidation distributions on all outstanding Series F Preferred Units and the corresponding amounts payable on all Partnership Units ranking on a parity with Series F Preferred Units in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Partnership ("Parity Units"), then the holders of Series F Preferred Units and Parity Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                (b) For the purposes hereof, neither a consolidation or merger of the Partnership with or into any other partnership, limited liability company, corporation or any other entity, nor a merger of any other partnership, limited liability company, corporation or any other entity with or into the Partnership, nor a sale or transfer of all or any part of the Partnership assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Partnership.



                                 Attachment F-3

                F.      Redemption

                (a) Series F Preferred Units are not redeemable prior to June 4, 2003. On and after June 4, 2003, the General Partner may redeem outstanding Series F Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per unit, plus an amount equal to all distributions accrued and unpaid thereon to the date fixed for redemption, without interest. The redemption price of Series F Preferred Units (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of proceeds (without giving effect to any temporary use of such proceeds) from the contributions with respect to other Partnership Units, which may include Class A Units, Class B Units, Preferred Units, or other ownership interests in the Partnership however designated (other than debt securities converted into or exchangeable for Partnership Units), and any rights, warrants or options to purchase any thereof. If fewer than all of the outstanding Series F Preferred Units are to be redeemed, the number of units to be redeemed will be determined by the General Partner and such units may be redeemed pro rata from the holders of such units in proportion to the number of such units held by such holders (with adjustments to avoid redemption of fractional units) or by lot in a manner determined by the General Partner.

                (b) Unless full cumulative distributions on all Series F Preferred Units and Parity Units shall have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series F Preferred Units or Parity Units shall be redeemed unless all outstanding Series F Preferred Units and Parity Units are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series F Preferred Units or Parity Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series F Preferred Units or Parity Units, as the case may be. Furthermore, unless full cumulative distributions on all outstanding Series F Preferred Units and Parity Units have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Partnership shall not purchase or otherwise acquire directly or indirectly any Series F Preferred Units or Parity Units (except by conversion into or exchange for Partnership Units ranking junior to Series F Preferred Units and Parity Units as to distributions and amounts upon liquidation).

                (c) The General Partner shall, in its sole discretion, determine the form and content of a notice of redemption. If notice of redemption of any Series F Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of Series F Preferred Units so called for redemption, then from and after the redemption date, distributions will cease to accrue on such Series F Preferred Units, such Series F Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price.



                                 Attachment F-4

                (d) The holders of Series F Preferred Units at the close of business on a Distribution Record Date will be entitled to receive the distribution payable with respect to such Series F Preferred Units on the corresponding Distribution Payment Date notwithstanding the redemption thereof between such Distribution Record Date and the corresponding Distribution Payment Date or the Partnership's default in the payment of the distribution due. Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series F Preferred Units which have been called for redemption.

                F.      Status of Redeemed Series F Preferred Units.

                In the event any Series F Preferred Units shall be redeemed pursuant hereto, the units so redeemed shall revert to the status of authorized but unissued Preferred Units available for future issuance and reclassification by the General Partner.

                G.      Value.

                For purposes of the definition of Deemed Value of Partnership Interest, the Value on any date of the Series F Preferred Units shall be the Liquidation Preference of such Series F Preferred Unit.

                H.      Voting Rights.

                The holders of Series F Preferred Units shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware.



                                 Attachment F-5